Execution Version ………………………………………… TENTH AMENDMENT dated as of November 21, 2025 among LPL FINANCIAL HOLDINGS INC., as Holdings, LPL HOLDINGS, INC., as Borrower, ………………………………………… THE LENDERS PARTY HERETO, JPMORGAN CHASE BANK, N.A., as Administrative Agent, TRUIST SECURITIES, INC., JPMORGAN CHASE BANK, N.A., U.S. BANK NATIONAL ASSOCIATION, CITIZENS BANK, N.A., and BANK OF AMERICA, N.A. as Joint Lead Arrangers and Joint Bookrunners,

TENTH AMENDMENT This TENTH AMENDMENT (this “Agreement”), dated as of November 21, 2025, is made by and among LPL HOLDINGS, INC., a Massachusetts corporation (the “Borrower”), LPL FINANCIAL HOLDINGS INC., a Delaware corporation (“Holdings” and together with the Borrower, the “Credit Parties”), each of the undersigned banks and other financial institutions party hereto as “2025 Incremental Term Loan A Lenders” (as defined below) and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent for the Lenders under the Amended Credit Agreement (as defined below) (the “Administrative Agent”). PRELIMINARY STATEMENTS: (1) Credit Agreement. The Borrower, Holdings, the Administrative Agent, and the banks and other financial institutions from time to time party thereto as lenders and issuing banks are parties to that certain Amended and Restated Credit Agreement, dated as of March 10, 2017 (as amended by that certain Amendment Agreement, dated as of June 20, 2017, as amended by that certain Second Amendment, dated as of September 21, 2017, as amended by that certain Third Amendment, dated as of April 25, 2019, as amended by that certain Fourth Amendment, dated as of November 12, 2019, as amended by that certain Fifth Amendment, dated as of March 15, 2021, as amended by that certain Sixth Amendment, dated as of March 13, 2023, as amended by that certain Seventh Amendment, dated as of July 18, 2023, as amended by that certain Eighth Amendment, dated as of May 20, 2024, as amended by that certain Ninth Amendment, dated as of December 5, 2024, and as may be otherwise amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time prior to the date hereof, the “Credit Agreement”, and as further amended by this Agreement, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Amended Credit Agreement. (2) Amendments. The Borrower desires to effect the Amendments (as defined below) as hereinafter set forth. (3) Incremental Term Loans. Section 2.14 of the Credit Agreement provides that the Borrower, Holdings, each current Lender (for purposes of this definition, as defined in the Credit Agreement) and each Additional Lender (for purposes of this definition, as defined in the Credit Agreement) providing an Incremental Term Loan (for purposes of this definition, as defined in the Credit Agreement) (collectively, the “2025 Incremental Term Loan A Lenders”), and the Administrative Agent may enter into an Incremental Agreement (for purposes of this definition, as defined in the Credit Agreement) to provide for the Incremental Term Loans contemplated to be provided pursuant to this Agreement, the proceeds of which will be used (i) to refinance the Initial TLA Loans (as defined in the Credit Agreement) outstanding as of the date hereof, (ii) to pay fees, costs and expenses incurred by the Borrower in connection with the Tenth Amendment Transactions and (iii) for general corporate purposes. The Borrower has requested that the 2025 Incremental Term Loan A Lenders collectively provide Incremental Term Loans hereunder in an aggregate principal amount as set forth on Schedule 1.1(a) hereto (the “2025 TLA Loans”) on the Tenth Amendment Effective Date, and each 2025 Incremental Term Loan A Lender is prepared to provide a portion of such 2025 TLA Loan, in the respective amounts set forth opposite such 2025 Incremental Term Loan A Lender’s name on Schedule 1.1(a) hereto, in each case subject to the

2 other terms and conditions set forth herein. (4) The Borrower, Holdings, the Administrative Agent, the Collateral Agent and each 2025 Incremental Term Loan A Lender have agreed, subject to the terms and conditions set forth below, to amend the Credit Agreement as hereinafter set forth in accordance with Section 2.14 of the Credit Agreement. SECTION 1. Incremental Term Loans. Pursuant to Section 2.14 of the Credit Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, on and as of the Tenth Amendment Effective Date: (a) each 2025 Incremental Term Loan A Lender hereby agrees that (A) as contemplated by Section 2.14 of the Credit Agreement, such 2025 Incremental Term Loan A Lender shall have a new Incremental Commitment, and shall severally agree to make 2025 TLA Loans pursuant thereto on the Tenth Amendment Effective Date, in each case in an amount equal to the amount set forth opposite such 2025 Incremental Term Loan A Lender’s name under the heading “2025 TLA Loan Amount” on Schedule 1.1(a) to this Agreement, in each case on the terms set forth herein and subject to the conditions set forth in Section 4 below and (B) such 2025 Incremental Term Loan A Lender shall (x) in the case of a 2025 Incremental Term Loan A Lender that is a Term Lender under the Credit Agreement, continue to be a “Term Lender” and a “Lender”, and be deemed to be, and shall become, a “2025 TLA Lender” for all purposes of, and subject to all the obligations of a “2025 TLA Lender”, “Term Lender” and “Lender” under the Amended Credit Agreement and the other Credit Documents, (y) in the case of a 2025 Incremental Term Loan A Lender that is a Lender, but is not a Term Lender, under the Credit Agreement, continue to be a “Lender”, and be deemed to be, and shall become, a “2025 TLA Lender” and a “Term Lender”, for all purposes of, and subject to all the obligations of a “2025 TLA Lender”, a “Term Lender” and a “Lender” under the Amended Credit Agreement and the other Credit Documents, and (z) in the case of a 2025 Incremental Term Loan A Lender that is not an existing Lender under the Credit Agreement, be deemed to be, and shall become, an “Additional Lender”, a “2025 TLA Lender”, “Term Lender” and “Lender” for all purposes of, and subject to all the obligations of an “Additional Lender”, a “2025 TLA Lender”, “Term Lender” and “Lender” under the Amended Credit Agreement and the other Credit Documents. Each Credit Party and the Administrative Agent hereby agree that, from and after the Tenth Amendment Effective Date, each 2025 Incremental Term Loan A Lender shall be deemed to be, and shall become, an “Additional Lender”, a “2025 TLA Lender”, a “Term Lender” and a “Lender”, as applicable, for all purposes of, and with all the rights and remedies of an “Additional Lender”, a “2025 TLA Lender”, a “Term Lender” and a “Lender”, as applicable, under, the Amended Credit Agreement and the other Credit Documents; (b) upon the Tenth Amendment Effective Date, the Borrower shall (A) prepay the outstanding Initial TLA Loans in full and (B) simultaneously borrow new 2025 TLA Loans hereunder in an amount equal to such prepayment (with the Interest Period specified in the Notice of Borrowing delivered pursuant to Section 2.3 of the Credit Agreement); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Lender that was a party to the Credit Agreement as an “Initial TLA Lender” thereunder immediately prior to giving effect to this Agreement (an “Existing Lender”) shall be effected by book entry or “cashless roll” to the extent that any portion of the amount prepaid to such Lender will be

3 subsequently borrowed from such Lender and (y) the Existing Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the 2025 TLA Loans are held ratably by such Existing Lenders in accordance with the respective Incremental Commitments of such Lenders as set forth in Schedule 1.1(a) hereto. The Administrative Agent and the Lenders party hereto hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in the Credit Agreement shall not apply to the transactions effected pursuant to this clause (b); and (c) each party hereto hereby agrees that (i) this Agreement is an “Incremental Agreement”, as defined in Section 2.14(e) of the Credit Agreement, (ii) the Incremental Commitments being made pursuant to this Agreement are being made in reliance on clause (B) of Section 2.14(b) of the Credit Agreement, and (iii) the “Incremental Facility Closing Date” with respect thereto shall be the Tenth Amendment Effective Date. SECTION 2. Amendments. Pursuant to Section 2.14 of the Credit Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, effective on and as of the Tenth Amendment Effective Date, each of the parties hereto agrees that the Credit Agreement is hereby amended (i) to delete the struck text (indicated textually in the same manner as the following example: struck text), and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex I hereto; and (ii) to supplement Schedule 1.1(a) previously attached to the Credit Agreement with the schedule attached as Schedule 1.1(a) hereto, thereby amending such Schedule (collectively, the “Amendments”), except that any Schedule or Exhibit to the Credit Agreement not amended pursuant to the terms of this Agreement or otherwise included as part of such Annex I shall remain in effect without any amendment or other modification thereto. Representations and Warranties. Each of the Credit Parties hereby represents and warrants, on and as of the Tenth Amendment Effective Date, to the Administrative Agent and the 2025 Incremental Term Loan A Lenders party hereto, that: (a) The representations and warranties set forth in the Amended Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Tenth Amendment Effective Date, in each case except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the Tenth Amendment Effective Date, or on such earlier date, as the case may be (after giving effect to such qualification). (b) It has the corporate or other organizational power to execute, deliver and perform this Agreement, and it has taken all necessary corporate or other organizational action required to be taken by it to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. (c) At the time of and after giving effect to this Agreement, no Default or Event

4 of Default has occurred and is continuing. Conditions to Effectiveness. This Agreement shall become effective on and as of the first Business Day on which the following conditions shall have been satisfied, or waived by each of the 2025 Incremental Term Loan A Lenders identified on Schedule 1.1(a) hereto (the “Tenth Amendment Effective Date”): (a) the Administrative Agent shall have received counterparts of this Agreement, duly executed and delivered by, or on behalf of, (i) the Borrower, (ii) Holdings, (iii) the Administrative Agent and (v) each 2025 Incremental Term Loan A Lender; (b) the Administrative Agent shall have received a duly executed and completed written notice of prepayment with respect to all Term Loans outstanding under the Credit Agreement immediately prior to the Tenth Amendment Effective Date (the “Existing Term Loans”) delivered to the Administrative Agent in accordance with the applicable provisions of Section 5.1 of the Credit Agreement; (c) the Administrative Agent shall have received (i) a certified copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors, other managers or general partner of the Borrower and Holdings (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Agreement and the performance of the Amended Credit Agreement and the other Credit Documents to which such Credit Party is a party, in each case as modified by this Agreement, certified as of the Tenth Amendment Effective Date by an Authorized Officer of such Credit Party as being in full force and effect without modification or amendment, and (ii) good standing certificates for such Credit Party for each jurisdiction in which such Credit Party is organized; (d) the Administrative Agent shall have received a customary officer’s certificate, dated as of the Tenth Amendment Effective Date, in respect of (i) the resolutions set forth in clause (c)(i) of this Section 4, (ii) Organizational Documents of each Credit Party and (iii) such incumbency certificates of Authorized Officers of the Borrower and Holdings as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Authorized Officer of such Credit Party authorized to act as an Authorized Officer in connection with this Agreement, the Amended Credit Agreement and the other Credit Documents to which such Credit Party is a party; (e) the Administrative Agent shall have received from Ropes & Gray LLP, counsel to Holdings and the Borrower, an executed legal opinion covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent; (f) the representations and warranties contained (i) in Section 3 of this Agreement, and (ii) in Section 8 of the Credit Agreement and in the other Credit Documents, shall, in each case, be true and correct in all material respects, on and as of the Tenth Amendment Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material

5 Adverse Effect” or similar language shall be true and correct in all respects on the Tenth Amendment Effective Date or on such earlier date, as the case may be (after giving effect to such qualification); (g) no Default or Event of Default exists immediately before or immediately after giving effect to this Agreement; (h) the Administrative Agent shall have received a certificate, dated as of the Tenth Amendment Effective Date, signed by an Authorized Officer of the Borrower certifying as to compliance with the conditions precedent set forth in clauses (f) and (g) of this Section 4; (i) the Administrative Agent shall have received an executed Note for each 2025 Incremental Term Loan A Lender that requests a Note at least three Business Days prior to the Tenth Amendment Effective Date; (j) the Administrative Agent shall have received at least five Business Days prior to the date hereof all documentation and other information reasonably requested in writing at least ten Business Days prior to the date hereof in order to allow any Additional Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT ACT and a beneficial ownership certificate to the extent required under 31 C.F.R. §1010.230; (k) the Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower as to the solvency (on a consolidated basis) of the Borrower and its Subsidiaries as of the Tenth Amendment Effective Date; and (l) the Borrower shall have paid (i) all reasonable and documented out-of- pocket costs and expenses of the Administrative Agent (including the reasonable and documented fees, disbursements and other charges of counsel) for which invoices have been presented at least two Business Days prior to the Tenth Amendment Effective Date and (ii) all fees required to be paid to the Administrative Agent, the Joint Lead Arrangers and the 2025 Incremental Term Loan A Lenders on or prior to the Tenth Amendment Effective Date. SECTION 5. [Reserved]. SECTION 6. Reference to and Effect on the Credit Agreement. (a) On and after the effectiveness of this Agreement, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement. (b) Each Credit Document, after giving effect to this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in each of the Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

6 (c) Each Credit Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents (including, to the extent applicable, as amended by this Agreement) to which it is a party, and (ii) in the case of Holdings, ratifies and reaffirms its guaranty of the Obligations (including, without limitation, all Obligations resulting from or incurred pursuant to the 2025 TLA Loans made pursuant hereto) pursuant to its Guarantee. (d) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Credit Documents, or constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations. Costs, Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments, documents and terminations to be delivered hereunder (including, without limitation, the reasonable and documented fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 13.5 of the Credit Agreement. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, LOCATED IN THE BOROUGH OF MANHATTAN, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF AND (B) WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE

7 OF NEW YORK. [SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE – LPL TENTH AMENDMENT (2025)] IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be executed by their respective officers thereunto duly authorized, as of the date and year first written above. LPL HOLDINGS, INC., as Borrower By: /s/ Brett Goodman Name: Brett Goodman Title: Treasurer LPL FINANCIAL HOLDINGS INC., as Holdings By: /s/ Brett Goodman Name: Brett Goodman Title: Treasurer

[SIGNATURE PAGE – LPL TENTH AMENDMENT (2025)] JPMORGAN CHASE BANK, N.A., as Administrative Agent By: /s/ Sonu Dhillon Name: Sonu Dhillon Title: Vice President

[Lender signature pages on file with the Administrative Agent]

ANNEX I [ATTACHED]

Conformed for Amendment Agreement dated as of June 20, 2017 and Second Amendment dated as of September 21, 2017 and Third Amendment dated as of April 25, 2019 and Fourth Amendment dated as of November 12, 2019 and Fifth Amendment dated as of March 15, 2021 and Sixth Amendment dated as of March 13, 2023 and Seventh Amendment dated as of July 18, 2023 and Eighth Amendment dated as of May 20, 2024 and Ninth Amendment dated as of December 5, 2024 and Tenth Amendment dated as of November 21, 2025 AMENDED AND RESTATED CREDIT AGREEMENT Dated as of March 10, 2017 among LPL FINANCIAL HOLDINGS INC., as Holdings, LPL HOLDINGS, INC., as Borrower, The Several Lenders from Time to Time Parties Hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, JPMORGAN CHASE BANK, N.A. CITIBANK, N.A. CITIZENS BANK, N.A. TRUIST BANK, and U.S. BANK NATIONAL ASSOCIATION, as Letter of Credit Issuers, JPMORGAN CHASE BANK, N.A. CITIBANK, N.A. CITIZENS BANK, N.A. TRUIST BANK, and U.S. BANK NATIONAL ASSOCIATION, as Swingline Lenders, JPMORGAN CHASE BANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC., GOLDMAN SACHS BANK USA, WELLS FARGO SECURITIES, LLC, CITIBANK, N.A., CITIZENS BANK, N.A., CREDIT SUISSE SECURITIES (USA) LLC, BOFA SECURITIES, INC. and TRUIST SECURITIES, INC.,

as Joint Lead Arrangers and Joint Bookrunners, BBVA USA, as Syndication Agent and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent JPMORGAN CHASE BANK, N.A. CITIBANK, N.A., CITIZENS BANK, N.A., TRUIST SECURITIES, INC., U.S. BANK NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Bookrunners, and BANK OF AMERICA, N.A., CAPITAL ONE, NATIONAL ASSOCIATION, M&T BANK, THE HUNTINGTON NATIONAL BANK, MORGAN STANLEY BANK, N.A., as Documentation Agent in each case, for the Incremental Revolving Credit Commitments (as defined in the Eighth Amendment) and TRUIST SECURITIES, INC., JPMORGAN CHASE BANK, N.A., U.S. BANK NATIONAL ASSOCIATION, CITIZENS BANK, N.A., and BANK OF AMERICA, N.A. as Joint Lead Arrangers and Joint Bookrunners for the Initial2025 TLA Facility

TABLE OF CONTENTS

Page

SECTION 1.	Definitions	2
1.1	Defined Terms	2
1.2	Other Interpretive Provisions	~~73~~74
1.3	Accounting Terms	~~76~~77
1.4	Rounding	~~77~~78
1.5	References to Agreements, Laws, etc	~~77~~78
1.6	Times of Day	~~77~~78
1.7	Timing of Payment or Performance	~~77~~78
1.8	Letter of Credit Amounts	78
1.9	Currency Equivalents Generally	~~78~~79
1.10	Pro Forma Basis	~~78~~79
1.11	Classification of Loans and Borrowings	79
1.12	Guaranties of Hedging Obligations	~~79~~80
1.13	Cashless Rollovers	~~79~~80
SECTION 2.	Amount and Terms of Credit Facilities	~~81~~82
2.1	Loans	~~81~~82
2.2	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	~~84~~85
2.3	Notice of Borrowing	~~84~~85
2.4	Disbursement of Funds	86
2.5	Repayment of Loans; Evidence of Debt	~~87~~88
2.6	Conversions and Continuations	~~88~~89
2.7	Pro Rata Borrowings	~~89~~90
2.8	Interest	~~90~~91
2.9	Interest Periods	91
2.10	Increased Costs, Illegality, Etc	92
2.11	Compensation	~~94~~95
2.12	Change of Lending Office	~~95~~96
2.13	Notice of Certain Costs	~~95~~96
2.14	Incremental Facilities	~~95~~96
2.15	Extensions of Term Loans, Revolving Credit Loans and Revolving Credit Commitments and Additional/Replacement Revolving Credit Loans and Additional/Replacement Revolving Credit Commitments	~~100~~101
2.16	Defaulting Lenders	~~104~~105
SECTION 3.	Letters of Credit	~~107~~108
3.1	Issuance of Letters of Credit	~~107~~108
3.2	Letter of Credit Requests	~~108~~109
3.3	Letter of Credit Participations	~~110~~111
3.4	Agreement to Repay Letter of Credit Drawings	112
3.5	Increased Costs	~~114~~115
3.6	New or Successor Letter of Credit Issuer	~~115~~116

i

3.7	Role of Letter of Credit Issuer	~~116~~117
3.8	Cash Collateral	~~117~~118
3.9	Conflict with Issuer Documents	~~118~~119
3.10	Letters of Credit Issued for Restricted Subsidiaries	~~118~~119
3.11	Existing Letters of Credit	~~118~~119
3.12	Applicability of ISP and UCP	~~118~~119
SECTION 4.	Fees; Commitment Reductions and Terminations	~~118~~119
4.1	Fees	119
4.2	Voluntary Reduction of Commitments	120
4.3	Mandatory Termination of Commitments	~~121~~122
SECTION 5.	Payments	122
5.1	Voluntary Prepayments	122
5.2	Mandatory Prepayments	~~122~~123
5.3	Method and Place of Payment	125
5.4	Net Payments	~~125~~126
5.5	Computations of Interest and Fees	~~129~~130
5.6	Limit on Rate of Interest	130
SECTION 6.	Conditions Precedent to Effective Date	~~130~~131
SECTION 7.	Additional Conditions Precedent	~~130~~131
7.1	No Default; Representations and Warranties	~~130~~131
7.2	Notice of Borrowing; Letter of Credit Request	~~131~~132
SECTION 8.	Representations, Warranties and Agreements	~~131~~132
8.1	Corporate Status	~~131~~132
8.2	Corporate Power and Authority; Enforceability	~~131~~132
8.3	No Violation	~~132~~133
8.4	Litigation	~~132~~133
8.5	Margin Regulations	~~132~~133
8.6	Governmental Approvals	~~132~~133
8.7	Investment Company Act	~~133~~134
8.8	True and Complete Disclosure	~~133~~134
8.9	Financial Condition; Financial Statements	~~133~~134
8.10	Tax Returns and Payments, etc	~~133~~134
8.11	Compliance with ERISA	134
8.12	Subsidiaries	~~134~~135
8.13	Intellectual Property	135
8.14	Environmental Laws	~~135~~136
8.15	Properties, Assets and Rights	~~135~~136
8.16	Compliance With Laws	~~136~~137
8.17	Solvency	~~136~~137
8.18	Employee Matters	~~136~~137
8.19	Anti-Terrorism Laws, Etc	~~136~~137
8.20	No Default	137

ii

8.21	OFAC	~~137~~138
SECTION 9.	Affirmative Covenants	~~137~~138
9.1	Information Covenants	~~137~~138
9.2	Books, Records and Inspections	~~141~~142
9.3	Maintenance of Insurance	~~142~~143
9.4	Payment of Taxes	~~143~~144
9.5	Consolidated Corporate Franchises	~~143~~144
9.6	Compliance with Statutes	~~143~~144
9.7	ERISA	~~143~~144
9.8	Good Repair	~~144~~145
9.9	Transactions with Affiliates	~~144~~145
9.10	End of Fiscal Years; Fiscal Quarters	~~146~~147
9.11	Additional Guarantors and Grantors	~~146~~147
9.12	Pledges of Additional Stock and Evidence of Indebtedness	~~147~~148
9.13	Changes in Business	~~147~~148
9.14	Further Assurances	~~147~~148
9.15	Use of Proceeds	~~148~~149
9.16	Designation of Subsidiaries	~~149~~150
9.17	Post-Closing Covenant	~~149~~150
9.18	Keepwell	~~149~~150
SECTION 10.	Negative Covenants	~~150~~151
10.1	Limitation on Indebtedness	~~150~~151
10.2	Limitation on Liens	156
10.3	Limitation on Fundamental Changes	~~159~~160
10.4	Limitation on Sale of Assets	~~161~~162
10.5	Limitation on Investments	~~164~~165
10.6	Limitation on Dividends	~~169~~170
10.7	Limitations on Debt Payments and Amendments	173
10.8	Limitations on Sale Leasebacks	~~173~~174
10.9	Consolidated Total Debt to Consolidated EBITDA Ratio	~~173~~174
10.10	Consolidated EBITDA to Consolidated Interest Expense Ratio	~~173~~174
10.11	[Reserved]	174
10.12	Burdensome Agreements	174
SECTION 11.	Events of Default	~~175~~176
11.1	Payments	~~175~~176
11.2	Representations, etc	~~175~~176
11.3	Covenants	~~175~~176
11.4	Default Under Other Agreements	~~176~~177
11.5	Bankruptcy, etc	~~176~~177
11.6	ERISA	177
11.7	Guarantee	~~177~~178
11.8	Security Documents	~~177~~178
11.9	Subordination	~~177~~178
11.10	Judgments	178

iii

11.11	Change of Control	~~178~~179
11.12	Borrower's Right to Cure	~~178~~179
SECTION 12.	The Administrative Agent and the Collateral Agent	180
12.1	Appointment	~~180~~181
12.2	Delegation of Duties	~~180~~181
12.3	Exculpatory Provisions	181
12.4	Reliance by Administrative Agent	~~182~~183
12.5	Notice of Default	~~182~~183
12.6	Non-Reliance on Administrative Agent and Other Lenders	~~182~~183
12.7	Indemnification	~~183~~184
12.8	Successor Agent	~~183~~184
12.9	Withholding Tax	~~185~~186
12.10	Rights as a Lender	~~185~~186
12.11	No Other Duties, Etc	186
12.12	Administrative Agent May File Proofs of Claim	~~186~~187
12.13	Secured Cash Management Agreements and Secured Hedge Agreements	187
12.14	Intercreditor Agreements	~~187~~188
12.15	Erroneous Payments	~~187~~188
SECTION 13.	Miscellaneous	~~188~~189
13.1	Amendments and Waivers	~~188~~189
13.2	Notices	~~191~~192
13.3	No Waiver; Cumulative Remedies	~~193~~194
13.4	Survival of Representations and Warranties	~~193~~194
13.5	Payment of Expenses and Taxes; Indemnification	~~193~~194
13.6	Successors and Assigns; Participations and Assignments	~~195~~196
13.7	Replacements of Lenders under Certain Circumstances	~~205~~206
13.8	Adjustments; Set-off	~~206~~207
13.9	Counterparts; Electronic Signatures	208
13.10	Severability	209 210
13.11	Integration	209 210
13.12	GOVERNING LAW	209 210
13.13	Submission to Jurisdiction; Waivers	209 210
13.14	No Advisory or Fiduciary Responsibility	210 211
13.15	WAIVERS OF JURY TRIAL	210 211
13.16	Confidentiality	210 211
13.17	USA PATRIOT Act	212 213
13.18	Legend	~~212~~213
13.19	Release of Collateral and Guarantee Obligations; Subordination of Liens	~~212~~213
13.20	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	214
13.21	Acknowledgement Regarding Any Supported QFCs	~~214~~215

iv

SCHEDULES Schedule 1.1(a) Commitments of Lenders Schedule 1.1(b) Broker-Dealer Regulated Subsidiaries Schedule 1.1(c) Mortgaged Property Schedule 8.12 Subsidiaries Schedule 8.15 Owned Real Property Schedule 9.9 Affiliate Transactions Schedule 9.17 Post-Closing Obligations Schedule 10.1(a) Existing Indebtedness Schedule 10.1(b) Existing Intercompany Indebtedness Schedule 10.2 Liens Schedule 10.4 Dispositions Schedule 10.5 Investments Schedule 10.12 Burdensome Agreements Schedule 13.2 Addresses for Notices EXHIBITS Exhibit A Form of Guarantee Exhibit B Form of Security Agreement Exhibit C Form of Pledge Agreement Exhibit D Form of Notice of Borrowing Exhibit E Form of Letter of Credit Request Exhibit F Form of Effective Date Certificate Exhibit G Form of Legal Opinion of Ropes & Gray LLP Exhibit H-1 Form of Promissory Note (Term Loans) Exhibit H-2 Form of Promissory Note (Incremental Term Loans) Exhibit H-3 Form of Promissory Note (Revolving Credit and Swingline Loans) Exhibit H-4 Form of Promissory Note (Additional/Replacement Revolving Credit and Swingline Loans) Exhibit I-1 Form of Senior Priority Lien Intercreditor Agreement Exhibit I-2 Form of Junior Priority Lien Intercreditor Agreement Exhibit J Form of Assignment and Acceptance Exhibit K Form of Affiliated Lender Assignment and Acceptance Exhibit L Form of Solvency Certificate Exhibit M Form of Tax Compliance Certificate Exhibit N Form of Intercompany Note Exhibit O Form of Mortgage Exhibit P Form of Perfection Certificate i

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 10, 2017, among LPL FINANCIAL HOLDINGS INC. (formerly LPL Investment Holdings Inc.), a Delaware corporation (“Holdings”; as hereinafter further defined), LPL HOLDINGS, INC., a Massachusetts corporation (the “Borrower”), the banks, financial institutions and other investors from time to time parties hereto as lenders (each a “Lender” and, collectively, the “Lenders”; each as hereinafter further defined), JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent, a Letter of Credit Issuer and a Swingline Lender, and CITIBANK, N.A., CITIZENS BANK, N.A., TRUIST BANK and U.S. BANK NATIONAL ASSOCIATION, as Letter of Credit Issuers and Swingline Lenders. RECITALS: WHEREAS, capitalized terms used in these Recitals and the preamble to this Agreement shall have the respective meanings set forth for such terms in Section 1.1 hereof; WHEREAS, Holdings, the Borrower, the lending institutions party thereto (the “Original Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, were parties to that certain Credit Agreement, originally dated as of March 29, 2012 (as heretofore amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), pursuant to which the Original Lenders extended or committed to extend certain credit facilities to the Borrower; WHEREAS, the Borrower requested that, immediately upon the satisfaction in full of the applicable conditions precedent set forth in Section 6 below, the Lenders and Letter of Credit Issuers extend a total of $2,200,000,000 of credit to the Borrower, in the form of (i) $1,700,000,000 in aggregate principal amount of term loans to be borrowed on the Effective Date and (ii) $500,000,000 in aggregate principal amount of revolving credit commitments to be made available following the Effective Date (the “Revolving Credit Facility”); WHEREAS, the Borrower used the proceeds of the term loans borrowed on the Effective Date and the Senior 2025 Notes (as defined below) to repay all existing indebtedness under the Original Credit Agreement in an aggregate principal amount of approximately $2,197,360,329.67, at which time all existing commitments, security interests and guarantees in respect of the Original Credit Agreement and the related documents and obligations thereunder were terminated, released and discharged in full (other than contingent obligations, which by their terms survive such termination) (the “Refinancing”); WHEREAS, in connection with the foregoing and as an inducement for the Lenders and the Letter of Credit Issuers to extend the credit contemplated hereunder, the Borrower had agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first priority lien on substantially all of its assets (except for Liens permitted pursuant to Section 10.2), including a pledge of all of the Capital Stock (other than Excluded Capital Stock) of each of its Subsidiaries; and WHEREAS, in connection with the foregoing and as an inducement for the Lenders and Letter of Credit Issuers to extend the credit contemplated hereunder, the Guarantors agreed to guarantee the Obligations and to secure their respective guarantees by granting to the

2 2025 TLA 2025 Collateral Agent, for the benefit of the Secured Parties, a first priority lien on their respective assets (except for Liens permitted pursuant to Section 10.2), including a pledge of all of the Capital Stock (other than Excluded Capital Stock) of each of their respective Subsidiaries. WHEREAS, in connection with the transactions contemplated by the Ninth Amendment, each of the parties to the Ninth Amendment agreed to (i) release all of the security interests and liens granted to the Collateral Agent to secure the Obligations and (ii) release the guarantees provided by each Person that was a Subsidiary Guarantor immediately prior to the Ninth Amendment Effective Date, in each case subject to the satisfaction of the terms and conditions set forth in the Ninth Amendment. AGREEMENT: NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows: SECTION 1. Definitions 1.1 Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires: “100% Non-Guarantor Pledgee” shall mean any Restricted Subsidiary of the Borrower for which 100% of the Capital Stock of which has been pledged as Collateral to secure the Obligations. “2025 TLA Commitment” shall mean, (a) in the case of each Lender that is a Lender on the Tenth Amendment Effective Date, the amount, if any, set forth opposite such ) in the case of any Lender that becomes a Lender after the Tenth Amendment Effective Date, the amount specified as such Lender’s “ TLA Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the 2025 TLA Commitments as of the Tenth Amendment Effective Date is $1,020,000,000. Loans. “2025 TLA Facility” shall mean the 2025 TLA Commitments and the 2025 TLA “2025 TLA Lender” shall mean each Lender with a 2025 TLA Commitment or holding a 2025 TLA Loan. “2025 TLA Loan” shall have the meaning provided in Section 2.1(a). “2025 TLA Maturity Date” shall mean December 5, 2028; provided that if such date is not a Business Day, the “ following such date. TLA Maturity Date” will be the Business Day immediately “ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the NYFRB Rate in effect on such day plus 1/2 of 1%, (b) the Prime Rate in effect on such 2025 Lender’s name on Schedule 1.1(a) hereto as such Lender’s “ 2025 TLA Commitment” and (b

3 day, and (c) the Adjusted Term SOFR Rate for a one month Interest Period in effect on such date plus 1%; provided that, if ABR as so determined would be less than 1.00%, such rate shall be deemed to be equal to 1.00% for the purposes of this Agreement. Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If ABR is being used as an alternate rate of interest pursuant to Section 2.10 hereof, then ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. “ABR Loan” shall mean each Loan bearing interest at the rate provided in Section 2.8(a) and, in any event, shall include all Swingline Loans. “Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP. “Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”. “Additional Lender” shall have the meaning provided in Section 2.14(d). “acquired Person” shall have the meaning provided in Section 10.1(k). “Additional/Replacement Revolving Credit Commitment” shall have the meaning provided in Section 2.14(a). “Additional/Replacement Revolving Credit Facility” shall mean each Class of Additional/Replacement Revolving Credit Commitments made pursuant to Section 2.14(a). “Additional/Replacement Revolving Credit Lender” shall mean, at any time, any Lender that has an Additional/Replacement Revolving Credit Commitment. “Additional/Replacement Revolving Credit Loans” shall mean any loan made to the Borrower under a Class of Additional/Replacement Revolving Credit Commitments. “Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) only with respect to Revolving Credit Loans and Swingline Loans, 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than 0%, such rate shall be deemed to be equal to 0% for the purposes of this Agreement. “Adjusted Total Additional/Replacement Revolving Credit Commitment” shall mean, at any time, with respect to any Class of Additional/Replacement Revolving Credit Commitments, the Total Additional/Replacement Revolving Credit Commitment for such Class

4 less the aggregate Additional/Replacement Revolving Credit Commitments of all Defaulting Lenders in such Class. “Adjusted Total Extended Revolving Credit Commitment” shall mean, at any time, with respect to any Class of Extended Revolving Credit Commitments, the Total Extended Revolving Credit Commitment for such Class less the aggregate Extended Revolving Credit Commitments of all Defaulting Lenders in such Class. “Adjusted Total Revolving Credit Commitment” shall mean, at any time, the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders. “Administrative Agent” shall mean JPMorgan or any successor to JPMorgan appointed in accordance with the provisions of Section 12.8, together with its Affiliates, as the administrative agent for the Lenders under this Agreement and the other Credit Documents. “Administrative Agent’s Office” shall mean the address and, as appropriate, account of the Administrative Agent set forth on Schedule 13.2 or such other address or account as the Administrative Agent may hereafter designate in writing as such to the other parties hereto. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” shall mean, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. The term “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto. “Affiliated Lender” shall mean a Non-Debt Fund Affiliate or a Debt Fund Affiliate. “Affiliated Lender Assignment and Acceptance” shall have the meaning provided in Section 13.6(g)(i)(C). “Affiliated Lender Register” shall have the meaning provided in Section 13.6(j). “Agency Fee Letter” shall mean that certain Fee Letter, dated as of April 24, 2024, between the Borrower and the Administrative Agent. “Agent Parties” shall have the meaning provided in Section 13.2(d). “Agents” shall mean each of (i) the Administrative Agent and (ii) the Collateral Agent. “Aggregate Debit Items” shall have the meaning set forth in SEC

5 Pricing Level Debt Ratings (Moody’s/S&P) Applicable Margin for 2025 TLA Loans that are Term SOFR Rate Loans Applicable Margin for 2025 TLA Loans that are ABR Loans 1 BBB+ / Baa1 (or better) 1.0000% 0.0000% 2 BBB / Baa2 1.1250% 0.1250% 3 BBB- / Baa3 1.2500% 0.2500% 4 BB+ / Ba1 1.5000% 0.5000% 5 BB / Ba2 (or worse) 1.7500% 0.7500% Rule 15c3-1(a)(1)(ii) and items 10-14 of Exhibit A to SEC Rule 15c3-3. “Agreement” shall mean this Credit Agreement. “Amendment” shall mean the Fourth Amendment Agreement, amending the Original Credit Agreement, dated as of March 10, 2017, made by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Administrative Agent, and the other Persons party thereto. “Ancillary Document” has the meaning set forth in Section 13.09. “Anti-Terrorism Laws” shall have the meaning provided in Section 8.19. “Applicable Laws” shall mean, as to any Person, any international, foreign, federal, state and local law (including common law and Environmental Laws), statute, regulation, ordinance, treaty, rule, order, code, regulation, decree, guideline, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject. “Applicable Margin” shall mean, with respect to Initial TLA Loans, : (a) with respect to 2025 TLA Loans, a percentage per annum determined by reference to the applicable Debt Ratings set forth in the ratings-based grid below (such pricing level, the “Ratings Level”), with Level 1 being the “highest” level and Level 5 being the “lowest” level. (b) with respect to Revolving Credit Loans and the Swingline Loans (it being understood that all Swingline Loans shall be ABR Loans), a percentage per annum determined by reference to the applicable Debt Ratings set forthLevel in the ratings-based grid below (such pricing level, the "Ratings Level"), with Level 1 being the "highest" level and Level 5 being the "lowest" level.

Pricing Level	Debt Ratings (Moody's/S&P)	Applicable Margin for Revolving Credit Loans and Initial TLA Loans that are Term SOFR Rate Loans	Applicable Margin for Revolving Credit Loans and Initial TLA Loans that are ABR Loans, and Swingline Loans
1	BBB+ / Baa1 (or better)	1.1250%	0.1250%
2	BBB / Baa2	1.2500%	0.2500%
3	BBB- / Baa3	1.3750%	0.3750%
4	BB+ / Ba1	1.6250%	0.6250%
5	BB / Ba2 (or worse)	1.8750%	0.8750%

For purposes of determining the Ratings Level in each of clauses (a) and (b) above:

(i) in the event that Debt Ratings are provided by each of Moody's and S&P, and such Debt Ratings fall within different pricing levels, the Applicable Margin shall be based on the higher of the two pricing levels, unless one of the two Debt Ratings is two or more pricing levels below than the other, in which case the Applicable Margin shall be determined by reference to the pricing level immediately below the pricing level of the higher of the two Debt Ratings,

(ii) in the event that a Debt Rating is provided only by one of Moody's and S&P, the Applicable Margin shall be based on such pricing level, and

(iii) in the event that no Debt Ratings are available, the pricing level shall be level 5.

Each change in the Applicable Margin resulting from a publicly announced change in a Debt Rating shall be effective during the period commencing three (3) Business Days after the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or

6

7 if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation. “Approved Fund” shall mean any Person (other than a natural person) that is primarily engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding or investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.6) substantially in the form of Exhibit J. “Authorized Officer” shall mean the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Vice President, the Assistant Treasurer, the General Counsel, with respect to limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer of Holdings, the Borrower or any other Credit Party designated as such in writing to the Administrative Agent by Holdings, the Borrower or any other Credit Party, as applicable, and, with respect to any document (other than the solvency certificate) delivered on the Effective Date, the Second Amendment Effective Date, the Fourth Amendment Effective Date, the Fifth Amendment Effective Date, the Seventh Amendment Effective Date or the Eighth Amendment Effective Date, the Secretary or the Assistant Secretary of any Credit Party. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Holdings, the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person. “Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(e). “Available Amount” shall mean, at any time (the “Available Amount Reference Time”), an amount equal at such time to (a) the sum (which shall not be less than zero) of, without duplication: (i) the amount (which amount shall not be less than zero) equal to 50% of the Cumulative Consolidated Net Income of the Borrower and the Restricted Subsidiaries; (ii) to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all dividends, returns, interest, profits, distributions, income and similar amounts (in each case, to the extent made in cash) received by the Borrower or any Restricted Subsidiary from any Investment (which amounts shall not exceed

8 the amount of such Investment (valued at the Fair Market Value of such Investment at the time such Investment was made)) to the extent such Investment was made by using the Available Amount during the period from and including the Business Day immediately following the Effective Date through and including the Available Amount Reference Time (other than the portion of any such dividends and other distributions that is used by the Borrower or any Restricted Subsidiary to pay taxes); (iii) to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any Investment (which amounts shall not exceed the amount of such Investment (valued at the Fair Market Value of such Investment at the time such Investment was made)) to the extent such Investment was made by using the Available Amount during the period from and including the Business Day immediately following the Effective Date through and including the Available Amount Reference Time in respect of loans made by the Borrower or any Restricted Subsidiary and that constituted Investments; (iv) to the extent not already included in the calculation of Consolidated Net Income or applied to prepay or redeem any secured Permitted Additional Debt, the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the Disposition of its ownership interest in any Investment to any Person other than to the Borrower or a Restricted Subsidiary and to the extent such Investment was made by using the Available Amount during the period from and including the Business Day immediately following the Effective Date through and including the Available Amount Reference Time; and (v) the amount of any Investment of the Borrower or any of its Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary pursuant to Section 9.16 or that has been merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries pursuant to Section 10.3, in each case following the Effective Date and at or prior to the Available Amount Reference Time, in each case, such amount not to exceed the lesser of (x) the Fair Market Value of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary immediately prior to giving effect to such re-designation or merger or consolidation and (y) the amount originally invested from the Available Amount by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary; minus (b) the sum of, without duplication and without taking into account the proposed portion of the amount calculated above to be used at the applicable Available Amount Reference Time: (i) the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary using the amounts set forth in Sections 10.5(i)(B)(3), 10.5(j)(iii), 10.5(s)(ii), and 10.5(x)(C) after the Effective Date and on or prior to the Available Amount Reference Time; (ii) the aggregate amount of Dividends made by Holdings or the Borrower using the amounts set forth in clause (ii) of Section 10.6(h) after the Effective Date and

9 on or prior to the Available Amount Reference Time; and (iii) the aggregate amount expended of prepayments, repurchases, redemptions and defeasances made by the Borrower or any Restricted Subsidiary using the amounts set forth in clause (iii)(C) of the proviso to Section 10.7(a) after the Effective Date and on or prior to the Available Amount Reference Time. “Available Amount Reference Time” shall have the meaning provided in the definition of the term “Available Amount”. “Available Equity Amount” shall mean, at any time (the “Available Equity Amount Reference Time”), an amount equal to, without duplication, (a) the amount of any capital contributions or other equity issuances (or issuances of Indebtedness that have been converted into or exchanged for Qualified Capital Stock) received as cash equity by the Borrower during the period from and including the Business Day immediately following the Effective Date through and including the Available Equity Amount Reference Time, but excluding (i) all proceeds from the issuance of Disqualified Capital Stock and (ii) any Cure Amount minus (b) the sum, without duplication, and, without taking into account the proposed portion of the Available Equity Amount calculated above to be used at the applicable Available Equity Amount Reference Time, of: (i) the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary using the amounts set forth in Section 10.5(i)(iii)(2), Section 10.5(j)(ii), Section 10.5(s)(iii) and Section 10.5(x)(B) after the Effective Date and prior to the Available Equity Amount Reference Time; (ii) the aggregate amount of any Dividends made by the Borrower using the amounts set forth in clause (iii) of Section 10.6(h) after the Effective Date and prior to the Available Equity Amount Reference Time; and (iii) the aggregate amount of any prepayments, repurchases or defeasances made by the Borrower using the amounts set forth in clause (iii)(A) of the proviso to Section 10.7(a) after the Effective Date and prior to the Available Equity Amount Reference Time. “Available Equity Amount Reference Time” shall have the meaning provided in the definition of the term “Available Equity Amount”. “Available Revolving Credit Commitment” shall mean an amount equal to the excess, if any, of (a) the amount of the Total Revolving Credit Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans (and including Swingline Loans) then outstanding and (ii) the aggregate Letter of Credit Obligations at such time. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

10 “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” shall mean the provisions of Title 11 of the United States Code, 11 USC §§ 191 et seq., as amended, or any similar federal or state law for the relief of debtors. “Beneficial Owner” shall mean, in the case of a Lender (including Swingline Lender and Letter of Credit Issuer), the beneficial owner of any amounts payable under any Credit Document for U.S. federal withholding tax purposes. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefited Lender” shall have the meaning provided in Section 13.8(a). “BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor). “Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing. “Borrower” shall have the meaning provided in the preamble to this Agreement. “Borrower Materials” shall have the meaning provided in Section 9.1. “Borrowing” shall mean and include (a) the incurrence of Swingline Loans from any Swingline Lender on a given date (or swingline loans under any Extended Revolving Credit Commitments from any swingline lender thereunder on a given date), (b)(i) the incurrence of one Class and Type of Initial2025 TLA Loan on the NinthTenth Amendment Effective Date (or resulting from conversions on a given date after the NinthTenth Amendment Effective Date) having, in the case of Term SOFR Rate Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Term SOFR Rate Loans), (c) the incurrence of one Type and Class of Incremental Term Loan on an Incremental Facility Closing Date (or resulting from conversions on a given date after the applicable Incremental Facility Closing Date) having, in the case of Term SOFR Rate Loans, the

11 same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Term SOFR Rate Loans), (d) the incurrence of one Type of Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of Term SOFR Rate Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Term SOFR Rate Loans), (e) the incurrence of one Type and Class of Additional/Replacement Revolving Credit Loan on a given date (or resulting from conversions on a given date) having, in the case of Term SOFR Rate Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Term SOFR Rate Loans) and (f) the incurrence of one Type of Extended Revolving Credit Loan of a specified Class on a given date (or resulting from conversions on a given date) having, in the case of Term SOFR Rate Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of Term SOFR Rate Loans). “Broker-Dealer Capital Requirement” shall mean the sum of (a) the Clearing Broker-Dealer Minimum Capital, and (b) the Introducing Broker-Dealer Minimum Capital. “Broker-Dealer Regulated Subsidiary” shall mean any Subsidiary of the Borrower, without respect to SEC Rule 15c(3)-3, that is registered as a broker-dealer under the Exchange Act or any other Applicable Law requiring such registration. “Broker-Dealer Required Cash” shall mean, as of any date of determination, the greater of (a) the difference of (i) all cash and cash equivalents (including Segregated Cash) on the balance sheet of the Broker-Dealer Regulated Subsidiary as of such date less (ii) all Indebtedness on the balance sheet of the Broker-Dealer Regulated Subsidiary as of such date, other than (A) Indebtedness under Margin Lines of Credit and (B) other Indebtedness that has been approved as regulatory capital for computation of Net Capital (as defined in SEC Rule 15c3-1) less (iii) the Broker-Dealer Surplus Capital of the Broker-Dealer Regulated Subsidiary as of such date and (b) the sum of Calculated Segregated Cash and the Introducing Broker-Dealer Minimum Capital as of such date. “Broker-Dealer Surplus Capital” shall mean, as of any date of determination, the difference of (a) the Net Capital (as defined in SEC Rule 15c3-1) of the Broker-Dealer Regulated Subsidiary as of such date and (b) the Broker-Dealer Capital Requirement as of such date. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or in New York City or San Diego, California and, if such day relates to any interest rate settings, fundings, disbursements, settlements or payments of any Term SOFR Rate Loans shall mean any such day that is also a U.S. Government Securities Business Day. “Calculated Segregated Cash” shall mean, as of any date of determination, all cash and “qualified” cash equivalents required to be segregated as calculated as of such date under SEC Rule 15c3-3. “Capital Expenditures” shall mean, for any period, the aggregate of, without

12 duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries and (b) all fixed asset additions financed through Capitalized Lease Obligations incurred by the Borrower and the Restricted Subsidiaries and recorded on the balance sheet in accordance with GAAP during such period. “Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation and including membership interests and partnership interests) and, except to the extent constituting Indebtedness, any and all warrants, rights or options to purchase, acquire or exchange any of the foregoing. “Capitalized Lease” shall mean, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases of such Person; provided that (a) all leases of any Person that are or would be characterized as operating leases in accordance with GAAP on the Effective Date (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capitalized Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as Capitalized Leases and (b) the Fort Mill Real Property Liabilities shall not be considered a Capitalized Lease for purposes of this Agreement and the other Credit Documents. “Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on the Effective Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capitalized Lease Obligations. “Cash Collateral” shall have the meaning provided in Section 3.8(c). “Cash Collateralize” shall have the meaning provided in Section 3.8(c). “Cash Equivalents” shall mean: (a) Dollars and, with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary, in each case in the ordinary course of business; (b) securities issued or unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof; (c) securities issued by any state, commonwealth or territory of the United

13 States of America or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service); (d) commercial paper or variable or fixed rate notes issued by or guaranteed by any Lender or any bank holding company owning any Lender; (e) commercial paper or variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (f) time deposits with, or domestic and eurodollar certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of U.S. domestic banks and $100,000,000 (or the Dollar equivalent thereof) in the case of foreign banks; (g) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (b), (c) and (f) above entered into with any bank meeting the qualifications specified in clause (f) above or securities dealers of recognized national standing; (h) marketable short-term money market and similar securities having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (i) investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s; and (j) shares of investment companies that are registered under the Investment Company Act of 1940 and the investments of which are comprised of at least 90% of one or more of the types of securities described in clauses (a) through (i) above. In the case of investments by any Restricted Foreign Subsidiary or investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (j) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings, described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Restricted Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses

14 (a) through (j) and in this paragraph. “Cash Management Agreement” shall mean any agreement entered into from time to time by Holdings, the Borrower or any of its Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services. “Cash Management Bank” shall mean any Person that is a Lender, Joint Bookrunner, an Agent or any Affiliate of a Lender, Joint Bookrunner or an Agent at the time it provides any Cash Management Services or that shall have become a Lender or an Affiliate of the Lender at any time after it has provided any Cash Management Services. “Cash Management Obligations” shall mean obligations owed by Holdings, the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services. “Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreements. “CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code. “Change in Law” means the occurrence, after the Fourth Amendment Effective Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” shall mean and be deemed to have occurred if: (a) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and their respective Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership (as defined in

15 SEC Rules 13(d)-3 and 13(d)-5) of Capital Stock having the power to vote or direct the voting of such Capital Stock having more than the greater of (A) 35% of the ordinary voting power for the election of Board of Directors of Holdings and (B) the percentage of the ordinary voting power for the election of Board of Directors of Holdings owned in the aggregate, directly or indirectly, beneficially, by the Permitted Holders, unless in the case of either clause (A) or (B) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the Board of Directors of Holdings; (b) at any time Continuing Directors shall not constitute at least a majority of the Board of Directors of Holdings; (c) a “change of control” or any comparable term under any documentation governing any Indebtedness for borrowed money owed to a third party by the Borrower or any of its Restricted Subsidiaries with an aggregate outstanding principal amount in excess of $75,000,000 shall have occurred; (d) Holdings shall cease to beneficially own and control 100% of the Voting Stock of the Borrower; and/or (e) the Borrower shall cease to beneficially own and control 100% of the Voting Stock of LPL Financial LLC. provided that, at any time when at least a majority of the outstanding Voting Stock of Holdings is directly or indirectly owned by a Parent Entity, all references in clause (a) and (b) above to “Holdings” (other than in this proviso) shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock of Holdings. “Class”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Initial2025 TLA Loans, Incremental Term Loans (of a Class), Extended Term Loans (of the same Extension Series), Extended Revolving Credit Loans (of the same Extension Series and any related swingline loans thereunder), Additional/Replacement Revolving Credit Loans (and any related swingline loans thereunder) or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, an Initiala 2025 TLA Commitment, an Incremental Term Loan Commitment (of a Class), an Extended Revolving Credit Commitment (of the same Extension Series and any related swingline commitment thereunder), an Additional/Replacement Revolving Credit Commitment (and any related swingline commitment thereunder) or a Swingline Commitment, and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment of any such Class. “Clearing Broker-Dealer Minimum Capital” shall mean, for any Subsidiary of the Borrower that is a broker-dealer subject to SEC Rule 15c(3)-3, as of any date of determination, 10% of Aggregate Debit Items on such date. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight

16 Financing Rate (SOFR) (or a successor administrator). “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code, as in effect on the Effective Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor. “Collateral” shall have the meaning provided for such term or a similar term in each of the Security Documents, if any, as in effect from time to time; provided that with respect to any Mortgages, “Collateral” shall mean “Mortgaged Property” as defined therein. “Collateral/Guarantee Reinstatement” shall have the meaning provided in Section 1.15(c). “Collateral/Guarantee Release” shall have the meaning provided in Section 1.15(a). “Collateral/Guarantee Suspension Date” shall have the meaning provided in Section 1.15(a). “Collateral Agent” shall mean JPMorgan or any successor appointed in accordance with the provisions of Section 12.8, together with its Affiliates, as the collateral agent for the Secured Parties. “Commitment” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment, Initial2025 TLA Commitment, Incremental Term Loan Commitment, Extended Revolving Credit Commitment, Additional/Replacement Revolving Credit Commitment or any combination thereof (as the context requires) and (b) with respect to each Swingline Lender or swingline lender under any Extended Revolving Credit Commitments or Additional/Replacement Revolving Credit Commitment, its respective Swingline Commitment or swingline commitment, as applicable. “Commitment Fee” shall have the meaning provided in Section 4.1(a). “Commitment Fee Rate” shall mean the rate per annum determined by reference to the applicable Debt Ratings set forth in the ratings-based grid below (such pricing level, the “Ratings Level”), with Level 1 being the “highest” level and Level 5 being the “lowest” level: Pricing Level Debt Ratings (Moody’s/S&P) Applicable Revolving Commitment Fee Percentage 1 BBB+ / Baa1 (or better) 0.150% 2 BBB / Baa2 0.225% 3 BBB- / Baa3 0.300% 4 BB+ / Ba1 0.350% 5 BB / Ba2 (or worse) 0.400%

17 For purposes of determining the Ratings Level: (i) in the event that Debt Ratings are provided by each of Moody’s and S&P, and such Debt Ratings fall within different pricing levels, the Commitment Fee Rate shall be based on the higher of the two pricing levels, unless one of the two Debt Ratings is two or more pricing levels below the other, in which case the Commitment Fee Rate shall be determined by reference to the pricing level immediately below the pricing level of the higher of the two Debt Ratings, (ii) in the event that a Debt Rating is provided only by one of Moody’s and S&P, the Commitment Fee Rate shall be based on such pricing level, and (iii) in the event that no Debt Ratings are available, the pricing level shall be level 5. Each change in the Commitment Fee Rate resulting from a publicly announced change in a Debt Rating shall be effective during the period commencing three (3) Business Days after the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Commitment Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. “Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Confidential Information” shall have the meaning provided in Section 13.16. “Consolidated EBITDA” shall mean, for any period, the Consolidated Net Income for such period, plus: (a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period: (i) total interest expense and, to the extent not reflected in such total interest expense, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income from Cash Equivalents and gains on such Hedging Obligations or such derivative instruments, bank and letter of credit fees, amortization of deferred financing fees or costs and costs of surety bonds in connection with financing activities (but excluding interest expense in respect of Indebtedness outstanding under any Margin Lines of Credit), (ii) provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar taxes and foreign withholding taxes paid or

18 accrued during such period (including in respect of repatriated funds and any penalties and interest related to such taxes), (iii) depreciation and amortization (including amortization of intangible assets established through purchase accounting), (iv) Non-Cash Charges, (v) (i) expected pro forma “run rate” cost savings, operating expense reductions, operating improvements and other cost synergies related to mergers and other business combinations, acquisitions and other investments (including any of the foregoing consummated prior to the Eighth Amendment Effective Date), divestitures, dispositions, discontinuance of activities or operations, the consolidation or closing of locations, restructurings, expansions, integration, transition, insourcing initiatives, operating improvements, cost savings initiatives and other business optimization initiatives or new service roll out, actions or events that are projected to result from actions that have been taken or initiated or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) during the period through the eight full consecutive fiscal quarters immediately after consummation or implementation, as the case may be, of the applicable transaction, initiative, action or event or, in each case, net of any benefits actually achieved in the applicable period, and (ii) the aggregate amount of pro forma “run rate” income reasonably expected to be realized or achieved as Consolidated EBITDA contribution from the entry into Strategic Relationship Agreements as estimated by the Borrower in good faith, as if such Strategic Relationship Agreement had been entered into, and the transactions contemplated thereby (including the registration of advisors with, and the transition of brokerage and investment advisory assets to, the Borrower or any of the Restricted Subsidiaries) had occurred, as of the first day of such period; (vi) unusual or non-recurring charges, operating expenses directly attributable to the implementation of cost savings initiatives and executive employment agreements, severance costs, relocation costs (including duplicative running costs), integration costs and facilities’ opening costs, signing costs (other than in connection with onboarding advisors), retention or completion bonuses (other than in connection with onboarding advisors), transition costs (other than in connection with onboarding advisors) and costs related to closure and/or consolidation of facilities and other business optimization expenses and reserves, (vii) restructuring charges, accruals or reserves and related charges (including restructuring costs related to acquisitions prior to and after the Effective Date), (viii) (A) the amount of management, monitoring, consulting and advisory fees, indemnities and related expenses paid or accrued in such period to (or on behalf of) the Sponsors (including any amortization thereof) and (B) the amount of expenses relating to payments made to option holders of the Borrower or any Parent Entity in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to

19 the extent permitted in this Agreement, (ix) losses on Dispositions, disposals or abandonments (other than Dispositions, disposals or abandonments in the ordinary course of business), (x) any costs or expenses incurred pursuant to any management equity plan or share option plan or any other management or employee benefit plan or agreement or share subscription or shareholder agreement, to the extent such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or the net cash proceeds of any issuance of Capital Stock (other than Disqualified Capital Stock) of the Borrower (or any Parent Entity thereof), (xi) any non-cash loss attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Accounting Standards Codification 815, (xii) any loss relating to amounts paid in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income for such period, (xiii) any gain relating to Hedging Obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(vi) and (b)(vii) below, (xiv) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back, (xv) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, acquisition or any sale, conveyance, transfer or other Disposition of assets permitted under this Agreement, to the extent actually indemnified or reimbursed, or, so long as the Borrower has received notification from the applicable provider that it intends to indemnify or reimburse such expenses, charges or losses and such amount is in fact indemnified or reimbursed within 365 days of the date of such notification, (xvi) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has received notification from the insurer such amount will be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such notification, expenses, charges or losses with respect to liability or casualty events or business interruption, (xvii) amounts paid or reserved in connection with earn-out obligations in connection with any acquisition of a business or Person, and

20 (xviii) any costs or expenses incurred in connection with, or related to, the onboarding and integration of advisors, less (b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period: (i) unusual or non-recurring gains, (ii) [Reserved], (iii) non-cash gains, (iv) gains on Dispositions, disposals or abandonments (other than Dispositions, disposals or abandonments in the ordinary course of business), (v) any non-cash gain attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Accounting Standards Codification 815, (vi) any gain relating to amounts received in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in such period, (vii) any loss relating to Hedging Obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in any prior period and excluded from Consolidated EBITDA pursuant to clause (a)(xii) or (a)(xiii) above, and (viii) any expenses, charges or losses included in Consolidated EBITDA in any prior period pursuant to clauses (a)(xv) or (a)(xvi) of this definition, but not in fact indemnified or reimbursed, as the case may be, within 365 days of the date of notification as described in such clause, plus (c) an adjustment equal to the amount, without duplication of any amount otherwise included in any other clause of the definition of “Consolidated EBITDA”, of the Pro Forma Adjustment shall be added to Consolidated EBITDA (including the portion thereof occurring prior to the relevant acquisition or Disposition), in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that, (I) to the extent included in the Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation or transaction gains

21 and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Hedging Agreements for currency exchange risk); (II) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of during such period (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis; and (III) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise Disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each such Person, property, business or asset so sold, transferred or otherwise Disposed of or closed, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, reclassification or conversion) determined on a historical Pro Forma Basis; provided that notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph (III) until such Disposition shall have been consummated. provided that, the aggregate amount added back pursuant to clauses (a)(v) and (a)(xviii) above in any Test Period shall not exceed 20% of Consolidated EBITDA for such Test Period (calculated after giving effect to all addbacks and adjustments). Notwithstanding anything to the contrary contained herein and subject to adjustment as provided in clauses (II) and (III) of the immediately preceding proviso with respect to acquisitions and Dispositions occurring following the Effective Date and adjustments as provided under clause (c) above, Consolidated EBITDA shall be deemed to be $133,147,000, $132,534,000, $142,970,000, and $143,821,000 for the fiscal-quarters ended December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively. “Consolidated EBITDA to Consolidated Interest Expense Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently ended

22 Test Period ended on or prior to such date of determination to (b) Consolidated Interest Expense for such Test Period; provided that, for purposes of calculating the Consolidated EBITDA to Consolidated Interest Expense Ratio for any period ending prior to the first anniversary of the Effective Date, Consolidated Interest Expense shall be an amount equal to actual Consolidated Interest Expense from the Effective Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Effective Date through the date of determination. In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, repays, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has not been permanently repaid) subsequent to the commencement of the period for which the Consolidated EBITDA to Consolidated Interest Expense Ratio is being calculated, but prior to or simultaneously with the event for which the calculation of the Consolidated EBITDA to Consolidated Interest Expense Ratio is made, then the Consolidated EBITDA to Consolidated Interest Expense Ratio shall be calculated giving Pro Forma Effect to such incurrence, assumption, guarantee, repayment, redemption, retirement or extinguishing of Indebtedness as if the same had occurred at the beginning of the applicable Test Period. “Consolidated Interest Expense” shall mean, for any period, the cash interest expense (including that attributable to Capitalized Leases in accordance with GAAP), net of cash interest income from Cash Equivalents, of the Borrower and the Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements for Indebtedness, but excluding, however, (a) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, pay-in-kind interest expense, the amortization of original issue discount resulting from Indebtedness below par and any other amounts of non-cash interest (including as a result of the effects of purchase accounting), (b) the accretion or accrual of discounted liability during such period, (c) any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, (d) any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to Accounting Standards Codification 815, (e) any one-time cash costs associated with breakage costs in respect of interest rate Hedging Agreements, (f) any interest expense in respect of Indebtedness outstanding under any Margin Lines of Credit, (g) all additional interest or liquidated damages then owing pursuant to any registration rights agreement and any comparable “additional interest” or liquidated damages with respect to other securities designed to compensate the holders thereof for a failure to publicly register such securities, (h) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, and (i) any expensing of commitment and other financing fees (excluding, for the avoidance of doubt, the Commitment Fee). “Consolidated Net Income” shall mean, for any period, the net income (loss) attributable to the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period,

23 (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) Transaction Expenses and any fees and expenses (including any commissions, discounts, and other fees or charges) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing or recapitalization transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed and/or not successful) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (d) any income (loss) for such period attributable to the early extinguishment of Indebtedness (including Term Loans), Hedging Agreements or other derivative instruments, (e) accruals and reserves that are established or adjusted in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period, (f) stock-based, partnership interest-based and similar incentive-based compensation award or arrangement expenses (including with respect to any profits interest relating to membership interests in any partnership or limited liability company), (g) any income (loss) for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or, if not paid in cash or Cash Equivalents, but later converted into cash or Cash Equivalents, upon such conversion) to the referent Person or a Restricted Subsidiary thereof in respect of such period, and (h) any income (loss) for such period resulting from the purchase or acquisition, and subsequent cancellation, of any Term Loans hereunder by any Purchasing Borrower Party pursuant to the provisions of Section 13.6. There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. There shall be excluded from Consolidated Net Income for any period the effects from applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Effective Date and any Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions) or the amortization or write-off of any amounts thereof.

24 “Consolidated Secured Debt” shall mean, as of any date of determination, (a) the sum, without duplication, of (i) the aggregate principal amount of Consolidated Total Debt as of such date of determination that is secured by a Lien on any of the assets or property of the Borrower or any Restricted Subsidiary and (ii) solely for purposes of determining the Borrower’s or any Restricted Subsidiary’s ability to incur additional Indebtedness under the Incurrence-Based Incremental Amount (for purposes of Section 2.14(b)(B) and 10.1(v)(ii)), the aggregate principal amount of all unsecured, subordinated or junior lien Permitted Additional Debt incurred (or to be incurred, subject to such determination) under Section 10.1(v)(ii), minus (b) the sum of (i) the aggregate amount of cash and cash equivalents included in the cash accounts not identified as “restricted” on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date plus (ii) all Segregated Cash as at such date, to the extent that such sum exceeds the amount of Required Cash and to the extent the use thereof for application to the payment of Indebtedness is not otherwise prohibited by law or any contract to which the Borrower or any of the Restricted Subsidiaries is a party minus (c) all Indebtedness of the Borrower and the Restricted Subsidiaries outstanding under any Margin Lines of Credit on such date. It is understood that to the extent the Borrower or any Restricted Subsidiary issues or incurs any Indebtedness hereunder and receives the proceeds of such Indebtedness, for purposes of determining any incurrence test under this Agreement and whether the Borrower is in Pro Forma Compliance with any such test, the proceeds of such issuances or incurrence shall not be considered cash for purposes of any “netting” pursuant to clause (b) of this definition. “Consolidated Secured Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the last day of the most recently ended Test Period on or prior to such date of determination to (b) Consolidated EBITDA for such Test Period. “Consolidated Total Assets” shall mean, as of any date of determination, the total amount of all assets of the Borrower and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date. “Consolidated Total Debt” shall mean, as of any date of determination, the sum of the aggregate principal amount of indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition or Investments similar to those made for Permitted Acquisitions), consisting of indebtedness for borrowed money, Unpaid Drawings, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments. “Consolidated Total Debt to Consolidated EBITDA Ratio” shall mean, as of any date of determination, the ratio of (a) (x) Consolidated Total Debt as of the last day of the most recently ended Test Period on or prior to such date of determination minus (y) the sum of (i) the aggregate amount of cash and cash equivalents included in the cash accounts not identified as “restricted” on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date plus (ii) all Segregated Cash as at such date, to the extent that such sum exceeds the amount of Required Cash and to the extent the use thereof for application to the payment of Indebtedness is not otherwise prohibited by law or any contract to which the Borrower or any of

25 the Restricted Subsidiaries is a party minus (z) all Indebtedness of the Borrower and the Restricted Subsidiaries outstanding under any Margin Lines of Credit on such date to (b) Consolidated EBITDA for such Test Period. It is understood that to the extent the Borrower or any Restricted Subsidiary issues or incurs any Indebtedness hereunder and receives the proceeds of such Indebtedness, for purposes of determining any incurrence test under this Agreement and whether the Borrower is in Pro Forma Compliance with any such test, the proceeds of such issuances or incurrence shall not be considered cash for purposes of any “netting” pursuant to clause (a) of this definition. “Continuing Director” shall mean, at any date, an individual (a) who is a member of the Board of Directors of Holdings on the Closing Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months, (c) who has been nominated or designated to be a member of such Board of Directors, directly or indirectly, by the Permitted Holders or Persons nominated or designated by the Permitted Holders or (d) who has been nominated or designated to be, or designated as, a member of such Board of Directors by a majority of the other Continuing Directors then in office; provided that, at any time when at least a majority of the outstanding Voting Stock of Holdings is directly or indirectly owned by a Parent Entity, all references in this definition to “Holdings” (other than in this proviso) shall be deemed to refer to the ultimate Parent Entity that directly or indirectly owns such Voting Stock of Holdings. “Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound other than the Obligations. “Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”. “Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”. “Corrective Extension Amendment” shall have the meaning provided in Section 2.15(e). “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning assigned to it in Section 13.21. “Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First

26 Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt or (c) Permitted Unsecured Refinancing Debt; provided that, in each case, such Indebtedness is issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to modify, extend, refinance, renew, replace or refund, in whole or in part, existing Term Loans or existing Revolving Credit Loans (or unused Revolving Credit Commitments), any then-existing Additional/Replacement Revolving Credit Loans (or unused Additional/Replacement Revolving Credit Commitments), any then-existing Extended Revolving Credit Loans (or unused Extended Revolving Credit Commitments), or any Loans under any then-existing Incremental Facility (or, if applicable, unused Commitments thereunder), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided, further, that (i) the covenants, events of default and guarantees of such Indebtedness (excluding, for the avoidance of doubt, interest rates, interest margins, rate floors, funding discounts, fees, financial maintenance covenants and prepayment or redemption premiums and terms) (when taken as a whole) are not materially more favorable to the lenders or holders providing such Indebtedness than those applicable to the Refinanced Debt (other than covenants or other provisions applicable only to periods after the Latest Maturity Date)(provided that in the event any financial maintenance covenant under any Credit Agreement Refinancing Indebtedness is materially more favorable to such lenders or holders than the Financial Performance Covenants, the Financial Performance Covenants shall be deemed modified on or prior to the date of the incurrence of such Credit Agreement Refinancing Indebtedness so that they are equally favorable to the holders of the Refinanced Debt as such financial maintenance covenants are to the holders of such Credit Agreement Refinancing Indebtedness), (ii) in the case of any such Indebtedness in the form of notes or debentures or which modifies, extends, refinances, renews, replaces or refunds, in whole or in part, existing Term Loans, shall have a maturity that is no earlier than the maturity of the Refinanced Debt and a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (iii) in the case of any such Indebtedness which modifies, extends, refinances, renews, replaces or refunds any existing Revolving Credit Loans (or unused Revolving Credit Commitments), any then-existing Additional/Replacement Revolving Credit Loans (or unused Additional/Replacement Revolving Credit Commitments) or any then-existing Extended Revolving Credit Loans (or unused Extended Revolving Credit Commitments) shall have a maturity that is no earlier than the maturity of such Refinanced Debt, (iv) except to the extent otherwise permitted under this Agreement (subject to a dollar for dollar usage of any other basket set forth in Section 10.1, if applicable), such Indebtedness shall not have a greater principal amount (or accreted value, if applicable) than the principal amount (or accreted value, if applicable) of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and fees and expenses associated with the refinancing plus an amount equal to any existing commitments unutilized and letters of credit undrawn, (v) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (vi) except to the extent otherwise permitted hereunder, the aggregate unused revolving commitments under such Credit Agreement Refinancing Indebtedness shall not exceed the unused Revolving Credit Commitments, Additional/Replacement Revolving Credit Commitments or Extended Revolving Credit Commitments, as applicable, being replaced plus undrawn letters of credit, and (vii) in the case of any such Indebtedness in the form of notes or debentures or which extends, renews, replaces or refinances, in whole or in part, existing Term Loans, shall not require any mandatory

27 repayment or redemption (other than (x) in the case of notes or debentures, customary change of control, asset sale event or casualty or condemnation event offer and customary acceleration any time after an event of default or upon any Event of Default and (y) in the case of any term loans, mandatory prepayments that are on terms not more favorable to the lenders or holders providing such Indebtedness than those applicable to the Refinanced Debt) prior to the 91st day after the maturity date of the Refinanced Debt. “Credit Documents” shall mean this Agreement, the Guarantee, the Security Documents, if any, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Agency Fee Letter, each Letter of Credit, any promissory notes issued by the Borrower hereunder, any Incremental Agreement, any Extension Agreement and any Customary Intercreditor Agreement entered into after the Effective Date to which the Collateral Agent and/or Administrative Agent is a party. “Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance, or increase in the amount, of a Letter of Credit. “Credit Facility” shall mean any of the Initial2025 TLA Facility, any Incremental Term Loan Facility, the Revolving Credit Facility, any Additional/Replacement Revolving Credit Facility, any Extended Term Loan Facility or any Extended Revolving Credit Facility, as applicable. “Credit Party” shall mean the Borrower and each of the Guarantors, if any. “Cumulative Consolidated Net Income” shall mean, as at any date of determination, Consolidated Net Income for the period (taken as one accounting period) commencing on January 1, 2017 and ending on the last day of the most recent fiscal quarter for which Section 9.1 Financials have been delivered. “Cure Amount” shall have the meaning provided in Section 11.12(a). “Cure Deadline” shall have the meaning provided in Section 11.12(a). “Cure Right” shall have the meaning provided in Section 11.12(a). “Customary Intercreditor Agreement” shall mean (a) to the extent executed in connection with the incurrence of secured Indebtedness, the security of which is not intended to rank junior or senior to the Liens securing the Obligations (but without regard to the control of remedies) to the extent then in effect, at the option of the Borrower and the Administrative Agent acting together, either (i) any intercreditor agreement substantially in the form of the Senior Priority Lien Intercreditor Agreement or (ii) a customary intercreditor agreement in a form reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens securing such Indebtedness shall not rank junior or senior to the Lien securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of secured Indebtedness, the security of which is intended to rank junior to the Liens securing the Obligations, at the option of the Borrower and the Administrative Agent acting together, either (i) an intercreditor agreement substantially in the

28 form of the Junior Priority Lien Intercreditor Agreement or (ii) a customary intercreditor agreement in a form reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens securing such Indebtedness shall rank junior to the Lien securing the Obligations. “Debt Fund Affiliate” shall mean any Affiliate of Holdings (other than Holdings, the Borrower or any Subsidiary of the Borrower) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which any Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such Affiliate. “Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, but excluding Indebtedness permitted to be issued or incurred under Section 10.1, including because Section 10.1 is not then in effect (other than Incremental Term Loans incurred in reliance on clause (i) of the proviso to Section 2.14(b) and, if Section 10.1 is then in effect, Permitted Additional Debt incurred in reliance on Section 10.1(v)(i) and, to the extent relating to Term Loans, Credit Agreement Refinancing Indebtedness). “Debt Ratings” shall mean, the senior unsecured debt rating of the Borrower issued by Moody’s and S&P. “Debtor Relief Laws” shall mean the Bankruptcy Code, and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” shall mean any Lender that (a) has failed to fund, or has notified the Borrower, the Administrative Agent, any Letter of Credit Issuer, any Swingline Lender (or any letter of credit issuer or swingline lender under any Extended Revolving Credit Facility or Additional/Replacement Revolving Credit Facility) or any Lender in writing that it does not intend to fund, any portion of the Revolving Credit Loans, Additional/Replacement Revolving Credit Loans, Extended Revolving Credit Loans (and/or related letters of credit participations or participations in swingline loans), Letter of Credit Participations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent, any Letter of Credit Issuer, any Swingline Lender (or any letter of credit issuer or swingline lender under any Extended Revolving Credit Facility or Additional/Replacement Revolving Credit Facility) or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (c) notified

29 the Borrower or the Administrative Agent, any Letter of Credit Issuer, any Swingline Lender (or any letter of credit issuer or swingline lender under any Extended Revolving Credit Facility) or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement or provided any written notification to any Person to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, has made a public statement or provided any written notification to any Person to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be reasonable, conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each Letter of Credit Issuer, each Swingline Lender and each other Lender promptly following such determination. “Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Borrower or its Restricted Subsidiaries in connection with a Disposition pursuant to Section 10.4(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition). “Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business. “Disposition” shall have the meaning provided in Section 10.4.

30 “Disqualified Capital Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is putable or exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, other than as a result of a change of control, asset sale event or casualty or condemnation event and customary acceleration any time after an event of default so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale event or casualty or condemnation event and customary acceleration any time after an event of default shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Hedging Obligations under any Secured Hedging Agreement, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), or (b) is redeemable or exchangeable at the option of the holder thereof (other than solely for Qualified Capital Stock), other than as a result of a change of control, asset sale or casualty or condemnation event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale event or casualty or condemnation event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Hedging Obligations under any Secured Hedging Agreement, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), in whole or in part, or (c) provides for the scheduled payment of dividends in cash, in each case prior to the date that is 91 days after the Latest Maturity Date; provided that if such Capital Stock is issued pursuant to any plan for the benefit of employees of Holdings (or any Parent Entity thereof), the Borrower or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Holdings (or any Parent Entity thereof), the Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. “Disqualified Lenders” shall mean any bank, financial institution or other institutional lender or investor and those Persons who are competitors of the Borrower that have been, in each case, separately identified in writing by the Borrower or the Sponsors and acknowledged by the Administrative Agent by notice to the Borrower prior to the Effective Date. “Dividends” shall have the meaning provided in Section 10.6. “Documentation Agent” shall mean the Person identified on the cover page of this Agreement as such, in its capacity as documentation agent under this Agreement. “Dollars” and “$” shall mean dollars in lawful currency of the United States of America. “Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the Applicable Laws of the United States, any state thereof, or the District of Columbia. “Drawing” shall have the meaning provided in Section 3.4(b). “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA

31 Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Effective Date” shall mean the date upon which the conditions set forth in Section 6 are satisfied, which date is March 10, 2017. “Eighth Amendment” shall mean the Eighth Amendment, dated as of May 20, 2024, made by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Incremental Revolving Lenders (as defined therein) party thereto, the Administrative Agent, and the other Persons party thereto. “Eighth Amendment Effective Date” shall mean the “Eighth Amendment Effective Date” (as defined in the Eighth Amendment). “Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (subject, in each case, to such consents, if any, as may be required under Section 13.6(b)), other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender. “Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release or threatened Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment. “Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, in each case relating to pollution or the protection of the environment or, to the extent relating to exposure to chemicals, materials or substances that are harmful or deleterious to the environment, human

32 health or safety. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Effective Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor. “ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with Holdings, the Borrower or a Subsidiary thereof would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” shall have the meaning provided in Section 11. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Exchange Rate” shall mean on any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into any other currency (including Dollars), as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later. “Excluded Capital Stock” shall mean: (a) any Capital Stock with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower and the Collateral Agent), the cost or other consequences (including any material adverse tax consequences) of pledging such Capital Stock shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (b) solely in the case of any pledge of Capital Stock of any Foreign Subsidiary or FSHCO to secure the Obligations, any Capital Stock that is Voting Stock of such Foreign Subsidiary or FSHCO in excess of 65% of the outstanding Capital Stock that is Voting Stock of such class, (c) any Capital Stock to the extent the pledge thereof would be prohibited by

33 any Applicable Law (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained), (d) the Capital Stock of any Unrestricted Subsidiary, (e) [reserved], (f) the Capital Stock of PTC Holdings, Inc. and The Private Trust Company, N.A., (g) any “margin stock” and Capital Stock of any Person, other than any wholly-owned Restricted Subsidiary to the extent, and for so long as, the pledge of such Capital Stock would be prohibited by the terms of any Contractual Obligation, Organizational Document, joint venture agreement or shareholders’ agreement applicable to such Person, (h) any Capital Stock of any Subsidiary to the extent that the pledge of such Capital Stock would result in material adverse tax consequences to Holdings, the Borrower or any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent and notified in writing to the Collateral Agent, and (i) the Capital Stock of any Subsidiary of a Foreign Subsidiary or FSHCO. “Excluded Property” shall have the meaning provided in the Security Agreement. “Excluded Subsidiary” shall mean: (a) any Subsidiary that is not a wholly owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 9.11 (for so long as such Subsidiary remains a non-wholly owned Subsidiary), (b) any Subsidiary, including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, that is prohibited by Applicable Law, accounting policies or principles or by Contractual Obligations existing on the Effective Date (including, without limitation, the Broker-Dealer Regulated Subsidiaries set forth in Schedule 1.1(b)) or, with respect to any Subsidiary acquired by the Borrower or a Restricted Subsidiary after the Effective Date (so long as such prohibition is not incurred in contemplation of such acquisition), Contractual Obligations existing on the date such Subsidiary is so acquired, or that is otherwise restricted by Applicable Law, in each case from guaranteeing the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restrictions or any replacement or renewal thereof is in effect), (c) any Subsidiary that would require any consent, approval, license or authorization from any Governmental Authority to provide a Guarantee unless such consent, approval, license or authorization has been received, or is received after commercially reasonable efforts by such Subsidiary to obtain the same, which efforts may be requested by the Administrative Agent, (d) any Domestic Subsidiary that is (i) a FSHCO or (ii) a direct or indirect

34 Subsidiary of a CFC, (e) PTC Holdings, Inc. or The Private Trust Company, N.A., (f) any Immaterial Subsidiary (provided that the Borrower shall not be permitted to exclude Immaterial Subsidiaries from guaranteeing the Obligations to the extent that (i) the aggregate amount of gross revenue for all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) excluded by this clause (f) exceeds 10% of the consolidated gross revenues of the Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries for the most recent Test Period ended on or prior to the date of determination or (ii) the aggregate amount of total assets for all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) excluded by this clause (f) exceeds 10% of the aggregate amount of total assets of the Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries as at the end of the most recent Test Period ended on or prior to the date of determination), (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent in consultation with the Borrower (confirmed in writing by notice to the Borrower and the Collateral Agent), the cost or other consequences (including any material adverse tax consequences) of providing a guarantee shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (h) any Foreign Subsidiary and any Unrestricted Subsidiary, (i) any other Domestic Subsidiary acquired pursuant to a Permitted Acquisition and financed with secured Indebtedness incurred pursuant to Section 10.1(j) or 10.1(k) and permitted by the proviso to subclause (z) and (y) of each such Section, respectively, and each Restricted Subsidiary acquired in such Permitted Acquisition that guarantees such Indebtedness to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing the Obligations (so long as such prohibition is not incurred in contemplation of such acquisition), (j) any Subsidiary that is a captive insurance company; and (k) any Subsidiary to the extent that the guarantee of the Obligations would result in material adverse tax consequences to Holdings, the Borrower or any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent and notified in writing to the Collateral Agent. “Excluded Swap Obligation” shall mean, with respect to any Credit Party, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after

35 giving effect to Section 9.18 hereof and any other “keepwell, support or other agreement” for the benefit of such Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the Guarantee of such Credit Party, or a grant by such Credit Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition. “Exclusive IP Licenses” shall mean any exclusive intellectual property license, sublicense or cross-license granted by the Borrower or any of its Restricted Subsidiaries to another Person, which license, sublicense or cross-license was not made in the ordinary course of business and which materially limits the ability of the Borrower or its Restricted Subsidiaries to continue to use such intellectual property in its business. “Existing Class” shall mean Existing Term Loan Classes and each Class of Existing Revolving Credit Commitments. “Existing Revolving Credit Class” shall have the meaning provided in Section 2.15(a)(ii). “Existing Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a)(ii). “Existing Revolving Credit Loans” shall have the meaning provided in Section 2.15(a)(ii). “Existing Term Loan Class” shall have the meaning provided in Section 2.15(a). “Expected Cure Amount” shall have the meaning provided in Section 11.12(b). “Extended Loans/Commitments” shall mean Extended Term Loans, Extended Revolving Credit Loans and/or Extended Revolving Credit Commitments. “Extended Repayment Date” shall have the meaning provided in Section 2.5(d). “Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.15(a)(ii). “Extended Revolving Credit Facility” shall mean each Class of Extended Revolving Credit Commitments established pursuant to Section 2.15(a)(ii). “Extended Revolving Credit Loans” shall have the meaning provided in Section 2.15(a)(ii). “Extended Term Loan Class” shall have the meaning provided in Section 2.15(a). “Extended Term Loan Facility” shall mean each Class of Extended Term Loans

36 made pursuant to Section 2.15. “Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(d). “Extended Term Loans” shall have the meaning provided in Section 2.15(a). “Extending Lender” shall have the meaning provided in Section 2.15(b). “Extension Agreement” shall have the meaning provided in Section 2.15(c). “Extension Date” shall have the meaning provided in Section 2.15(d). “Extension Election” shall have the meaning provided in Section 2.15(b). “Extension Request” shall mean Term Loan Extension Requests and Revolving Credit Extension Requests. “Extension Series” shall mean all Extended Term Loans or Extended Revolving Credit Commitments (as applicable) that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule. “Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower. “Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of a Person and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act. “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Effective Date (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof. “FCPA” shall mean Foreign Corrupt Practices Act of 1977, as amended. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and

37 published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement. “Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1. “Fifth Amendment” shall mean the Fifth Amendment, dated as of March 15, 2021, made by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Incremental Revolving Lenders (as defined therein) party thereto, the Administrative Agent, and the other Persons party thereto. “Fifth Amendment Effective Date” shall mean the “Fifth Amendment Effective Date” (as defined in the Fifth Amendment). “Financial Performance Covenants” shall mean the covenants of the Borrower set forth in Sections 10.9 and 10.10. “First Lien Obligations” shall mean the Obligations, Permitted First Priority Refinancing Debt and the Permitted Additional Debt Obligations (other than any Permitted Additional Debt Obligations that are unsecured or are secured by a Lien ranking junior or senior to the Lien securing the Obligations (but without regard to the control of remedies)), collectively. “Fitch” shall mean Fitch Ratings, Ltd. or any successor by merger or consolidation to its business. “Fixed Baskets” shall have the meaning provided in Section 1.2(m). “Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto. “Foreign Plan” shall mean any pension plan maintained or contributed to by the Borrower or any Restricted Subsidiary with respect to employees employed outside the United States. “Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary. “Fort Mill Regional Campus” shall mean the office space in Fort Mill, South Carolina. “Fort Mill Real Property Liabilities” means all obligations and liabilities incurred by the Borrower or any of its Restricted Subsidiaries in connection with, or in respect of (a) the construction of the office space on the Fort Mill Regional Campus and (b) any lease of such

38 office space by the Borrower or any of its Restricted Subsidiaries. “Fourth Amendment” shall mean the Fourth Amendment, dated as of November 12, 2019, made by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Incremental Lenders (as defined therein) party thereto, the Administrative Agent, and the other Persons party thereto. “Fourth Amendment Effective Date” shall mean the “Fourth Amendment Effective Date” (as defined in the Fourth Amendment). “Fourth Amendment Transactions” shall mean, collectively, (a) the entering into the Fourth Amendment and the funding of the Tranche B-1 Term Loans (as defined in the Fourth Amendment) on the Fourth Amendment Effective Date, (b) the issuance of $400,000,000 in principal amount of Senior 2027 Notes on or around the Fourth Amendment Effective Date, (c) the consummation of any other transactions connected with the foregoing and (d) the payment of fees and expenses in connection with any of the foregoing (including the Transaction Expenses). “Fronting Fee” shall have the meaning provided in Section 4.1(b). “FSHCO” shall mean any direct or indirect Domestic Subsidiary that has no material assets other than Capital Stock of one or more direct or indirect Foreign Subsidiaries that are CFCs. “Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time. “Governmental Authority” shall mean the government of the United States, any foreign country or any multinational authority, or any state, province, territory or other political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including the PBGC and other quasi-governmental entities established to perform such functions. “Guarantee” shall mean the Guarantee, dated as of March 29, 2012, made by each Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit A, as amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase

39 property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. “Guarantors” shall mean (a) each of Holdings and each Domestic Subsidiary of Holdings (other than Borrower or any Excluded Subsidiary) on the Effective Date and (b) each Subsidiary that becomes a party to the Guarantee after the Effective Date pursuant to Section 9.11. “Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law. “Hedge Bank” shall mean any Person that is a Lender, an Agent or an Affiliate of a Lender or an Agent and that is a counterparty to a Hedging Agreement with a Credit Party or one of its Restricted Subsidiaries, in its capacity as such, at the time it enters into such Hedging Agreement or at any time after it has entered into such Hedging Agreement. “Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any

40 Master Agreement. “Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements. “Historical Financial Statements” shall mean, as of the Effective Date, (a) the audited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows of Holdings and its Subsidiaries for the fiscal years ended December 31, 2014, December 31, 2015 and December 31, 2016. “Holdings” shall mean (i) Holdings (as defined in the preamble to this Agreement) or (ii) any other Person or Persons (the “New Holdings”) that is a Subsidiary of (or are Subsidiaries of) Holdings or of any Parent Entity of Holdings (or the previous New Holdings, as the case may be) (the “Previous Holdings”); provided that (a) such New Holdings directly owns 100% of the Capital Stock of the Borrower, (b) the New Holdings shall expressly assume all the obligations of the Previous Holdings under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (c) the New Holdings shall have delivered to the Administrative Agent a certificate of an Authorized Officer stating that such substitution and any supplements to the Credit Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, (d) if reasonably requested by the Administrative Agent, an opinion of counsel shall be delivered by the Borrower to the Administrative Agent to the effect that such substitution does not violate this Agreement or any other Credit Document, (e) all Capital Stock of the Borrower is contributed or otherwise transferred to such New Holdings and pledged to secure the Obligations and (f) no Default or Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Default or Event of Default or material tax liability; provided, further, that if each of the foregoing is satisfied, the Previous Holdings shall be automatically released of all its obligations under the Credit Documents and any reference to “Holdings” in the Credit Documents shall be meant to refer to the “New Holdings”. “HUD” shall mean the United States Department of Housing and Urban Development. “HUD-Regulated Subsidiary” shall mean the Subsidiary of the Borrower that is a HUD-approved non-supervised mortgagee. “HUD-Regulated Subsidiary Required Cash” shall mean, as of any date of determination, the greater of (a) $100,000 and (b) the difference of (i) all cash and cash equivalents on the balance sheet of the HUD-Regulated Subsidiary as of such date and (ii) the Adjusted Net Worth (as referenced in 12 CFR Section 202.5(n)) of the HUD-Regulated Subsidiary as of such date above $500,000. “Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of a Person and its Subsidiaries taken as a whole after giving effect to the Transactions (including the execution and delivery of this

41 Agreement, the making of the Loans and the use of proceeds of such Loans on the Effective Date) (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by an Authorized Officer of such Person. “Immaterial Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary of the Borrower (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the most recent Test Period ended on or prior to such determination date were less than 5% of the aggregate of total assets of the Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries at such date and (b) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) for such Test Period were less than 5% of the consolidated gross revenues of the Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries for such period, in each case determined in accordance with GAAP. “Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor. “Incremental Agreement” shall have the meaning set forth in Section 2.14(e). “Incremental Commitments” shall have the meaning provided in Section 2.14(a). “Incremental Facilities” shall have the meaning provided in Section 2.14(a). “Incremental Facility Closing Date” shall have the meaning provided in Section 2.14(e). “Incremental Limit” shall have the meaning provided in Section 2.14(b). “Incremental Revolving Credit Commitment” shall mean the Commitment of any Lender in respect of an Incremental Revolving Credit Commitment Increase or Additional/Replacement Revolving Credit Commitments, in each case, pursuant to Section 2.14(a). “Incremental Revolving Credit Commitment Increase” shall have the meaning provided in Section 2.14(a). “Incremental Revolving Credit Commitment Increase Lender” shall have the meaning provided in Section 2.14(f). “Incremental Term Loan Commitment” shall mean the Commitment of any

42 Lender to make Incremental Term Loans of a particular Class pursuant to Section 2.14(a). “Incremental Term Loan Facility” shall mean each Class of Incremental Term Loans made pursuant to Section 2.14. “Incremental Term Loan Maturity Date” shall mean, with respect to any Class of Incremental Term Loans made pursuant to Section 2.14, the final maturity date thereof. “Incremental Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(d). Section 2.5(d). “Incremental Term Loan Repayment Date” shall have the meaning provided in “Incremental Term Loans” shall have the meaning provided in Section 2.14(a). “Incurrence-Based Baskets” shall have the meaning provided in Section 1.2(m). “Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) the maximum amount (after giving effect to any prior drawings or reductions which have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (c) net Hedging Obligations of such Person; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) current trade liabilities (but not any refinancings, extensions, renewals, or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof except if such trade liabilities bear interest, (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) obligations resulting from take-or-pay contracts entered into in the ordinary course of business); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

43 foregoing; (f) all Capitalized Lease Obligations; (g) all obligations of such Person in respect of Disqualified Capital Stock; and (h) all Guarantee Obligations of such Person in respect of any of the provided that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset and (iii) the Fort Mill Real Property Liabilities. For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt of such Person and (B) in the case of Holdings, the Borrower and their Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. “Indemnified Parties” shall have the meaning provided in Section 13.5(a). “Initial Financial Statement Delivery Date” shall mean the date on which Section 9.1 Financials are delivered to the Administrative Agent under Section 9.1(a) or (b) for the first full fiscal quarter of the Borrower commencing after the Fifth Amendment Effective Date. “Initial TLA Lender” shall mean each Lender with an Initial TLA Commitment or holding an Initial TLA Loan. “Initial TLA Loan” shall have the meaning provided in Section 2.1(a). “Initial TLA Commitment” shall mean, (a) in the case of each Lender that is a Lender on the Ninth Amendment Effective Date, the amount, if any, set forth opposite such Lender’s name on Schedule 1.1(a) hereto as such Lender’s “Initial TLA Commitment” and (b) in the case of any Lender that becomes a Lender after the Ninth Amendment Effective Date, the amount specified as such Lender’s “Initial TLA Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Initial TLA Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Initial TLA Commitments as of the Ninth Amendment Effective Date is

44 $1,020,000,000. “Initial TLA Facility” shall mean the Initial TLA Commitments and the Initial TLA Loans. “Initial TLA Maturity Date” shall mean December 5, 2026; provided that if such date is not a Business Day, the “Initial TLA Maturity Date” will be the Business Day immediately following such date. “Intellectual Property” shall have the meaning provided for such term or a similar term in the Security Agreement (as in effect immediately prior to the Ninth Amendment Effective Date). “Intercompany Note” shall mean the Amended and Restated Intercompany Subordinated Note, dated as of the Effective Date, substantially in the form of Exhibit N, executed by Holdings, the Borrower and each other Subsidiary of the Borrower party thereto. “Interest Period” shall mean, with respect to any Term SOFR Rate Loans, the interest period applicable thereto, as determined pursuant to Section 2.9. “Introducing Broker-Dealer Minimum Capital” shall mean for those Subsidiaries of the Borrower that are broker-dealers exempt from the provisions of SEC Rule 15c3-3, as of any date of determination, the greater of (a) 120% of such Subsidiaries’ consolidated minimum dollar Net Capital required (as defined in SEC Rule 15c3-1), and (b) the consolidated Aggregate Indebtedness (as defined in SEC Rule 15c3-1) of such Subsidiaries, divided by ten. “Investment” shall have the meaning provided in Section 10.5. “Investment Grade Rating” shall mean a senior unsecured debt rating of (i) Baa3 (stable) or better from Moody’s (or its equivalent under any successor rating categories of Moody’s), (ii) BBB- (stable) or better from S&P (or its equivalent under any successor rating categories of S&P) or (iii) BBB- (stable) or better from Fitch (or its equivalent under any successor rating categories of Fitch). “Investors” shall mean the Sponsors, the Management Investors and certain other investors arranged by and/or designated by the Sponsors and identified to the Administrative Agent prior to the Effective Date. “ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance). “Issuer Documents” shall mean with respect to any Letter of Credit, any Letter of Credit Request, and any other document, agreement and instrument entered into by any Letter of Credit Issuer and the Borrower (or any Restricted Subsidiary) or in favor of any Letter of Credit Issuer and relating to such Letter of Credit.

45 “JPMorgan” shall mean JPMorgan Chase Bank, N.A. “Joint Bookrunners” shall mean the Persons listed on the cover page of this Agreement as such in their capacities as Joint Bookrunners under this Agreement. “Joint Lead Arrangers” shall mean the Persons listed on the cover page of this Agreement as such in their capacities as Joint Lead Arrangers under this Agreement. “Junior Priority Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit I-2 among the Administrative Agent and/or the Collateral Agent and one or more representatives for the holders of one or more classes of Indebtedness permitted by this Agreement and that is intended (and/or required) to be secured on a junior lien basis to the Liens securing the Obligations, with such modifications thereto as the Administrative Agent and Borrower may reasonably agree. “Latest Maturity Date” shall mean, with respect to any Indebtedness or Capital Stock, the latest Maturity Date applicable to any Credit Facility that is outstanding hereunder as determined on the date such Indebtedness is issued or incurred or such Capital Stock is issued. “LCT Election” shall have the meaning specified in Section 1.2(o). “LCT Test Date” shall mean the date specified in the LCT Election; provided, that (a) with respect to any prepayment of Indebtedness, such date shall be the date of the irrevocable prepayment notice and (b) with respect to all other Limited Condition Transactions, such date shall be the date of the definitive agreements for such Limited Condition Transaction. “Lender” shall mean (a) the Persons listed on Schedule 1.1(a), (b) any other Person that shall become a party hereto as a “lender” pursuant to Section 13.6 and (c) each Person that becomes a party hereto as a “lender” pursuant to the terms of Section 2.14, in each case other than a Person who ceases to be a “Lender.” “Letter of Credit” shall have the meaning provided in Section 3.1(a). “Letter of Credit Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. “Letter of Credit Commitment” shall mean (a) with respect to each Letter of Credit Issuer that is a Letter of Credit Issuer on the Eighth Amendment Effective Date, the amount set forth opposite such Letter of Credit Issuer’s name on Schedule 1.1(a) as such Letter of Credit Issuer’s “Letter of Credit Commitment”, and (b) in the case of any Letter of Credit Issuer that becomes a Letter of Credit Issuer after the Eighth Amendment Effective Date, the amount specified as such Letter of Credit Issuer’s “Letter of Credit Commitment” in the assignment and acceptance agreement pursuant to which such Letter of Credit Issuer assumed a portion of the Total Letter of Credit Commitment. The aggregate amount of all Letter of Credit Commitments as of the Eighth Amendment Effective Date is $150,000,000. “Letter of Credit Exposure” shall mean, with respect to any Lender, at any time,

46 the sum of (a) the amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) Revolving Credit Loans pursuant to Section 3.4 at such time and (b) such Lender’s Revolving Credit Commitment Percentage of the Letter of Credit Obligations at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) Revolving Credit Loans pursuant to Section 3.4). “Letter of Credit Fee” shall have the meaning provided in Section 4.1(c). “Letter of Credit Issuer” shall mean (a) JPMorgan, (b) each Lender listed as a “Letter of Credit Issuer” on Schedule 1.1(a), with a Letter of Credit Commitment amount set forth opposite such Lender’s name on such Schedule 1.1(a), and (c) any one or more Persons who shall become a Letter of Credit Issuer pursuant to Section 3.6. Any Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, and in each such case the term “Letter of Credit Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires. “Letter of Credit Maturity Date” shall mean the date that is five Business Days prior to the Revolving Credit Maturity Date. “Letter of Credit Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all Letter of Credit Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms, but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “Letter of Credit Participant” shall have the meaning provided in Section 3.3(a). “Letter of Credit Participation” shall have the meaning provided in Section 3.3(a). “Letter of Credit Request” shall have the meaning provided in Section 3.2(b). “Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien. “Limited Condition Transaction” means any (a) Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the

47 acquisition of Capital Stock or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (b) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or preferred stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (c) any Dividend requiring irrevocable notice in advance thereof. “Liquidity Lines of Credit” shall mean any lines of credit established and used by LPL Financial, LLC and any other Broker-Dealer Regulated Subsidiary for operational liquidity purposes in the ordinary course of the “broker-dealer” business of such Broker-Dealer Regulated Subsidiary (and in any event excluding any lines of credit (and commitments thereunder and proceeds thereof) used as regulatory capital for computation of Net Capital (as defined in SEC Rule 15c3-1)). “Loan” shall mean any Revolving Credit Loan, Additional/Replacement Revolving Credit Loan, Extended Revolving Credit Loan, Swingline Loan (including any swingline loan pursuant to an Extended Revolving Credit Facility or an Additional/Replacement Revolving Credit Facility) or Term Loan made by any Lender hereunder. “Management Investors” shall mean the officers, directors and employees of Holdings, the Borrower and the Subsidiaries who become investors in Holdings or any of its Parent Entities or in the Borrower. “Mandatory Borrowing” shall have the meaning provided in Section 2.1(f). “Margin Lines of Credit” shall mean any lines of credit established and used by the Borrower and its Subsidiaries consistent with ordinary course practice to fund or support loans and advances (including Margin Loans) to customers of the Borrower or any of its Subsidiaries, including customers of financial advisors, made in accordance with Applicable Law and the applicable rules and guidance promulgated by the Board and the U.S. Financial Industry Regulatory Authority (FINRA) with respect to extensions of credit by the Broker-Dealer Regulated Subsidiaries , and any replacement lines established on substantially similar terms and conditions. “Margin Loans” as defined in Regulation T. “Master Agreement” shall have the meaning provided in the definition of the term “Hedging Agreement.” “Material Adverse Effect” shall mean a circumstance or condition that materially and adversely affects (a) the business, assets, operations, properties or financial condition of the Borrower and the Restricted Subsidiaries (taken as a whole), (b) the ability of the Credit Parties (taken as a whole) to perform their payment obligations under the Credit Documents or (c) the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Documents. “Maturity Date” shall mean the Initial2025 TLA Maturity Date, any Incremental Term Loan Maturity Date, the Revolving Credit Maturity Date, any maturity date related to any

48 Class of Extended Revolving Credit Commitments, any maturity date related to any Class of Additional/Replacement Revolving Credit Commitments, any maturity date related to any Class of Extended Term Loans, or the Swingline Maturity Date, as applicable. “Minimum Borrowing Amount” shall mean (a) with respect to a Borrowing of Term Loans or Revolving Credit Loans, $1,000,000 and (b) with respect to a Borrowing of Swingline Loans, $100,000. “Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Capital Stock. “Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business. “Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by the owner of a Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties evidencing a Lien on such Mortgaged Property, substantially in the form of Exhibit O (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as reasonably agreed between the Borrower and the Collateral Agent. “Mortgaged Property” shall mean (a) Real Property identified on Schedule 1.1(c) and (b) Real Property owned in fee with respect to which a Mortgage is required to be granted pursuant to Section 9.14(b). “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, a Restricted Subsidiary or an ERISA Affiliate had an obligation to contribute over the five preceding calendar years. “Necessary Cure Amount” shall have the meaning provided in Section 11.12(b). “Net Cash Proceeds” shall mean, with respect to any any issuance of Capital Stock, any capital contribution or any Disposition of any Investment, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received) received by or on behalf of the Borrower or any of the Restricted Subsidiaries in respect of such issuance of Capital Stock or Disposition of any Investment, less (b) the sum of: (i) in the case of any Disposition, the amount, if any, of all taxes paid or estimated to be payable by the Borrower or any of the Restricted Subsidiaries in connection with such Disposition (including withholding taxes imposed on the repatriation of any such Net Cash Proceeds), (ii) in the case of any Disposition, the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any amounts deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Disposition and (y) retained by the Borrower or any of the Restricted Subsidiaries, including any pension and other post-employment benefit liabilities and liabilities related to environmental

49 matters or against any indemnification obligations associated with such transaction; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Disposition occurring on the date of such reduction, (iii) in the case of any Disposition, the amount of any principal amount, premium or penalty, if any, interest or other amounts on any Indebtedness secured by a Lien on the assets that are the subject of such Disposition to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Disposition and such Indebtedness is actually so repaid (it being understood that the foregoing clause (iii) shall not apply with respect to any secured Permitted Additional Debt or secured Credit Agreement Refinancing Indebtedness), (iv) [reserved]; (v) [reserved]; (vi) [reserved], and (vii) in the case of any Disposition, issuance of Capital Stock or capital contribution, reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and search and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, discounts and other costs and expenses paid by the Borrower or any of the Restricted Subsidiaries, as applicable, in connection with such Disposition, issuance of Capital Stock or capital contribution, in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above. “New Holdings” shall have the meaning provided in the definition of the term “Holdings”. “Ninth Amendment” shall mean the Ninth Amendment, dated as of December 5, 2024, made by and among Holdings, the Borrower, the Lenders party thereto, the Administrative Agent, and the other Persons party thereto. “Ninth Amendment Effective Date” shall mean the “Ninth Amendment Effective Date” (as defined in the Ninth Amendment). “Ninth Amendment Transactions” shall mean, collectively, (a) the entering into the Ninth Amendment and the funding of the Initial TLA Loans (as defined in the Ninth Amendment) on the Ninth Amendment Effective Date, (b) the repayment in full of all of the term loans outstanding under this Agreement immediately prior to the Ninth Amendment Effective Date, (c) the consummation of any other transactions connected with the foregoing (including the release of the Subsidiary Guarantors and the termination of the Liens securing the Obligations) and (d) the payment of fees and expenses in connection with any of the foregoing (including the Transaction Expenses). “Non-Cash Charges” shall mean (a) any impairment charge or asset write-off or

50 write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (b) all losses from investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of purchase accounting, (e) the non-cash impact of accounting changes or restatements and (f) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period). “Non-Cash Compensation Expense” shall mean any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements. “Non-Consenting Lender” shall have the meaning provided in Section 13.7(b). “Non-Debt Fund Affiliate” shall mean any Affiliate of Holdings (other than Holdings, the Borrower or any Subsidiary of the Borrower) that is not a Debt Fund Affiliate. “Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender. “Non-Excluded Taxes” shall have the meaning provided in Section 5.4(a). “Non-Extension Notice Date” shall have the meaning provided in Section 3.2(e). “Non-U.S. Lender” shall have the meaning provided in Section 5.4(d). “Note” shall have the meaning provided in Section 13.6(c). “Notice of Borrowing” shall have the meaning provided in Section 2.3(a). “Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a). “NYFRB” means the Federal Reserve Bank of New York. “NYFRB Rate” means, for any day, the Federal Funds Effective Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if such rate is not published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York City time) on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it. “Obligations” shall mean the collective reference to (a) the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or

51 more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Credit Party to any of the Secured Parties under this Agreement and the other Credit Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement and the other Credit Documents, (c) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Agreement or the other Credit Documents, (d) the due and punctual payment and performance of all Hedging Obligations (other than Excluded Swap Obligations) under each Secured Hedging Agreement and (e) the due and punctual payment and performance of all Cash Management Obligations under each Secured Cash Management Agreement. Notwithstanding the foregoing, (i) unless otherwise agreed to by the Borrower and any Hedge Bank or Cash Management Bank, the obligations of Holdings, the Borrower or any Subsidiary under any Secured Hedging Agreement and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Credit Documents shall not require the consent of the holders of Hedging Obligations under Secured Hedging Agreements or of the holders of Cash Management Obligations under Secured Cash Management Agreements. “OCC” shall mean the Office of the Comptroller of the Currency. “OCC-Regulated Subsidiary” shall mean any Subsidiary of the Borrower that is regulated by the OCC. “OCC-Regulated Subsidiary Required Cash” shall mean, as of any date of determination, (a) all cash and cash equivalents on the balance sheet of any OCC-Regulated Subsidiary as of such date minus (b) all Indebtedness on the balance sheet of any OCC-Regulated Subsidiary as of such date minus (c) the difference of (i) the Risk-Based Capital (as referenced in 12 U.S.C. Section 282) of any OCC-Regulated Subsidiary as of such date and (ii) $4,000,000 (or such other amount that is required by the OCC or otherwise agreed to by any OCC-Regulated Subsidiary and the OCC). “OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury. “OID” shall have the meaning provided in Section 13.18. “Organizational Documents” shall mean (a) with respect to any corporation, the

52 certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Original Credit Agreement” shall have the meaning provided in the recitals to this Agreement. “Original Lender” shall have the meaning provided in the recitals to this Agreement. “Other Taxes” shall have the meaning provided in Section 5.4(b). “Parent Entity” shall mean any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership) of Holdings and/or the Borrower, as applicable. “Participant” shall have the meaning provided in Section 13.6(d)(i). “Participant Register” shall have the meaning provided in Section 13.6(d)(ii). “PATRIOT Act” shall have the meaning provided in Section 8.19. “Payment” has the meaning set forth in Section 12.15. “Payment Notice” has the meaning set forth in Section 12.15. “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto. “Pension Plan” shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA, other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA, Section 412 or Section 430 of the Code or Section 302 of ERISA sponsored, maintained or contributed to by the Borrower, a Restricted Subsidiary or an ERISA Affiliate or, solely with respect to representations and covenants that relate to liability under Section 4069 of ERISA, that was so maintained and in respect of which the Borrower, any Restricted Subsidiary or ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated. “Perfection Certificate” shall mean a certificate in the form of Exhibit P or any other form approved by the Administrative Agent in its reasonable discretion. “Permitted Acquisition” shall mean any acquisition, by merger or otherwise, by

53 the Borrower or any of the Restricted Subsidiaries of assets (including any assets constituting a business unit, line of business or division) or Capital Stock, so long as (i) such acquisition and all transactions related thereto shall be consummated in all material respects in accordance with all Applicable Laws; (ii) if such acquisition involves the acquisition of Capital Stock of a Person that upon such acquisition would become a Subsidiary, such acquisition shall result in the issuer of such Capital Stock becoming a Restricted Subsidiary and, to the extent required by Section 9.11, a Guarantor; (iii) to the extent required by Sections 9.11, 9.12 and/or 9.14(b), such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Capital Stock or any assets so acquired; (iv) after giving effect to such acquisition, no Event of Default shall have occurred and be continuing; (v) after giving effect to such acquisition, the Borrower and its Restricted Subsidiaries shall be in compliance with Section 9.13; and (vi) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.1(j) and 10.1(k), respectively, and any related Pro Forma Adjustment), with the covenants set forth in Sections 10.9 and 10.10, as such covenants are recomputed as of the last day of the most recently ended Test Period under such Section as if such acquisition had occurred on the first day of such Test Period. “Permitted Acquisition Consideration” shall mean in connection with any Permitted Acquisition, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition at the time such Permitted Acquisition is made) of, without duplication: (a) the purchase consideration paid or payable in cash for such Permitted Acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness and/or Guarantee Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Indebtedness incurred or assumed in connection with such Permitted Acquisition; provided, in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof by the Borrower or its Restricted Subsidiaries. “Permitted Additional Debt” shall mean senior secured or senior unsecured, senior subordinated or subordinated debt, in each case issued or incurred by the Borrower or a Guarantor; provided that (a) the terms of such Indebtedness do not provide for maturity or any scheduled mandatory repayment, mandatory redemption, mandatory offer to purchase or sinking fund obligation prior to the Latest Maturity Date, other than, subject (except in the case of any First Lien Obligations) to the prior repayment of or the prior offer to repay (and to the extent such offer is accepted, the prior repayment of) the Obligations hereunder (other than Hedging Obligations under any Secured Hedging Agreement, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default, (b) the covenants, events of default, Subsidiary guarantees and other terms for such Indebtedness (provided that such Indebtedness

54 shall have interest rates (including through fixed interest rates), interest rate margins, rate floors, fees, funding discounts, original issue discounts and redemption or prepayment terms and premiums determined by the Borrower to be market rates, margins, rate floors, fees, discounts and premiums at the time of issuance of such Indebtedness), taken as a whole, are determined by the Borrower to not be materially more restrictive on the Borrower and its Restricted Subsidiaries than the terms of this Agreement (as in effect on the Effective Date); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (c) if such Indebtedness is senior subordinated or subordinated Indebtedness, the terms of such Indebtedness provide for customary “high yield” subordination of such Indebtedness to the Obligations. “Permitted Additional Debt Documents” shall mean any document or instrument (including any guarantee, security agreement or mortgage) issued or executed and delivered with respect to any Permitted Additional Debt by any Credit Party. “Permitted Additional Debt Obligations” shall mean, if any secured Permitted Additional Debt has been incurred or issued and is outstanding, the collective reference to (a) the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in the applicable Permitted Additional Debt Documents (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on any such Permitted Additional Debt, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment, redemption or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Credit Party to any of the Permitted Additional Debt Secured Parties under the applicable Permitted Additional Debt Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower or any Credit Party under or pursuant to applicable Permitted Additional Debt Documents. “Permitted Additional Debt Secured Parties” shall mean the holders from time to time of the secured Permitted Additional Debt Obligations (and any representative on their behalf). “Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by the Borrower and/or the Guarantors in the form of one or more series of senior secured notes or loans; provided that (i) no such Indebtedness with an aggregate outstanding principal amount in excess of $350,000,000 shall be incurred prior to a Guarantee/Collateral

55 Reinstatement or at any time that a Suspension Period is in effect unless such Indebtedness is incurred substantially concurrently with a Guarantee/Collateral Reinstatement, (ii) [reserved], (iii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness”. “Permitted Holders” shall mean the Investors; provided that for purposes of the definition of Change of Control, “Permitted Holders” shall mean the Sponsors and the Management Investors. “Permitted Junior Priority Refinancing Debt” shall mean secured Indebtedness incurred by the Borrower in the form of one or more series of second lien (or other junior lien) secured notes or debentures or second lien (or other junior lien) secured loans; provided that (i) no such Indebtedness with an aggregate outstanding principal amount in excess of $350,000,000 shall be incurred prior to a Guarantee/Collateral Reinstatement or at any time that a Suspension Period is in effect unless such Indebtedness is incurred substantially concurrently with a Guarantee/Collateral Reinstatement, (ii) [reserved], and (iii) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” (provided that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and any other First Lien Obligations, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness”). “Permitted Liens” shall mean: (a) Liens for taxes, assessments or other governmental charges or claims that are either (i) not yet due overdue by more than 30 days or (ii) being diligently contested in good faith by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP, (b) Liens in respect of property or assets of the Borrower or any of its Restricted Subsidiaries imposed by law, such as landlord’s, carriers’, warehousemen’s, repairmen’s, construction contractors’ and mechanics’ Liens and other similar Liens, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect, (c) Liens arising from judgments or decrees for the payment of money in circumstances not constituting an Event of Default under Section 11.10, (d) Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations) incurred in the ordinary course of business,

56 (e) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located, (f) easements, rights-of-way, licenses, restrictions (including zoning restrictions), minor title defects, exceptions or irregularities in title, encroachments, protrusions and other similar charges or encumbrances, which in each case do not, individually or in the aggregate, materially detract from the value of the Real Property of the Borrower and its Restricted Subsidiaries, taken as a whole, or interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and that were not incurred in connection with and do not secure any Indebtedness, and to the extent reasonably agreed by the Administrative Agent, any exception on the title policies issued in connection with any Mortgaged Property, (g) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense permitted by this Agreement, (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (i) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of the Borrower or any of its Restricted Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.1, (j) licenses, sublicenses and cross-licenses of Intellectual Property in the ordinary course of business, (k) Liens arising from precautionary UCC financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Restricted Subsidiaries, (l) any zoning or similar law or right reserved to, or vested in, any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary course of conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, (m) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole or (ii) secure any Indebtedness, (n) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such

57 bank accounts in the ordinary course of business, and (o) Liens in connection with the Fort Mill Real Property Liabilities; provided that such Liens do not at any time extend to or cover any assets other than the Fort Mill Regional Campus (except for accessions and additions to such assets, replacements and products thereof and customary security deposits). “Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (B) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(a), 10.1(h), 10.1(q) or 10.1(v), the direct and contingent obligors with respect to such Permitted Refinancing Indebtedness are not changed (except that any Credit Party may be added as an additional obligor), (C) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 10.1(f) or Section 10.1(g), such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness, and (D) if the Indebtedness being Refinanced is Indebtedness permitted by Section 10.1(a), 10.1(h) or 10.1(v), the terms and conditions of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Lender or the Borrower than the terms and conditions of the Refinanced Indebtedness being Refinanced (including, if applicable, as to collateral priority and subordination, but excluding as to interest rates, interest margins, rate floors, fees, funding discounts and redemption or prepayment premiums and terms); provided that a certificate of an Authorized Officer of the Borrower, as the case may be, delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement in clause (D) shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees). “Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Borrower or any of the Restricted Subsidiaries after the Effective Date with respect to the Borrower’s property listed on Schedule 1.1(c). “Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by the Borrower in the form of one or more series of senior unsecured notes or loans;

58 provided that (i) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries of the Borrower other than Subsidiaries that are Guarantors. “Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority. “Platform” shall have the meaning provided in Section 9.1(i). “Pledge Agreement” shall mean a Pledge Agreement substantially in the form of Exhibit C hereto. “Post-Transaction Period” shall mean, with respect to any Specified Transaction, restructuring, operating improvement, cost savings initiative and other initiatives (including the restructuring, modification and renegotiation of contracts and other arrangements), the period through the eight full consecutive fiscal quarters immediately following the date of such Specified Transaction or other transaction, initiative or event. “Present Fair Saleable Value” shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of the applicable Person and its subsidiaries taken as a whole are sold on a going-concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated. “Previous Holdings” shall have the meaning provided in the definition of the term “Holdings.” “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. “Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Borrower, the pro forma “run rate” increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) reasonably identifiable and factually supportable cost savings, operating expense reductions or other synergies realized or expected to be realized prior to or during such Post-Transaction Period or (b) any additional costs, expenses or charges, accruals or reserves (collectively, “Costs”) incurred prior to or during such Post-Transaction Period in connection with the combination of the operations of a Pro Forma Entity with the operations of the Borrower and its Restricted Subsidiaries or otherwise in connection with, as a result of or related to such Specified Transaction; provided that, so long as such cost savings, operating expense reductions or other synergies are realized or expected to be realized prior to or during such Post-Transaction Period, or such Costs are incurred prior to or during such Post-Transaction Period, it may be assumed,

59 for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings, operating expense reductions or other synergies will be realizable during the entirety of such Test Period and/or such Costs will be incurred during the entirety of such Test Period, as applicable; and provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings, operating expense reductions or other synergies or Costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period. “Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions (excluding, for purposes of calculating Consolidated Total Assets, any decrease in cash and Cash Equivalents as a result of any such Specified Transactions constituting a Dividend or repayment of Indebtedness) and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other Disposition of all or substantially all Capital Stock in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of the term “Specified Transaction,” shall be included, (b) any retirement or repayment of Indebtedness and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment.” “Pro Forma Entity” shall mean any Acquired Entity or Business, any Sold Entity or Business, any Converted Restricted Subsidiary or any Converted Unrestricted Subsidiary. “Public Lender” shall have the meaning provided in Section 9.1(i). “Public Side Information” shall have the meaning provided in Section 9.1(i). “Purchasing Borrower Party” shall mean Holdings, the Borrower or any Subsidiary of the Borrower that becomes Transferee pursuant to Section 13.6(g). “QFC” has the meaning assigned to the term “qualified financial contract” in, and

60 shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 13.21. “Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock. “Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Ratings Level” shall have the meaning provided in the definition of the term “Applicable Margin” and “Commitment Fee Rate”, as applicable. “Real Property” shall mean, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned by any Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership thereof. “Recovery Event” shall mean (a) any damage to, destruction of or other casualty or loss involving any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of or relating to, or any similar event in respect of, any property or asset, in each case, of the Borrower or a Restricted Subsidiary. “Reference Rate” shall mean, on any day, an interest rate per annum equal to the Adjusted Term SOFR Rate for a three-month Interest Period commencing on such date. “Refinance” shall have the meaning provided in the definition of the term “Permitted Refinancing Indebtedness”. “Refinanced Indebtedness” shall have the meaning provided in the definition of the term “Permitted Refinancing Indebtedness”. “Register” shall have the meaning provided in Section 13.6(b)(v). “Regulated Subsidiaries” shall mean the Broker-Dealer Regulated Subsidiary, the HUD-Regulated Subsidiary and any OCC-Regulated Subsidiary. “Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements. “Regulation U” shall mean Regulation U of the Board as from time to time in

61 effect and any successor to all or a portion thereof establishing margin requirements. “Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements. “Regulatory Authority” shall have the meaning provided in Section 13.16. “Reinstatement Event” shall have the meaning provided in Section 1.15(c). “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, and advisors of such Person and of such Person’s Affiliates. “Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, from or into any building, structure, facility or fixture subject to human occupation. “Remaining Dividends Amount” means, at any time of determination, (a) the sum of: (i) the greater of (A) $590,000,000 and (B) 6.75% of Consolidated Total Assets (measured as of the date the applicable Investment is made, Dividend is paid or Subject Payment is made, based upon the Section 9.1 Financials most recently delivered on or prior to such date), (ii) the aggregate amount of all dividends, returns, interest, profits, distributions, income and similar amounts (in each case, to the extent made in cash) received by the Borrower or any Restricted Subsidiary from any Investment (which amounts shall not exceed the amount of such Investment (valued at the Fair Market Value of such Investment at the time such Investment was made)) to the extent such Investment was made by using the Remaining Dividends Amount during the period from and including the Fourth Amendment Effective Date through and including such time (other than the portion of any such dividends and other distributions that is used by the Borrower or any Restricted Subsidiary to pay taxes); (iii) aggregate amount of all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any Investment (which amounts shall not exceed the amount of such Investment (valued at the Fair Market Value of such Investment at the time such Investment was made)) to the extent such Investment was made by using the Remaining Dividends Amount during the period from and including the Fourth Amendment Effective Date through and including such time in respect of loans made by the Borrower or any Restricted Subsidiary and that constituted Investments; (iv) to the extent not applied to prepay or redeem any secured Permitted Additional Debt, the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the Disposition of its ownership interest in any Investment to any Person other than to the Borrower or a Restricted Subsidiary and to the extent such Investment was made by using the Remaining Dividends Amount during the period from and including the Fourth Amendment Effective Date through and including such time; and (v) the amount of any Investment, in each case following the Fourth Amendment Effective Date and at or through and including such time, of the Borrower or any of its Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated subsequent to any such Investment as a Restricted Subsidiary pursuant to Section 9.16 or that has been merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiaries pursuant to Section 10.3, in each case,

62 such amount not to exceed the lesser of (x) the Fair Market Value of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary immediately prior to giving effect to such re-designation or merger or consolidation and (y) the amount originally invested from the Remaining Dividends Amount by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary, minus (b) the sum of, without duplication and without taking into account the proposed portion of the amount calculated above to be used at such time: (i) the aggregate amount of any Investments made by the Borrower or any Restricted Subsidiary using the amounts set forth in Sections 10.5(j)(v), 10.5(s)(v) and 10.5(x)(E) after the Fourth Amendment Effective Date and on or prior to such time of determination; (ii) the aggregate amount of Dividends made by Holdings or the Borrower using the amounts set forth in clause (i) of Section 10.6(h) after the Fourth Amendment Effective Date and on or prior to such time of determination; and (iii) the aggregate amount expended of prepayments, repurchases, redemptions and defeasances made by the Borrower or any Restricted Subsidiary using the amounts set forth in clause (iii)(D) of the proviso to Section 10.7(a) after the Fourth Amendment Effective Date and on or prior to such time of determination (such prepayments, repurchases, redemptions and defeasances being “Subject Payments”). “Removal Effective Date” shall have the meaning provided in Section 12.8. “Repayment Amount” shall mean any an Extended Term Loan Repayment Amount with respect to any Extension Series and the amount of any installment of Incremental Term Loans scheduled to be repaid on any date. “Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than those events as to which the 30 day notice period referred to in Section 4043 of ERISA has been waived, with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsections (m) and (o) of Section 414 of the Code). “Required Additional/Replacement Revolving Credit Lenders” shall mean, with respect to each Class of Additional/Replacement Revolving Credit Commitments at any date, Non-Defaulting Lenders having or holding a majority of Adjusted Total Additional/Replacement Revolving Credit Commitment of such Class at such date (or, if the Total Additional/Replacement Revolving Credit Commitment of such Class has been terminated at such time, a majority of the outstanding principal amount of the Additional/Replacement Revolving Credit Loans of such Class and the related revolving credit exposure (excluding the revolving credit exposure of Defaulting Lenders) in the aggregate at such date). “Required Cash” shall mean the sum of Broker-Dealer Required Cash, OCC-Regulated Subsidiary Required Cash and HUD-Regulated Subsidiary Required Cash; provided, that to the extent, after the Effective Date, the Borrower or any of its Subsidiaries shall

63 acquire or create any new “regulated” Domestic Subsidiary that shall not be required to guaranty the Obligations pursuant to the Guarantee, then the definition of “Required Cash” shall also include the required cash of any such Person, which required cash shall be calculated in a substantially equivalent manner as Broker-Dealer Required Cash, OCC-Regulated Subsidiary Required Cash and HUD-Regulated Subsidiary Required Cash have been calculated and otherwise in a manner mutually agreed between the Borrower and the Administrative Agent. “Required Credit Facility Lenders” shall mean, (a) with respect to any Credit Facility consisting of Term Loans, the “Required Term Class Lenders” with respect to such Credit Facility and (b) with respect to any Credit Facility that is not a Term Loan Facility, the “Required Revolving Class Lenders” with respect to such Credit Facility. “Required Lenders” shall mean, at any date and subject to the limitations set forth in Section 13.6(h), Non-Defaulting Lenders having or holding greater than 50% of (a) the outstanding principal amount of the Term Loans in the aggregate at such date, (b) (i) the Adjusted Total Revolving Credit Commitment at such date and the Adjusted Total Extended Revolving Credit Commitment of all Classes at such date or (ii) if the Total Revolving Credit Commitment (or any Total Extended Revolving Credit Commitment of any Class) has been terminated or, for the purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Revolving Credit Loans and Letter of Credit Exposure (excluding the Revolving Credit Exposure of Defaulting Lenders) in the aggregate at such date and/or the outstanding principal amount of the Extended Revolving Credit Loans and letter of credit exposure under such Extended Revolving Credit Commitments (excluding any such Extended Revolving Credit Loans and letter of credit exposure of Defaulting Lenders) at such date and (c)(i) the Adjusted Total Additional/Replacement Revolving Credit Commitment of each Class of Additional/Replacement Revolving Credit Commitments at such date or (ii) if the Adjusted Total Additional/Replacement Revolving Credit Commitment of any Class of Additional/Replacement Revolving Credit Commitments has been terminated or for purposes of acceleration pursuant to Section 11, the outstanding principal amount of the Additional/Replacement Revolving Credit Loans of such Class and the related revolving credit exposure (excluding the revolving credit exposure of Defaulting Lenders) in the aggregate at such date. Section 3.4(a). “Required Reimbursement Date” shall have the meaning provided in “Required Revolving Class Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding greater than 50% of the Adjusted Total Revolving Credit Commitment or the Adjusted Total Additional/Replacement Revolving Credit Commitment, as applicable, at such date (or, if the Total Revolving Credit Commitment or Total Additional/Replacement Revolving Credit Commitment has been terminated at such time, a majority of the outstanding principal amount of the Revolving Credit Loans and Revolving Credit Exposure (excluding the Revolving Credit Exposure of Defaulting Lenders) or of the Additional/Replacement Revolving Credit Loans and related revolving credit exposure (excluding the revolving credit exposure of Defaulting Lenders) at such time). “Required Term Class Lenders” shall mean, at any date and with respect to any

64 Credit Facility consisting of Term Loans, Non-Defaulting Lenders having or holding greater than 50% of the outstanding principal amount of the Term Loans of such Credit Facility in the aggregate at such date. “Resignation Effective Date” shall have the meaning provided in Section 12.8. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted Foreign Subsidiary” shall mean each Restricted Subsidiary that is also a Foreign Subsidiary. “Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary. Unless otherwise expressly provided herein, all references herein to a “Restricted Subsidiary” shall mean a Restricted Subsidiary of the Borrower. “Revolving Credit Commitment” shall mean, (a) with respect to each Lender that is a Lender on the Eighth Amendment Effective Date, the amount set forth opposite such Lender’s name on Schedule 1.1(a) as such Lender’s “Aggregate Revolving Commitment”, (b) in the case of any Lender that becomes a Lender after the Eighth Amendment Effective Date, the amount specified as such Lender’s “Revolving Credit Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Revolving Credit Commitment and (c) in the case of any Lender that increases its Revolving Credit Commitment or becomes an Incremental Revolving Credit Commitment Increase Lender, in each case pursuant to Section 2.14, the amount specified in the applicable Incremental Agreement, in each case as the same may be changed from time to time pursuant to terms hereof. The aggregate amount of the Revolving Credit Commitments as of the Eighth Amendment Effective Date is $2,250,000,000. “Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Revolving Credit Commitment by (b) the aggregate amount of the Revolving Credit Commitments; provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be its Revolving Credit Commitment Percentage as in effect immediately prior to such termination. “Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Credit Loans of such Lender then outstanding, (b) such Lender’s Letter of Credit Exposure at such time and (c) such Lender’s Swingline Exposure at such time. “Revolving Credit Extension Request” shall have the meaning provided in Section 2.15(a)(ii). “Revolving Credit Facility” shall have the meaning provided in the recitals to this Agreement. “Revolving Credit Lender” shall mean, at any time, any Lender that has a

65 Revolving Credit Commitment at such time. “Revolving Credit Loan” shall have the meaning provided in Section 2.1(b). “Revolving Credit Maturity Date” shall mean May 20, 2029, provided, that if such date is not a Business Day, then the “Revolving Credit Maturity Date” will be the Business Day immediately following such date. “Revolving Credit Termination Date” shall mean the date on which the Revolving Credit Commitments shall have terminated, no Revolving Credit Loans shall be outstanding and the Letter of Credit Obligations shall have been reduced to zero or Cash Collateralized. “S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business. “Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Borrower or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of; provided that any transaction described above that is consummated within 270 days of the date of acquisition of the applicable property by the Borrower or any of its Restricted Subsidiaries shall not constitute a “Sale Leaseback” for purposes of this Agreement. “SDN List” shall have the meaning provided in Section 8.21. “SEC” shall mean the Securities and Exchange Commission or any successor thereto. “Second Amendment” shall mean the Second Amendment, dated as of September 21, 2017, made by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Incremental Lenders (as defined therein) party thereto, the Administrative Agent, and the other Persons party thereto. “Second Amendment Effective Date” shall mean the “Second Amendment Effective Date” (as defined in the Second Amendment). “Second Amendment Transactions” shall mean, collectively, (a) the entering into the Second Amendment and the funding of the Tranche B Term Loans (as defined in the Second Amendment) on the Second Amendment Effective Date, (b) the entering into of supplements to the Senior 2025 Note Documents and the issuance of $400,000,000 in principal amount of additional Senior 2025 Notes on or around the Second Amendment Effective Date, (c) the consummation of any other transactions connected with the foregoing and (d) the payment of fees and expenses in connection with any of the foregoing (including the Transaction Expenses). “Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s

66 certificate delivered, or required to be delivered, pursuant to Section 9.1(d). “Secured Cash Management Agreement” shall mean any agreement relating to Cash Management Services that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and a Cash Management Bank. “Secured Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between any Credit Party or any Restricted Subsidiary and any Hedge Bank. “Secured Parties” shall mean, collectively, (a) the Lenders, (b) the Letter of Credit Issuers, (c) the Swingline Lenders, (d) the Administrative Agent, (e) the Collateral Agent, (f) each Hedge Bank, (g) each Cash Management Bank, (h) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Documents and (i) any successors, endorsees, transferees and assigns of each of the foregoing. “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit B. “Security Documents” shall mean, collectively and as applicable, (a) the Security Agreement, (b) the Pledge Agreement, (c) the Mortgages, if any, and (d) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.11, 9.12 or 9.14 or Customary Intercreditor Agreement executed and delivered pursuant to Section 10.2 or pursuant to any of the Security Documents, Permitted Additional Debt Documents or documentation governing Credit Agreement Refinancing Indebtedness to secure or perfect the security interest in any property as collateral for any or all of the First Lien Obligations. “Segregated Cash” shall mean, as of any date of determination, all cash and “qualified” cash equivalents segregated on the balance sheet of the Broker-Dealer Regulated Subsidiary as of such date under SEC Rule 15c3-3. “Senior 2025 Notes” shall mean the 5.750% unsecured senior notes due 2025 of the Borrower issued pursuant to the Senior 2025 Notes Indenture. “Senior 2027 Notes” shall mean the 4.625% unsecured senior notes due 2027 of the Borrower issued pursuant to the Senior 2027 Notes Indenture. “Senior 2025 Notes Documents” means the Senior 2025 Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes and the notes purchase agreement), including the supplements thereto entered into on or around the Second Amendment Effective Date. “Senior 2027 Notes Documents” means the Senior 2027 Notes Indenture and the other transaction documents referred to therein (including the related guarantee, the notes and the notes purchase agreement), including the supplements thereto entered into on or around the

67 Fourth Amendment Effective Date. “Senior 2025 Notes Indenture” means the indenture among the Borrower, as issuer, the guarantors listed therein and the trustee referred to therein pursuant to which the Senior 2025 Notes are issued, as such indenture may be amended, supplemented or otherwise modified from time to time. “Senior 2027 Notes Indenture” means the indenture among the Borrower, as issuer, the guarantors listed therein and the trustee referred to therein pursuant to which the Senior 2027 Notes are issued, as such indenture may be amended, supplemented or otherwise modified from time to time. “Senior Notes Documents” means, collectively, the Senior 2025 Notes Documents and the Senior 2027 Notes Documents. “Senior Priority Lien Intercreditor Agreement” means the Senior Priority Lien Intercreditor Agreement substantially in the form of Exhibit I-1 among the Administrative Agent and/or the Collateral Agent and one or more representatives for holders of one or more classes of Permitted Additional Debt and/or Permitted First Priority Refinancing Debt, with such modifications thereto as the Administrative Agent and the Borrower may reasonably agree. “Seventh Amendment” shall mean the Seventh Amendment, dated as of July 18, 2023, made by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Incremental Revolving Lenders (as defined therein) party thereto, the Administrative Agent, and the other Persons party thereto. “Seventh Amendment Effective Date” shall mean the “Seventh Amendment Effective Date” (as defined in the Seventh Amendment). “Sixth Amendment” shall mean the Sixth Amendment, dated as of March 13, 2023, made by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto and the Administrative Agent. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”. “Solvent” shall mean, with respect to any Person, at any date, that (i) each of the Fair Value and the Present Fair Saleable Value of the assets of such Person and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; and (ii) for the period from the date in question through the Latest Maturity Date, such Person and its Subsidiaries, taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case

68 of contingent liabilities) otherwise become payable. “Specified Credit Party” shall mean any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 9.18). “Specified Dividend Amount” means $23,000,000. “Specified Existing Revolving Credit Commitment” shall mean any Existing Revolving Credit Commitments belonging to a Specified Existing Revolving Credit Commitment Class. “Specified Existing Revolving Credit Commitment Class” shall have the meaning provided in Section 2.15(a)(ii). “Specified Obligations” shall mean Obligations consisting of (a) the principal of and interest on Loans and (b) reimbursement obligations in respect of Letters of Credit. “Specified Subsidiary” shall mean, at any date of determination, (a) in the case of Restricted Subsidiaries, (i) any Restricted Subsidiary whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the most recent Test Period ended on or prior to such date of determination were equal to or greater than 10% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date, (ii) any Restricted Subsidiary whose gross revenues (when combined with the gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for such Test Period were equal to or greater than 10% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP or (iii) each other Restricted Subsidiary that, when such Restricted Subsidiary’s total assets or gross revenues (when combined with the total assets or gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Restricted Subsidiary (when combined with the total assets or gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that is the subject of an Event of Default described in Section 11.5 would constitute a “Specified Subsidiary” under clause (a)(i) or (a)(ii) above and (b) in the case of Unrestricted Subsidiaries, (i) any Unrestricted Subsidiary whose total assets (when combined with the assets of such Unrestricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) at the last day of the most recent Test Period ended on or prior to such date of determination were equal to or greater than 15% of the Consolidated Total Assets of the Borrower and the Unrestricted Subsidiaries at such date, (ii) any Unrestricted Subsidiary whose gross revenues (when combined with the gross revenues of such Unrestricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for such Test Period were equal to or greater than 15% of the consolidated gross revenues of the Borrower and the Unrestricted Subsidiaries for such period, in each case determined in accordance with GAAP or (iii) each other Unrestricted Subsidiary that, when such Unrestricted Subsidiary’s total assets or gross revenues (when combined with the total assets or gross revenues of such Unrestricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) are aggregated with each other Unrestricted Subsidiary (when combined with the total assets or gross revenues of such

69 Unrestricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) that is the subject of an Event of Default described in Section 11.5 would constitute a “Specified Subsidiary” under clause (b)(i) or (b)(ii) above. “Specified Transaction” shall mean, with respect to any period, any Investment, Strategic Relationship Agreement, sale, transfer or other Disposition of assets or property, incurrence or repayment of Indebtedness, Dividend, Subsidiary designation, Incremental Term Loan, provision of Incremental Revolving Credit Commitment Increases, provision of Additional/Replacement Revolving Credit Commitments, creation of Extended Term Loans or Extended Revolving Credit Commitments or other event that by the terms of the Credit Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.” “Sponsors” shall mean, collectively, Hellman & Friedman LLC and TPG Capital L.L.P. and/or their respective Affiliates. “SPV” shall have the meaning provided in Section 13.6(c). “Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met. “Stated Liabilities” shall mean the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of such Person and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of the Loans and the use of proceeds of such Loans, in each case on the date hereof), determined in accordance with GAAP consistently applied. “Strategic Relationship Agreement” shall mean any agreement by the Borrower or any of the Restricted Subsidiaries and any retail wealth management business (each, a “RWM Business”) providing for the transition of brokerage and investment advisory assets of such RWM Business to the Borrower or any of the Restricted Subsidiaries and/or for the advisors affiliated with such RWM Business to register with the Borrower or any of the Restricted Subsidiaries. “Subject Payments” shall have the meaning provided in the definition of “Remaining Dividends Amount”. “Subordinated Indebtedness” shall mean any Indebtedness for borrowed money that is subordinated expressly by its terms in right of payment to the Obligations. “Subordinated Indebtedness Documentation” shall mean any document or instrument issued or executed with respect to any Subordinated Indebtedness. “Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time

70 stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any limited liability company, partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower. “Subsidiary Guarantor” shall mean each Guarantor that is a Subsidiary of the Borrower. “Successor Borrower” shall have the meaning provided in Section 10.3(a). “Supported QFC” has the meaning assigned to it in Section 13.21. “Suspended Covenants” shall have the meaning provided in Section 1.15(b). “Suspension Period” shall have the meaning provided in Section 1.15(b). “Swap Obligation” has the meaning specified in the definition of “Excluded Swap Obligation.” “Swap Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender). “Swingline Commitment” shall mean (a) with respect to each Swingline Lender that is a Swingline Lender on the Eighth Amendment Effective Date, the amount set forth opposite such Swingline Lender’s name on Schedule 1.1(a) as such Swingline Lender’s “Swingline Commitment”, and (b) in the case of any Swingline Lender that becomes a Swingline Lender after the Eighth Amendment Effective Date, the amount specified as such Swingline Lender’s “Swingline Commitment” in the assignment and acceptance or joinder agreement pursuant to which such Swingline Lender assumed and/or made its portion of the Total Swingline Commitment. The aggregate amount of all Swingline Commitments outstanding at any time shall not exceed $145,000,000, and the aggregate amount of the Swingline Commitments outstanding as of the Eight Amendment Effective Date is $145,000,000. “Swingline Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the aggregate principal amount of any outstanding Swingline Loans made by such Lender as a Swingline Lender at such time, and (b) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans outstanding at such time (excluding the portion thereof consisting of any outstanding Swingline Loans made by such Lender as a Swingline

71 Lender). “Swingline Lender” shall mean, at any time, each Lender that has a Swingline Commitment at such time (if any). “Swingline Loan” shall have the meaning provided in Section 2.1(e). “Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is five Business Days prior to the Revolving Credit Maturity Date. “Syndication Agent” shall mean the Person identified on the cover page of this Agreement as such, in its capacity as syndication agent under this Agreement. “Taxes” shall have the meaning provided in Section 5.4(a). “Tenth Amendment” shall mean the Tenth Amendment, dated as of November 21, 2025, made by and among Holdings, the Borrower, the Lenders party thereto and the Administrative Agent. “Tenth Amendment Effective Date” shall mean the “Tenth Amendment Effective Date” (as defined in the Tenth Amendment). “Tenth Amendment Transactions” shall mean, collectively, (a) the entering into the Tenth Amendment and the funding of the 2025 TLA Loans on the Tenth Amendment Effective Date, (b) the repayment in full of all of the term loans outstanding under this Agreement immediately prior to the Tenth Amendment Effective Date, (c) the consummation of any other transactions connected with the foregoing and (d) the payment of fees and expenses in connection with any of the foregoing (including the Transaction Expenses). “Term Lender” shall mean a Lender with a Term Loan Commitment or holding an outstanding Term Loan. “Term Loan” shall mean an Initiala 2025 TLA Loan, an Incremental Term Loan or any Extended Term Loans, as applicable. “Term Loan Commitment” shall mean an Initiala 2025 TLA Commitment or any Incremental Term Loan Commitment, as applicable. “Term Loan Extension Request” shall have the meaning provided in Section 2.15(a)(i). “Term Loan Facility” shall mean any of the Initial2025 TLA Facility, any Incremental Term Loan Facility and any Extended Term Loan Facility. “Term Loan Increase” shall have the meaning provided in Section 2.14(a). “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

72 “Term SOFR Rate” means, with respect to any Term SOFR Rate Loan and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. “Term SOFR Rate Borrowing” shall mean each Borrowing of a Term SOFR Rate Loan. “Term SOFR Rate Loan” shall mean any Loan bearing interest at rate determined by reference to the Adjusted Term SOFR Rate. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Rate Loan denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and the circumstances set forth in Section 2.10(e) have not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Test Period” shall mean, for any determination under this Agreement, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such date of determination (taken as one accounting period) in respect of which Section 9.1 Financials shall have been (or were required by Section 9.1(a) or Section 9.1(b) to have been) delivered to the Administrative Agent for each fiscal quarter or fiscal year in such period; provided that, prior to the first date that Section 9.1 Financials shall have been delivered pursuant to Section 9.1(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended December 31, 2016. A Test Period may be designated by reference to the last day thereof, i.e., the December 31, 2016 Test Period refers to the period of four consecutive fiscal quarters of the Borrower ended December 31, 2016, and a Test Period shall be deemed to end on the last day thereof. “Third Amendment” shall mean the Third Amendment, dated as of April 25, 2019, made by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Required Lenders party thereto, the Administrative Agent, and the other Persons party thereto. “Total Additional/Replacement Revolving Credit Commitment” shall mean the sum of Additional/Replacement Revolving Credit Commitments of all the Lenders providing any tranche of Additional/Replacement Revolving Credit Commitments.

73 “Total Commitment” shall mean the sum of the Initial2025 TLA Commitment, the Total Incremental Term Loan Commitment, the Total Revolving Credit Commitment, the Total Extended Revolving Credit Commitment of each Extension Series and the Total Additional/Replacement Revolving Credit Commitment. “Total Credit Exposure” shall mean, at any date, the sum of the Total Commitment at such date and the outstanding principal amount of all Term Loans at such date. “Total Extended Revolving Credit Commitment” shall mean the sum of all Extended Revolving Credit Commitments of all Lenders under each Extension Series. “Total Incremental Term Loan Commitment” shall mean the sum of the Incremental Term Loan Commitments of any Class of Incremental Term Loans of all the Lenders providing such Class of Incremental Term Loans. “Total Letter of Credit Commitment” shall mean the sum of the Letter of Credit Commitments of all the Letter of Credit Issuers. “Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders. “Total Swingline Commitment” shall mean the sum of the Swingline Commitments of all the Swingline Lenders. “Transaction Expenses” shall mean any fees or expenses incurred or paid by the Sponsors, Holdings, the Borrower or any of its Restricted Subsidiaries or any of their Affiliates in connection with the Transactions and the transactions contemplated hereby and thereby. “Transactions” shall mean, collectively, (a) the Refinancing, (b) the entering into of the Credit Documents and the funding of the Initial Term Loans (as defined in this Agreement immediately prior to the Ninth Amendment Effective Date) and, to the extent applicable, the Revolving Credit Loans on the Effective Date, (c) the entering into the Senior 2025 Note Documents and the issuance of Senior 2025 Notes on the Effective Date, (d) the Second Amendment Transactions, (e) the Fourth Amendment Transactions, (f) the Ninth Amendment Transactions, (g) the Tenth Amendment Transactions, (h) the consummation of any other transactions connected with the foregoing and (hi) the payment of fees and expenses in connection with any of the foregoing (including the Transaction Expenses). “Transferee” shall have the meaning provided in Section 13.6(f). “Type” shall mean (a) as to any Term Loan, its nature as an ABR Loan or a Term SOFR Rate Loan, (b) as to any Revolving Credit Loan, its nature as an ABR Loan or a Term SOFR Rate Loan, (c) as to any Extended Revolving Credit Loan, its nature as an ABR Loan or a Term SOFR Rate Loan and (d) as to any Additional/Replacement Revolving Credit Loan, its nature as an ABR Loan or a Term SOFR Rate Loan. “UCC” shall mean the Uniform Commercial Code as in effect from time to time

74 (except as otherwise specified) in any applicable state or jurisdiction. “UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance). “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unfunded Current Liability” of any Pension Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Pension Plan as of the close of its most recent plan year, determined in accordance with Accounting Standards Codification Topic 715 (Compensation Retirement Benefits) as in effect on the Effective Date, based upon the actuarial assumptions that would be used by the Pension Plan’s actuary in a termination of the Pension Plan, exceeds the Fair Market Value of the assets allocable thereto. “Unpaid Drawing” shall have the meaning provided in Section 3.4(a). “Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Effective Date and is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 9.16 subsequent to the Effective Date, (b) any existing Restricted Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 9.16 subsequent to the Effective Date and (c) any Subsidiary of an Unrestricted Subsidiary “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 13.21. “Voting Stock” shall mean, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of the Board of Directors of such Person under ordinary circumstances. “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect

75 thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness. “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA. “Withholding Agent” shall mean any Credit Party, the Administrative Agent and, in the case of any U.S. federal withholding tax, any other withholding agent, if applicable. “Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document: (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. (b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof. (c) Section, Exhibit and Schedule references are to the Credit Document in which such reference appears. (d) The term “including” is by way of example and not limitation. (e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form. (f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”. (g) Section headings herein and in the other Credit Documents are included

76 for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document. (h) Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof. (i) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. (j) The word “will” shall be construed to have the same meaning as the word “shall”. (k) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (l) [Reserved]. (m) With respect to any amounts incurred or transactions entered into or consummated substantially contemporaneously (whether in a single transaction or series of related transactions) in reliance on a combination of any fixed dollar (or based on a percentage of Consolidated Total Assets or Consolidated EBITDA) exceptions, thresholds or baskets (including the Free and Clear Incremental Amount) or any other provisions of this Agreement that do not require compliance with any financial ratio or leverage test (any such amounts, the “Fixed Baskets”) and on any exceptions, thresholds or baskets (including the Incurrence-Based Incremental Amount) or any other provisions of this Agreement that requires compliance with a financial ratio or leverage test (any such amounts, the “Incurrence-Based Baskets”; it being agreed that for purposes of this Section 1.2(m), any exceptions, thresholds or baskets based on a percentage of Consolidated Total Assets or Consolidated EBITDA shall be Fixed Baskets and not Incurrence-Based Baskets), it is understood and agreed that (i) amounts available under Incurrence-Based Baskets shall first be calculated without giving effect to any Fixed Baskets being relied upon for such incurrence or transactions (i.e., Fixed Baskets shall be disregarded in the calculation of the financial ratio or leverage test applicable to the Incurrence-Based Baskets, but full pro forma effect shall be given to all other applicable and related transactions (and, in the case of Indebtedness, use of the aggregate proceeds of Indebtedness being incurred in reliance on a combination of Fixed Baskets and Incurrence-Based Baskets) and all other permitted Pro Forma Adjustments (except that the incurrence of any Revolving Credit Loans or other revolving loans prior to or in connection therewith shall be disregarded) and (ii) thereafter, the incurrence of the portion of such amounts or other applicable transaction available to be entered into in reliance on any Fixed Baskets shall be calculated. For example, in calculating the maximum amount of Indebtedness permitted to be incurred under Fixed Baskets and Incurrence-Based Baskets in Section 10.1 in connection with an acquisition, only the portion of such Indebtedness intended to be incurred under Incurrence-Based Baskets shall be included in the calculation of financial ratios or leverage tests (and the portion of such Indebtedness intended to be incurred under Fixed Baskets shall be deemed to not have been incurred in calculating such financial

77 ratios or leverage tests), but Pro Forma Effect shall be given to the use of proceeds from the entire amount of Indebtedness intended to be incurred under both the Fixed Baskets and Incurrence-Based Baskets, the consummation of the acquisitions and any related repayments of Indebtedness. (n) Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on an Incurrence-Based Basket, such Incurrence-Based Basket shall be calculated without regard to the incurrence of any Revolving Credit Loans or any other revolving credit loans prior to or in connection therewith (except that, with respect to any Incremental Revolving Credit Commitments being established under the Incurrence-Based Incremental Amount, the Incurrence-Based Incremental Amount shall be calculated assuming, solely at the time of establishment of such Incremental Revolving Credit Commitments, a borrowing of the maximum amount of Loans thereunder and under all other previously incurred and then outstanding Incremental Revolving Credit Commitments (except to the extent that such Incremental Revolving Credit Commitments refinanced or replaced all or any portion of the Revolving Credit Commitments outstanding prior to such date)). (o) Notwithstanding anything in this Agreement or any Credit Document to the contrary, when (a) calculating any applicable ratio, basket, Consolidated Total Assets, Consolidated Net Income or Consolidated EBITDA in connection with the incurrence of Indebtedness, the issuance of Disqualified Capital Stock or preferred stock, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Dividend, the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or the repayment of Indebtedness, Disqualified Capital Stock or preferred stock, (b) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom, (c) determining compliance with any provision of this Agreement which requires compliance with any representations and warranties set forth herein or (d) determining the satisfaction of all other conditions precedent to the incurrence of Indebtedness, the issuance of Disqualified Capital Stock or preferred stock, the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Dividend, the designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary or the repayment of Indebtedness, Disqualified Capital Stock or preferred stock, in each case in connection with a Limited Condition Transaction, the date of determination of such ratio, basket or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the satisfaction of any other conditions shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be the LCT Test Date, and, if after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date (or, in the case of any incurrence or repayment of Indebtedness (except in the case of the Consolidated EBITDA to Consolidated Interest Expense Ratio (or similar ratio)), as if incurred (or repaid, as applicable) on the last day of the applicable Test Period), the Borrower could have consummated such Limited Condition Transaction on the relevant LCT Test Date in compliance with such ratio, basket or other provision, such ratio, basket or other provision shall be deemed to have been complied with; provided that (i) if

78 financial statements for one or more subsequent fiscal quarters shall have become available, the Borrower may elect, in its sole discretion, to re-determine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for such ratios, tests or baskets and (ii) such ratios, baskets and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction. For the avoidance of doubt, if, following the LCT Test Date, any of such ratios, baskets or other provisions are exceeded or breached as a result of fluctuations in such ratio or basket (including due to fluctuations in Consolidated Total Assets, Consolidated EBITDA or other components of such ratio or basket) or other provision at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, baskets and other provisions will not be deemed to have been failed to have been satisfied or exceeded, respectively, as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction and related transactions are permitted hereunder. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket or other provision (other than for purposes of (i) testing actual compliance with Sections 10.9 and 10.10 or (ii) determining the Applicable Margin or the Commitment Fee Rate) on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or other provision shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expired. (p) In the event that any Lien, Investment, Indebtedness, Dividend or payment in respect of Subordinated Debt (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof) meets the criteria of one or more than one of the “baskets” or categories of transactions permitted pursuant to any clause or subsection of Article II or Article X, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses or subsections at the time of such transaction or any later time, in each case, as determined by the Borrower in its sole discretion at such time and the Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify such Lien, Investment, Indebtedness, Dividend or payment in respect of Subordinated Debt (or any portion thereof) among such clauses in any manner not expressly prohibited by this Agreement. 1.3 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative

79 Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. (b) Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Holdings, the Borrower or any Subsidiary at “fair value” as defined therein. 1.4 Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.5 References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Credit Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law. 1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). 1.7 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.5 or Section 2.9) or performance shall extend to the immediately succeeding Business Day. 1.8 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases,

80 whether or not such maximum Stated Amount is in effect at such time. 1.9 Currency Equivalents Generally. (a) For purposes of any determination under Section 9, Section 10 (other than Section 10.9 or 10.10) or Section 11 or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided that (x) for purposes of determining compliance with Section 10 with respect to the amount of any Indebtedness, Investment, Disposition, Dividend or payment under Section 10.7 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Dividend or payment under Section 10.7 is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition, Dividend or payment under Section 10.7 may be made at any time under such Sections. For purposes of Section 10.9 or 10.10, amounts in currencies other than Dollars shall be translated into Dollars at the applicable Exchange Rate(s) used in preparing the most recently delivered financial statements pursuant to Section 9.1(a) or (b). (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency. 1.10 Pro Forma Basis. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement, including the Consolidated Secured Debt to Consolidated EBITDA Ratio, Consolidated Total Debt to Consolidated EBITDA Ratio and the Consolidated EBITDA to Consolidated Interest Expense Ratio and Consolidated Total Assets or Consolidated EBITDA for purposes of determining an amount based on a percentage of Consolidated Total Assets or Consolidated EBITDA shall be calculated on a Pro Forma Basis assuming that any Specified Transaction that has been made (i) during the applicable Test Period and (ii) other than for purposes of calculating the “Applicable Margin” and actual compliance with Sections 10.9 and 10.10, subsequent to the Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis. 1.11 Classification of Loans and Borrowings. For purposes of this

81 Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Credit Loan”) or by Type (e.g., a “Term SOFR Rate Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “Term SOFR Rate Borrowing”). 1.12 Guaranties of Hedging Obligations. Notwithstanding anything else to the contrary in any Credit Document, no Specified Credit Party shall be required to guarantee or provide security for Excluded Swap Obligations, and any reference in any Credit Document with respect to such Specified Credit Party guaranteeing or providing security for the Obligations shall be deemed to be all Obligations other than the Excluded Swap Obligations. 1.13 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Term Loans, Loans in connection with any Additional/Replacement Revolving Credit Commitments, Extended Loans/Commitments or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Credit Document that such payment be made “in immediately available funds”, “in Cash” or any other similar requirement. 1.14 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of certain circumstances described in Section 2.10(e), Section 2.10(e) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any replacement rate determined in accordance with Section 2.10(e)) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower under this Agreement and all similarly situated borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

82 1.15 Collateral and Guarantee Suspension; Covenant Suspension. Notwithstanding the foregoing or anything in the Credit Documents to the contrary: (a) [Reserved]. (b) Prior to the occurrence of a Reinstatement Event (any such period, including the period commencing on the Ninth Amendment Effective Date and ending upon the first occurrence of a Reinstatement Event, a “Suspension Period”), the following affirmative and negative covenants shall no longer be applicable to, or in any way restrict, Holdings, the Borrower or any of its Restricted Subsidiaries: (i) the second and third sentences of Section 9.3, Sections 9.11, 9.12, 9.14 and 9.18, (ii) Section 10.1, (iii) Section 10.5, (iv) Section 10.6, (v) Section 10.7 and (vi) Section 10.12 (clauses (i) through (vi), the “Suspended Covenants”). During a Suspension Period, the covenants that are not Suspended Covenants shall be interpreted as though the Suspended Covenants continue to be applicable during such Suspension Period. (c) If, after the Ninth Amendment Effective Date or any Collateral/Guarantee Suspension Date (as defined below), (i) the Borrower and/or its Restricted Subsidiaries (other than Excluded Subsidiaries) incurs and/or guarantees secured Indebtedness in an aggregate principal amount in excess of $350,000,000 or (ii) the Borrower has notified the Administrative Agent of its election to terminate the Suspension Period (each, a “Reinstatement Event”), (x) Holdings, the Borrower and its Restricted Subsidiaries shall thereafter be subject to the Suspended Covenants with respect to future events occurring on or after the Collateral/Guarantee Reinstatement and (y) all Collateral and Security Documents, all Liens granted or purported to be granted therein, and all Guarantees provided by the Credit Parties, that were released on the Ninth Amendment Effective Date or any Collateral/Guarantee Suspension Date, as applicable, shall be required to be reinstated (except, in each case, to the extent that (I) the released Liens secure assets or property that no longer would constitute Collateral at the time of reinstatement or (II) the released Guarantees were provided by any Restricted Subsidiary that is no longer a Restricted Subsidiary or would constitute an Excluded Subsidiary at the time of reinstatement) prior to, or substantially concurrently with, such incurrence of secured Indebtedness (or, in the case of a Reinstatement Event at the election of the Borrower pursuant to clause (ii) thereof, within 90 days of such written notice and, in either case, such longer period as may be agreed to by the Administrative Agent) on the same terms as in effect prior to the Ninth Amendment Effective Date or any Collateral/Guarantee Suspension Date, as applicable, and the Credit Parties shall take all actions and deliver all documents reasonably requested by the Administrative Agent (including, if applicable, a customary intercreditor agreement) in connection therewith (the “Collateral/Guarantee Reinstatement”). (d) Notwithstanding that the Suspended Covenants shall be reinstated after a Reinstatement Event, (1) no Default, Event of Default or breach of any kind will be deemed to exist under the Credit Documents with respect to the Suspended Covenants, and none of the Credit Parties will bear any liability for any actions taken or events occurring during a Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during a Suspension Period, in each case, as a result of a failure to comply with the Suspended Covenants during such Suspension Period (or, upon termination of such Suspension Period or after that time, based on any action taken or event that occurred during such Suspension Period), (2) following a Reinstatement Event, Holdings, the Borrower and its Restricted Subsidiaries will

83 be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period (that were permitted by this Agreement to be entered into at such time) and to consummate any transactions contemplated thereby and (3) any Indebtedness, Investment, Dividend or prepayment, repurchase, redemption or defeasance of any Subordinated Indebtedness that was incurred or made during any Suspension Period shall not reduce the amount of any Fixed Baskets under the reinstated Suspended Covenants. (e) At any time following a Collateral/Guarantee Reinstatement, the Borrower may elect, in its sole discretion, to request a release of all of the Collateral and a release of all of the Guarantee Obligations by the other Credit Parties (other than the Borrower and Holdings) (the “Collateral/Guarantee Release”) on or following the first date (a “Collateral/Guarantee Suspension Date”) on which there is no other secured Indebtedness of the Borrower and/or its Restricted Subsidiaries (other than Excluded Subsidiaries) outstanding in an aggregate principal amount in excess of $350,000,000; provided that (x) the Borrower shall have an Investment Grade Rating from at least two of Moody’s, S&P and Fitch at such time and (y) no Default or Event of Default shall have occurred that is continuing at such time. Following a Collateral/Guarantee Suspension Date, the Collateral Agent shall promptly take all action requested by the Borrower (or its counsel) to effectuate and/or evidence the Collateral/Guarantee Release. 1.16 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time. SECTION 2. Amount and Terms of Credit Facilities 2.1 Loans. (a) Subject to and upon the terms and conditions set forth in the NinthTenth Amendment, each Lender having ana “Initial2025 TLA Commitment” severally agrees to make a loan or loans (each, ana “Initial2025 TLA Loan”) to the Borrower, which (i) shall not exceed, for any such Lender, the Initial2025 TLA Commitment of such Lender, (ii) shall not exceed, in the aggregate, the Initial2025 TLA Commitment, (iii) shall be made on the NinthTenth Amendment Effective Date, (iv) shall be denominated in Dollars, (v) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Rate Loans, and (vi) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed. On the Initial2025 TLA Maturity Date, all outstanding Initial2025 TLA Loans shall be repaid in full. (b) Subject to and upon the terms and conditions herein set forth, each Revolving Credit Lender severally agrees to make a loan or loans (each, a “Revolving Credit Loan”) to the Borrower in Dollars, which Revolving Credit Loans (i) shall not exceed, for any such Lender, the Revolving Credit Commitment of such Lender, (ii) shall not, after giving effect

84 thereto and to the application of the proceeds thereof, result in such Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Revolving Credit Commitment at such time, (iii) shall not, after giving effect thereto and to the application of the proceeds thereof, at any time result in the aggregate amount of all Lenders’ Revolving Credit Exposures exceeding the Total Revolving Credit Commitment then in effect, (iv) shall be made at any time and from time to time on and after the Eighth Amendment Effective Date and prior to the Revolving Credit Maturity Date, (v) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Rate Loans; provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type and (vi) may be repaid and reborrowed in accordance with the provisions hereof. On the Revolving Credit Maturity Date, all outstanding Revolving Credit Loans shall be repaid in full and the Revolving Credit Commitments shall terminate. (c) [Reserved]. (d) Each Lender may at its option make any Term SOFR Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply). (e) Subject to and upon the terms and conditions herein set forth, each Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Eighth Amendment Effective Date and prior to the Swingline Maturity Date, to make a loan or loans (each, a “Swingline Loan” and collectively, the “Swingline Loans”) to the Borrower in Dollars, which Swingline Loans (A) shall be ABR Loans, (B) shall have the benefit of the provisions of Section 2.1(f), (C) shall not exceed at any time outstanding the Swingline Commitment of such Swingline Lender, (D) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in (x) the aggregate amount of all Lenders’ Revolving Credit Exposures exceeding the Total Revolving Credit Commitment then in effect or (y) the amount of any Swingline Lender’s Revolving Credit Exposure exceeding its respective Revolving Credit Commitment then in effect, and (E) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Maturity Date, all outstanding Swingline Loans shall be repaid in full. No Swingline Lender shall make any Swingline Loan after receiving a written notice from the Borrower, the Administrative Agent or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as such Swingline Lender shall have received written notice (x) of rescission of all such notices from the party or parties originally delivering such notice, (y) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (z) from the Administrative Agent that such Default or Event of Default is no longer continuing. (f) Any Swingline Lender (x) may in its sole discretion on any Business Day

85 prior to the tenth Business Day after the date of extension of any Swingline Loan and (y) shall on the tenth Business Day after such extension date (so long as such Swingline Loan remains outstanding), give notice to the Revolving Credit Lenders, with a copy to the Borrower, that all then-outstanding Swingline Loans shall be funded with a Borrowing of Revolving Credit Loans denominated in Dollars, in which case Revolving Credit Loans constituting ABR Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Revolving Credit Lenders pro rata based on each such Lender’s Revolving Credit Commitment Percentage, and the proceeds thereof shall be applied directly to such Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Credit Lender hereby irrevocably agrees to make such Revolving Credit Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by such Swingline Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.2, (ii) whether any conditions specified in Section 7.1 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing or (v) any reduction in the Total Revolving Credit Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the applicable Swingline Lender, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Revolving Credit Lender hereby agrees that it shall forthwith purchase from such Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon their respective Revolving Credit Commitment Percentages; provided that all principal and interest payable on such Swingline Loans shall be for the account of such Swingline Lender until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the Lender purchasing same from and after such date of purchase. (g) The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Credit Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Credit Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Credit Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Credit Lender in its capacity as a lender of Swingline Loans hereunder. (h) The Borrower may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless any outstanding Swingline Loans of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the

86 terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans. 2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $1,000,000 and Swingline Loans shall be in a multiple of $100,000 and, in each case, shall not be less than the Minimum Borrowing Amount with respect thereto (except that Mandatory Borrowings shall be made in the amounts required by Section 2.1(f) and Revolving Credit Loans to reimburse the Letter of Credit Issuers with respect to any Unpaid Drawing shall be made in the amounts required by Section 3.3 or Section 3.4, as applicable). More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than 20 Borrowings of Term SOFR Rate Loans under this Agreement. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings. 2.3 Notice of Borrowing. (a) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office (i) prior to 1:00 p.m. (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Initial2025 TLA Loans or any Borrowing of Incremental Term Loans (unless otherwise set forth in the applicable Incremental Agreement), as the case may be, if all or any of such Term Loans are to be initially Term SOFR Rate Loans, and (ii) prior written notice (or telephonic notice promptly confirmed in writing) prior to 1:00 p.m. (New York City time) on the date of the Borrowing of Initial2025 TLA Loans or any Borrowing of Incremental Term Loans, as the case may be, if all such Term Loans are to be ABR Loans. Such notice (together with each notice of a Borrowing of Revolving Credit Loans pursuant to Section 2.3(b) and each notice of a Borrowing of Swingline Loans pursuant to Section 2.3(c), a “Notice of Borrowing”) shall be substantially in the form of Exhibit D (or such other form as may be agreed to between the Administrative Agent and the Borrower) and shall specify (i) the aggregate principal amount of the Initial2025 TLA Loans or Incremental Term Loans, as the case may be, to be made, (ii) the date of the Borrowing (which shall be (x) in the case of Initial2025 TLA Loans, the NinthTenth Amendment Effective Date and (y) in the case of Incremental Term Loans, the applicable Incremental Facility Closing Date in respect of such Class), and (iii) whether the Initial2025 TLA Loans or Incremental Term Loans, as the case may be, shall consist of ABR Loans and/or Term SOFR Rate Loans and, if the Initial2025 TLA Loans or Incremental Term Loans, as the case may be, are to include Term SOFR Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing. (b) Whenever the Borrower desires to incur Revolving Credit Loans hereunder (other than Mandatory Borrowings or borrowings to repay Unpaid Drawings under Letters of Credit), it shall give the Administrative Agent at the Administrative Agent’s Office, (i) prior to 1:00 p.m. (New York City time) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Credit Loans

87 that are to be Term SOFR Rate Loans, and (ii) prior written notice (or telephonic notice promptly confirmed in writing) prior to 1:00 p.m. (New York City time) on the date of each Borrowing of Revolving Credit Loans that are to be ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall specify (x) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (y) the date of Borrowing (which shall be a Business Day) and (z) whether the respective Borrowing shall consist of ABR Loans or Term SOFR Rate Loans and, if Term SOFR Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Credit Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing. (c) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Swingline Loans prior to 3:00 p.m. (New York City time) or such later time as is agreed by the applicable Swingline Lender on the date of such Borrowing. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing and (ii) the date of Borrowing (which shall be a Business Day). The Administrative Agent shall promptly give the applicable Swingline Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the related Notice of Borrowing. (d) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(f), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section. (e) Borrowings of Revolving Credit Loans to reimburse Unpaid Drawings under Letters of Credit shall be made upon the terms set forth in Section 3.3 or Section 3.4(a). (f) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic notice. (g) If the Borrower fails to specify a Type of Loan in a Notice of Borrowing then the applicable Term Loans or Revolving Credit Loans shall be made as Term SOFR Rate Loans with an Interest Period of one (1) month. If the Borrower requests a Borrowing of Term SOFR Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. 2.4 Disbursement of Funds. (a) No later than 2:00 p.m. (New York City time) on the date specified in each Notice of Borrowing (including Mandatory Borrowings and Borrowings to reimburse Unpaid Drawings under Letters of Credit), each Lender will make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the

88 manner provided below; provided that on the Effective Date (or with respect to any Incremental Facilities, on the relevant Incremental Facility Closing Date), such funds may be made available at such earlier time as may be agreed among the relevant Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions; provided, further, that all Swingline Loans shall be made available to the Borrower in the full amount thereof by the applicable Swingline Lender no later than 4:00 p.m. (New York City time) on the date requested. (b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing for its applicable Commitments in immediately available funds to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Mandatory Borrowings and Borrowings to repay Unpaid Drawings under Letters of Credit) make available to the Borrower, by depositing to an account designated by the Borrower to the Administrative Agent in writing, the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower, to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by the Borrower, the then-applicable rate of interest, calculated in accordance with Section 2.8, for the respective Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. Each Swingline Lender shall make available all amounts it is to fund to the Borrower under any Borrowing of Swingline Loans in immediately available funds to the Borrower by depositing to an account designated by the Borrower to such Swingline Lender in writing. (c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its

89 commitments hereunder) (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Letter of Credit Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Letter of Credit Issuers, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Letter of Credit Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Letter of Credit Issuers, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. 2.5 Repayment of Loans; Evidence of Debt. (a) The Borrower agrees to repay to the Administrative Agent, for the benefit of the applicable Lenders, (i) on the Initial2025 TLA Maturity Date, all then outstanding Initial2025 TLA Loans, (ii) on the relevant Incremental Term Loan Maturity Date for any Class of Incremental Term Loans, any then outstanding Incremental Term Loans of such Class, (iii) on the Revolving Credit Maturity Date, all then outstanding Revolving Credit Loans, (iv) on the relevant maturity date for any Class of Additional/Replacement Revolving Credit Commitments, all then outstanding Additional/Replacement Revolving Credit Loans of such Class, (v) on the relevant maturity date for any Class of Extended Term Loans, all then outstanding Extended Term Loans of such Class, (vi) on the relevant maturity date for any Class of Extended Revolving Credit Commitments, all then outstanding Extended Revolving Credit Loans of such Class and (vii) on the Swingline Maturity Date, all then outstanding Swingline Loans. (b) [Reserved]. (c) [Reserved]. (d) In the event any Incremental Term Loans are made, such Incremental Term Loans shall mature and be repaid in amounts (each such amount, an “Incremental Term Loan Repayment Amount”) and on dates as agreed between the Borrower and the relevant Lenders of such Incremental Term Loans in the applicable Incremental Agreement (each an “Incremental Term Loan Repayment Date”), subject to the requirements set forth in Section 2.14. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to the requirements of Section 2.15, mature and be repaid by the Borrower in the amounts (each such amount, an “Extended Term Loan Repayment Amount”) and on the dates (each an “Extended Repayment Date”) set forth in the applicable Extension Agreement. In the event any Extended Revolving Credit Commitments are established, such Extended Revolving Credit Commitments shall, subject to the requirements of Section 2.15, be terminated (and all Extended Revolving Credit Loans of the same Extension Series repaid) on the dates set forth in the applicable Extension Agreement.

90 (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement. (f) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 13.6(b) and a subaccount for each Lender, in which the Register and the subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is an Initial2025 TLA Loan, an Incremental Term Loan (and the relevant Class thereof), a Revolving Credit Loan, an Additional/Replacement Revolving Credit Loan (and the relevant Class thereof), an Extended Term Loan (and the relevant Class thereof), an Extended Revolving Credit Loan (and the relevant Class thereof) or a Swingline Loan, as applicable, the Type of each Loan made and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or each Swingline Lender hereunder, (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof and (iv) any cancellation or retirement of Loans contemplated by Section 13.6(i). (g) The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (d) and (e) of this Section 2.5 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. 2.6 Conversions and Continuations. (a) The Borrower shall have the option on any Business Day, subject to Section 2.11, to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans, Revolving Credit Loans, Additional/Replacement Revolving Credit Loans or Extended Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type and except as otherwise provided herein the Borrower shall have the option on the last day of an Interest Period to continue the outstanding principal amount of any Term SOFR Rate Loans as Term SOFR Rate Loans for an additional Interest Period; provided that (i) no partial conversion of Term SOFR Rate Loans shall reduce the outstanding principal amount of Term SOFR Rate Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into Term SOFR Rate Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has, or the Required Credit Facility Lenders with respect to any such Credit Facility have, determined in its or their sole discretion not to permit such conversion, (iii) Term SOFR Rate Loans may not be continued as Term SOFR Rate Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has, or the Required Credit Facility Lenders with respect to any such Credit Facility have, determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower giving the Administrative Agent at the

91 Administrative Agent’s Office prior to 1:00 p.m. (New York City time) at least (i) three Business Days’, in the case of a continuation of, or conversion to, Term SOFR Rate Loans or (ii) one Business Day’s, in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued, the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), the principal amount of Loans to be converted or continued, as the case may be, and, if such Loans are to be converted into, or continued as, Term SOFR Rate Loans, the Interest Period to be initially applicable thereto. If the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans, Revolving Credit Loans, Additional/Replacement Revolving Credit Loans or Extended Revolving Credit Loans shall be made or continued as the same Type of Loan, which, if a Term SOFR Rate Loan, shall have the same Interest Period as that of the Loans being continued or converted (subject to the definition of Interest Period). Any such automatic continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Rate Loans. If the Borrower requests a conversion to, or continuation of Term SOFR Rate Loans in any such Notice of Conversion of Continuation, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month’s duration. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Term SOFR Rate Loan. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans. (b) If an Event of Default is in existence at the time of any proposed continuation of any Term SOFR Rate Loans and the Administrative Agent has, or the Required Lenders with respect to any such continuation have, determined in its or their sole discretion not to permit such continuation, Term SOFR Rate Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. 2.7 Pro Rata Borrowings. Each Borrowing of Initial2025 TLA Loans under this Agreement shall be granted by the Initial2025 TLA Lenders pro rata on the basis of their then-applicable Initial2025 TLA Commitments. Each Borrowing of Revolving Credit Loans under this Agreement shall be granted by the Revolving Credit Lenders pro rata on the basis of their then-applicable Revolving Credit Commitment Percentages with respect to the applicable Class. Each Borrowing of Incremental Term Loans under this Agreement shall be granted by the Lenders of the relevant Class thereof pro rata on the basis of their then-applicable Incremental Term Loan Commitments for such Class. Each Borrowing of Additional/Replacement Revolving Credit Loans under this Agreement shall be granted by the Lenders of the relevant Class thereof pro rata on the basis of their then-applicable Additional/Replacement Revolving Credit Commitments for such Class. Each Borrowing of Extended Revolving Credit Loans under this Agreement shall be granted by the Lenders of the relevant Class thereof pro rata on the basis of their then-applicable Extended Revolving Credit Commitments for such Class. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender, severally and not jointly, shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder, and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any

92 Person from performance of its obligations under any Credit Document. 2.8 Interest. (a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin in effect from time to time plus the ABR in effect from time to time. (b) The unpaid principal amount of each Term SOFR Rate Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin in effect from time to time plus the Adjusted Term SOFR Rate in effect from time to time. (c) If all or a portion of the principal amount of any Loan or any interest payable thereon or any fees or other amounts due hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) at a rate per annum that is (i) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (ii) in the case of overdue interest, fees or other amounts due hereunder, to the extent permitted by Applicable Law, the rate described in Section 2.8 (a) plus 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment). All such interest shall be payable on demand. (d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars and, except as provided below, shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Term SOFR Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, and (iii) in respect of each Loan (except, in the case of prepayments, any ABR Loan), on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. (e) All computations of interest hereunder shall be made in accordance with Section 5.5. (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Term SOFR Rate Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto. (g) Except as otherwise provided herein, whenever any payment hereunder or under the other Credit Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be.

93 2.9 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Term SOFR Rate Loans (in the case of the initial Interest Period applicable thereto) on or prior to 1:00 p.m. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Term SOFR Rate Loans, the Borrower shall have the right to elect, by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall be the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last Business Day) in the calendar month that is one, three or six months thereafter (or, if agreed to by all relevant Lenders participating in the relevant Credit Facility, (i) twelve months thereafter or (ii) another period acceptable to the Administrative Agent (including a shorter period)). Notwithstanding anything to the contrary contained above: (i) the initial Interest Period for any Borrowing of Term SOFR Rate Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period relating to a Borrowing of Term SOFR Rate Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; (iii) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; (iv) Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period; and (v) the Borrower shall not be entitled to elect any Interest Period in respect of any Term SOFR Rate Loan if such Interest Period would extend beyond the applicable Maturity Date of such Loan. 2.10 Increased Costs, Illegality, Etc. (a) In the event that any Lender shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto): (i) that, due to a Change in Law, which shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; (B) subject any Lender to any tax (other than (1) taxes indemnified under Section 5.4, (2) taxes described in clause (A), (B) or (C) of Section 5.4(a) or (3) taxes described in clause (f)

94 of Section 5.4) on its loans, letters of credits, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (C) impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Rate Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining Term SOFR Rate Loans or participating in Letters of Credit (in each case hereunder) increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or (ii) at any time after the Effective Date that the making or continuance of any Term SOFR Rate Loan has become unlawful by compliance by such Lender in good faith with any Applicable Law, (or would conflict with any such Applicable Law not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date that materially and adversely affects the applicable interbank market; then, and in any such event, such Lender shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the Borrower shall pay to such Lender, promptly (but no later than 10 Business Days) after receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by Applicable Law. (b) At any time that any Term SOFR Rate Loan is affected by the circumstances described in Section 2.10(a), the Borrower may (and in the case of a Term SOFR Rate Loan affected pursuant to Section 2.10(a)(ii) shall) either (x) if the affected Term SOFR Rate Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a) or (y) if the affected Term SOFR Rate Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such Term SOFR Rate Loan into an ABR Loan, if applicable; provided, that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b). (c) If any Change in Law regarding capital adequacy or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Letter of Credit Issuer’s or their respective parent’s capital or assets as a consequence of such Lender’s or Letter of Credit Issuer’s commitments or obligations hereunder to a level below that which such Lender or Letter of Credit Issuer or their respective parent could have achieved but

95 for such Change in Law (taking into consideration such Lender’s or Letter of Credit Issuer’s or their respective parent’s policies with respect to capital adequacy and liquidity), then from time to time, promptly (but no later than 10 Business Days) after written demand by such Lender or Letter of Credit Issuer (with a copy to the Administrative Agent), the Borrower shall pay to such Lender or Letter of Credit Issuer such additional amount or amounts as will compensate such Lender or Letter of Credit Issuer or their respective parent for such reduction, it being understood and agreed, however, that a Lender or Letter of Credit Issuer shall not be entitled to such compensation as a result of such Lender’s or Letter of Credit Issuer’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law as in effect on the Effective Date except as a result of a Change in Law. Each Lender or Letter of Credit Issuer, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower (on its own behalf) which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice. (d) If prior to the commencement of any Interest Period for a Term SOFR Rate Loan: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Notice of Conversion or Continuation that requests the conversion of any Loan to, or continuation of any Loan as, a Term SOFR Rate Loan shall be ineffective and (B) if any Notice of Borrowing requests Revolving Credit Loans as Term SOFR Rate Loans, such Borrowing shall be made as ABR Loans; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. (e) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.10(d)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.10(d)(i) have not arisen but the supervisor for the administrator of the Term SOFR Reference Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific

96 date after which the Term SOFR Reference Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Adjusted Term SOFR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 13.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders of each Class stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (e) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.10(e), only to the extent the Term SOFR Reference Rate for such Interest Period is not available or published at such time on a current basis), (x) any Notice of Conversion or Continuation that requests the conversion of any Loans to, or continuation of any Loans as, Term SOFR Rate Loans shall be ineffective, and (y) if any Notice of Borrowing requests Revolving Credit Loans as Term SOFR Rate Loans, such Borrowing shall be made as ABR Loans; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. (f) This Section 2.10 shall not apply to taxes to the extent duplicative of Section 5.4. (g) The agreements in this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. (h) Notwithstanding the foregoing, no Lender or Letter of Credit Issuer shall be entitled to seek compensation under this Section 2.10 based on the occurrence of a Change in Law arising solely from the Dodd-Frank Wall Street Reform and Consumer Protection Act or any requests, rules, guidelines or directives thereunder or issued in connection therewith, unless such Lender or Letter of Credit Issuer is generally seeking compensation from other borrowers in the U.S. leveraged loan market with respect to its similarly affected commitments, loans and/or participations under agreements with such borrowers having provisions similar to this Section 2.10. 2.11 Compensation. If (a) any payment of principal of a Term SOFR Rate Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Term SOFR Rate Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of Term SOFR Rate Loans is not made as a result of a withdrawn Notice of Borrowing, (c) any ABR Loan is not converted into a Term SOFR Rate Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any Term SOFR Rate Loan is not continued as a Term SOFR Rate Loan as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of a Term SOFR Rate Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall, after receipt of a written request by such Lender (which

97 request shall set forth in reasonable detail the basis for requesting such amount and, absent clearly demonstrable error, the amount requested shall be final and conclusive and binding upon all parties hereto), pay to the Administrative Agent for the account of such Lender within 10 Business Days of such request any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to borrow, failure to convert, failure to continue, failure to prepay, reduction or failure to reduce, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Term SOFR Rate Loan. 2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a), 2.10(c), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided, that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.5 or 5.4. 2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10, 2.11, 3.5 or 5.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.5 or 5.4, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower; provided that, if the circumstance giving rise to such claim is retroactive, then such 180 day period referred to above shall be extended to include the period of retroactive effect thereof. 2.14 Incremental Facilities. (a) The Borrower may at any time or from time to time after the Effective Date, by written notice delivered to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (i) one or more new term loans which may be the same Class as any outstanding Class of Term Loans (a “Term Loan Increase”) and/or one or more new Classes of term loans (collectively, with any Term Loan Increase, the “Incremental Term Loans”), (ii) one or more increases in the amount of the Revolving Credit Commitments of any Class (each such increase, an “Incremental Revolving Credit Commitment Increase”) or (iii) one or more additional Classes of revolving credit commitments (the “Additional/Replacement Revolving Credit Commitments”, and together with the Incremental Term Loans and the Incremental Revolving Credit Commitment Increases, the “Incremental Facilities” and the commitments in respect thereof are referred to as the “Incremental Commitments”); provided that: (i) after giving effect to the effectiveness of any Incremental Agreement referred to below, except as set forth in the proviso to clause (b) below, no Event of

98 Default shall exist and at the time that any such Incremental Term Loan, Incremental Revolving Credit Commitment Increase or Additional/Replacement Revolving Credit Commitment is made or effected (and after giving effect thereto), no Event of Default shall exist; provided that, with respect to any Incremental Agreement the primary purpose of which is to finance a Permitted Acquisition or any other Investment permitted by this Agreement constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Capital Stock of, another Person, this clause (i) may be waived or omitted by Incremental Lenders holding more than 50% of the aggregate Incremental Commitments under such Incremental Agreement (other than with respect to the absence of any Event of Default under Section 11.1 or Section 11.5, which requirement may not be waived by such Incremental Lenders); and (ii) after giving effect to the incurrence of such Incremental Term Loans or borrowing under such Incremental Revolving Credit Commitment Increase or borrowing under such Additional/Replacement Revolving Credit Commitments (and after giving effect to any Specified Transaction to be consummated in connection therewith), the Borrower and the Restricted Subsidiaries would be in compliance on a Pro Forma Basis with the requirements of Sections 10.9 and 10.10 as of the most recently ended Test Period on or prior to the incurrence of any such Incremental Facilities, calculated on a Pro Forma Basis, in each case as if such Incremental Term Loans, Incremental Revolving Credit Commitment Increase or Additional/Replacement Revolving Credit Commitments, as applicable, had been outstanding (and any related transactions had occurred) on the first day of such Test Period. (b) Each tranche of Incremental Term Loans, each tranche of Additional/Replacement Revolving Credit Commitments and each Incremental Revolving Credit Commitment Increase shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth below) (and in minimum increments of $1,000,000 in excess thereof), and following the Effective Date, the aggregate amount of the Incremental Term Loans, Incremental Revolving Credit Commitment Increases and the Additional/Replacement Revolving Credit Commitments shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, of the sum of (A) the greater of $500,000,000 and an amount equal to 100% of Consolidated EBITDA for the Test Period most recently then-ended for which the Section 9.1 Financials required by Section 9.1(a) or Section 9.1(b) have actually been delivered (minus, the aggregate principal amount of all Permitted Additional Debt incurred under clause (A) of the proviso to Section 10.1(v)(ii) at any time following the Effective Date), plus (B) an aggregate additional amount of Indebtedness, such that, after giving Pro Forma Effect to such incurrence or issuance (and after giving effect to any Specified Transaction to be consummated in connection therewith and assuming that all Incremental Revolving Credit Commitments then outstanding were fully drawn (except to the extent that such Incremental Revolving Credit Commitments refinanced or replaced all or any portion of the Revolving Credit Commitments outstanding on the Effective Date))) the Borrower would be in compliance with a Consolidated Secured Debt to Consolidated EBITDA Ratio as of the Test Period most recently ended on or prior to the incurrence of any such Incremental Facility, calculated on a Pro Forma Basis, as if such incurrence (and transaction) had occurred on the first day of such Test Period, that is no greater than 4.0:1.0 (the amounts under clause (A), the “Free and Clear Incremental Amount” and the amounts under clause (B), the

99 “Incurrence-Based Incremental Amount” and, together with the Free and Clear Incremental Amount, the “Incremental Limit”); provided that (i) Incremental Term Loans may be incurred without regard to the Incremental Limit, without regard to the requirement set forth in the proviso to Section 2.14(a) that the Borrower and the Restricted Subsidiaries be in compliance on a Pro Forma Basis with the requirements of Sections 10.9 and 10.10 as of the most recently ended Test Period, and without regard to whether an Event of Default has occurred and is continuing, to the extent that the Net Cash Proceeds from such Incremental Term Loans are used on the date of incurrence of such Incremental Term Loans to prepay Term Loans in accordance with the procedures set forth in Section 5.2(a)(i), if applicable, (ii) Additional/Replacement Revolving Credit Commitments may be provided without regard to the Incremental Limit, without regard to the requirement set forth in the proviso to Section 2.14(a) that the Borrower and the Restricted Subsidiaries be in compliance on a Pro Forma Basis with the requirements of Sections 10.9 and 10.10 as of the most recently ended Test Period, and without regard to whether an Event of Default has occurred and is continuing, to the extent that the existing Revolving Credit Commitments shall be permanently reduced in accordance with Section 5.2(e)(ii) by an amount equal to the aggregate amount of Additional/Replacement Revolving Credit Commitments so provided and (iii) the Borrower may elect to use the Incurrence-Based Incremental Amount prior to the Free and Clear Incremental Amount or any combination thereof in accordance with Section 1.2(m) (and, absent such election, shall be deemed to have used the Incurrence-Based Incremental Amount). Without limiting the foregoing, all or any portion of the Free and Clear Incremental Amount incurred concurrently with all or any portion of the Incurrence-Based Incremental Amount shall not count as Indebtedness for the purposes of calculating the applicable ratio pursuant to the Incurrence-Based Incremental Amount in accordance with Section 1.2(m). (c) (i) The Incremental Term Loans (I) shall rank pari passu in right of payment with the Initial2025 TLA Loans and if secured, shall be subject to Section 1.15, (II) shall not mature earlier than the Initial2025 TLA Maturity Date, (III) [reserved], (IV) shall have an amortization schedule (subject to clause (III) above), and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums for the Incremental Term Loans as determined by the Borrower and the lenders of the Incremental Term Loans and (V) may otherwise have terms and conditions different from those of the Initial2025 TLA Loans; provided that (except with respect to matters contemplated by subclauses (II), (III) and (IV) in above) any differences shall either reflect market terms and conditions (taken as a whole) for such type of Indebtedness at the time of incurrence or issuance (as determined in good faith by the Borrower) or be reasonably satisfactory to the Administrative Agent. (ii) The Incremental Revolving Credit Commitment Increase shall be treated the same as the Revolving Credit Commitments (including with respect to maturity date thereof) and shall be considered to be part of the Revolving Credit Facility. (iii) The Additional/Replacement Revolving Credit Commitments (i) shall rank pari passu in right of payment and of security with the Revolving Credit Loans, (ii) shall not mature earlier than the Revolving Credit Maturity Date and shall require no mandatory commitment reduction prior to the Revolving Credit Maturity Date, (iii) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees,

100 undrawn commitment fees, funding discounts, original issue discounts and prepayment premiums as determined by the Borrower and the lenders of such commitments, (iv) shall contain borrowing, repayment and termination of Commitment procedures as determined by the Borrower and the lenders of such commitments, (v) may include provisions relating to swingline loans and/or letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the swingline lender and letter of credit issuer, as applicable, which shall be determined by the Borrower, the lenders of such commitments and the applicable letter of credit issuers and swingline lenders and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Incremental Agreement) to the terms relating to Swingline Loans and Letters of Credit with respect to the Revolving Credit Commitments or otherwise reasonably acceptable to the Administrative Agent and (vi) may otherwise have terms and conditions different from those of the Revolving Credit Facility; provided that (except with respect to matters contemplated by clauses (ii), (iii), (iv) and (v) above) any differences shall be reasonably satisfactory to the Administrative Agent. (d) Each notice from the Borrower pursuant to this Section 2.14 shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Incremental Revolving Credit Commitment Increases or Additional/Replacement Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitment Increases and Additional/Replacement Revolving Credit Commitments may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender will have an obligation to make a portion of any Incremental Term Loan, no existing Lender with a Revolving Credit Commitment will have any obligation to provide a portion of any Incremental Revolving Credit Commitment Increase and no existing Lender with an Revolving Credit Commitment will have an obligation to provide a portion of any Additional/Replacement Revolving Credit Commitment) or by any other bank, financial institution, other institutional lender or other investor (any such other bank, financial institution or other investor being called an “Additional Lender”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitment Increases or such Additional/Replacement Revolving Credit Commitments if such consent would be required under Section 13.6(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender; provided further that, solely with respect to any Incremental Revolving Credit Commitment Increases or Additional/Replacement Revolving Credit Commitments, each Swingline Lender and each Letter of Credit Issuer shall have consented (not to be unreasonably withheld) to such Additional Lender’s providing such Incremental Revolving Credit Commitment Increases or Additional/Replacement Revolving Credit Commitments if such consent would be required under Section 13.6(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender. (e) Commitments in respect of Incremental Term Loans, Incremental Revolving Credit Commitment Increases and Additional/Replacement Revolving Credit Commitments shall become Commitments (or in the case of an Incremental Revolving Credit Commitment Increase to be provided by an existing Lender with a Revolving Credit

101 Commitment, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Agreement”) to this Agreement and, as appropriate, the other Credit Documents, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Agreement may, subject to Section 2.14(c), without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Incremental Agreement shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date” (including the Second Amendment Effective Date, the Fourth Amendment Effective Date, the Fifth Amendment Effective Date, the Seventh Amendment Effective Date and, the Eighth Amendment Effective Date, the Ninth Amendment Effective Date and the Tenth Amendment Effective Date)), and the occurrence of any Credit Events pursuant to such Incremental Agreement, shall be subject to the satisfaction of such conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans, Incremental Revolving Credit Commitment Increases and Additional/Replacement Revolving Credit Commitments for any purpose not prohibited by this Agreement; provided that the proceeds of any Incremental Term Loans incurred, and any Additional/Replacement Revolving Credit Commitments provided, in either case as described in the proviso to Section 2.14(b), shall be used in accordance with the terms thereof. (f) (i) No Lender shall be obligated to provide any Incremental Term Loans, Incremental Revolving Credit Commitment Increases or Additional/Replacement Revolving Credit Commitments unless it so agrees and the Borrower shall not be obligated to offer any existing Lender the opportunity to provide any Incremental Term Loans, Incremental Revolving Credit Commitment Increases or Additional/Replacement Revolving Credit Commitments. (ii) Upon each increase in the Revolving Credit Commitments pursuant to this Section, each Lender with a Revolving Credit Commitment of such Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Credit Commitment Increase (each, an “Incremental Revolving Credit Commitment Increase Lender”) in respect of such increase, and each such Incremental Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Lender with a Revolving Credit Commitment (including each such Incremental Revolving Credit Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Lenders represented by such Lender’s Revolving Credit Commitment. If, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Incremental Revolving Credit Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.11. The Administrative Agent and the Lenders hereby agree that the minimum

102 borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. (g) This Section 2.14 shall supersede any provisions in Section 2.7 or 13.1 to the contrary. For the avoidance of doubt, any provisions of this Section 2.14 may be amended with the consent of the Required Lenders, provided no such amendment shall require any Lender to provide any Incremental Commitment without such Lender’s consent. 2.15 Extensions of Term Loans, Revolving Credit Loans and Revolving Credit Commitments and Additional/Replacement Revolving Credit Loans and Additional/Replacement Revolving Credit Commitments. (a) (i) The Borrower may at any time and from time to time request that all or a portion of each Term Loan of any Class (an “Existing Term Loan Class”) be exchanged to extend the scheduled final maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. Prior to entering into any Extension Agreement with respect to any Extended Term Loans, the Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class, with such request offered to all such Lenders of such Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be substantially similar to the Term Loans of the Existing Term Loan Class from which they are to be extended except that (w) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Extension Agreement or Incremental Agreement, as the case may be, with respect to the Existing Term Loan Class of Term Loans from which such Extended Term Loans were extended, in each case as more particularly set forth in Section 2.15(c) below), (x) (A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Term Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Agreement, (y) subject to the provisions set forth in Sections 5.1 and 5.2, the Extended Term Loans may have optional prepayment terms (including call protection and prepayment premiums) and mandatory prepayment terms as may be agreed between the Borrower and the Lenders thereof and (z) the Extension Agreement may provide for other covenants and terms that apply to any period after the Latest Maturity Date. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class exchanged into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of

103 Term Loans from which they were extended. (ii) The Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class, the Extended Revolving Credit Commitments of any Class and/or any Additional/Replacement Revolving Credit Commitments of any Class, existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans under any such facility, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”) be exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Credit Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related revolving credit loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. Prior to entering into any Extension Agreement with respect to any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments, with such request offered to all Lenders of such Class) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established thereunder, which terms shall be substantially similar to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment Class”) except that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Revolving Credit Commitments may be different than those for the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A), (y)(1) the undrawn revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be different than those for the Specified Existing Revolving Credit Commitment Class and (2) the Extension Agreement may provide for other covenants and terms that apply to any period after the Latest Maturity Date; provided that, notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Credit Loans under any Extended Revolving Credit Commitments shall not be required to be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Credit Loans of the Specified Existing Revolving Credit Commitment Class (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Specified Existing Revolving Credit Commitment Class), (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the assignment and participation provisions set forth in Section 13.6 and (3) subject to the applicable limitations set forth in Section 4.2 and Section 5.2(e)(ii), permanent repayments of Extended Revolving Credit Loans (and

104 corresponding permanent reduction in the related Extended Revolving Credit Commitments) shall be permitted as may be agreed between the Borrower and the Lenders thereof. No Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit Commitments of any Existing Revolving Credit Class exchanged into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date). (b) The Borrower shall provide the applicable Extension Request to the Administrative Agent (for further delivery to the Lenders) not later than 30 days prior to the maturity date or termination date, as the case may be, of the applicable Term Loan, Revolving Credit Loan, Revolving Credit Commitment, Additional/Replacement Revolving Credit Loan or Additional/Replacement Revolving Credit Commitment, and shall provide each applicable Lender in such Extension Request a period of least five Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders under the Existing Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.15. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans, Revolving Credit Commitments or Additional/Replacement Revolving Credit Commitments (or any earlier Extended Revolving Credit Commitments) of an Existing Class subject to such Extension Request exchanged into Extended Loans/Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Revolving Credit Commitments and/or Additional/Replacement Revolving Credit Commitments (and/or any earlier extended Extended Revolving Credit Commitments) which it has elected to convert into Extended Loans/Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Term Loans, Revolving Credit Commitments, Additional/Replacement Revolving Credit Commitments or earlier extended Extended Revolving Credit Commitments, as applicable, subject to Extension Elections exceeds the amount of Extended Loans/Commitments requested pursuant to the Extension Request, such Term Loans, Revolving Credit Commitments, Additional/Replacement Revolving Credit Commitments or earlier extended Extended Revolving Credit Commitments subject to Extension Elections shall be exchanged to Extended Loans/Commitments on a pro rata basis (subject to such rounding requirements as may be established by the Administrative Agent) based on the principal amount of Term Loans, Revolving Credit Commitments, Additional/Replacement Revolving Credit Commitments or earlier extended Extended Revolving Credit Commitments included in such Extension Election or as may be otherwise agreed to in the applicable Extension Agreement. (c) Extended Loans/Commitments shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.15(c) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established

105 thereby) executed by the Credit Parties, the Administrative Agent and the Extending Lenders. In addition to any terms and changes required or permitted by Section 2.15(a), each Extension Agreement in respect of Extended Term Loans shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Incremental Agreement or Extension Agreement with respect to the Existing Class of Term Loans from which the Extended Term Loans were exchanged to reduce each scheduled Repayment Amount for the Existing Class in the same proportion as the amount of Term Loans of the Existing Class is to be reduced pursuant to such Extension Agreement (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Class that is not an Extended Term Loan shall not be reduced as a result thereof). In connection with any Extension Agreement, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Agreement, this Agreement as amended thereby, and such of the other Credit Documents (if any) as may be amended thereby (in the case of such other Credit Documents as contemplated by the immediately preceding sentence) and covering other customary matters and (ii) to the effect that such Extension Agreement, including the Extended Loans/Commitments provided for therein, does not conflict with or violate the terms and provisions of Section 13.1 of this Agreement. (d) Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Term Loan Class or Class of Existing Revolving Credit Commitments is exchanged to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so exchanged by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), and (II) in the case of the Existing Revolving Credit Commitments of each Extending Lender under any Specified Existing Revolving Credit Commitment Class, the aggregate principal amount of such Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so exchanged by such Lender on such date (or by any greater amount as may be agreed by the Borrower and such Lender), and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Existing Revolving Credit Loans of any Extending Lender are outstanding under the Specified Existing Revolving Credit Commitment Class, such Existing Revolving Credit Loans (and any related participations) shall be deemed to be exchanged to Extended Revolving Credit Loans (and related participations) of the applicable Class in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments of such Class. (e) In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series or the Extended Revolving Credit Commitments of a given Extension Series, in each case to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set

106 forth in the applicable Extension Agreement, then the Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Credit Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Agreement, as the case may be, which Corrective Extension Amendment shall (i) provide for the exchange and extension of Term Loans under the Existing Term Loan Class or Existing Revolving Credit Commitments (and related revolving credit exposure), as the case may be, in such amount as is required to cause such Lender to hold Extended Term Loans or Extended Revolving Credit Commitments (and related revolving credit exposure) of the applicable Extension Series into which such other Term Loans or Commitments were initially exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Agreement, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Agreement described in Section 2.15(c)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.15(c). (f) No exchange of Loans or Commitments pursuant to any Extension Agreement in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. (g) This Section 2.15 shall supersede any provisions in Section 2.4 or Section 13.1 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.15 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Extended Loans/Commitments without such Lender’s consent. 2.16 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 4.1(a); (b) the Commitment of and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 13.1); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and (ii) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender; (c) if any Swingline Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then (i) all or any part of such Letter of Credit Exposure of

107 such Defaulting Lender and such Swingline Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitment Percentages; provided that (A) each Non-Defaulting Lender’s Revolving Credit Exposure may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Letter of Credit Issuer, any Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (ii) to the extent that all or any portion (the “unreallocated portion”) of the Defaulting Lender’s Letter of Credit Exposure and Swingline Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 2.16(c)(i) above or otherwise, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) and (y) second, Cash Collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 3.8 for so long as such Letter of Credit Exposure is outstanding, (iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to the requirements of this Section 2.16(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(c) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized, (iv) if the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to the requirements of this Section 2.16(c), then the fees payable to the Lenders pursuant to Section 4.1(c) shall be adjusted in accordance with such Non-Defaulting Lenders’ Revolving Credit Commitment Percentages and the Borrower shall not be required to pay any fees to the Defaulting Lender pursuant to Section 4.1(c) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or (v) if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to the requirements of this Section 2.16(c), then, without prejudice to any rights or remedies of any Letter of Credit Issuer or any Lender hereunder, all fees payable under Section 4.1(c) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the Letter of Credit Issuers until such Letter of Credit Exposure is Cash Collateralized and/or reallocated; (d) (i) No Letter of Credit Issuer will be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the face amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless such Letter of Credit Issuer is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Credit Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof in accordance with the requirements of this Section 2.16 or otherwise in a manner reasonably satisfactory to such Letter of Credit Issuer; and (ii) No Swingline Lender will be required to fund any Swingline Loans unless such Swingline Lender is reasonably satisfied that any exposure that would result from the

108 exposure to such Defaulting Lender is eliminated or fully covered by the Revolving Credit Commitments of the Non-Defaulting Lenders or a combination thereof in accordance with the requirements of Section 2.16(c) above. (e) If the Borrower, the Administrative Agent, the Swingline Lenders and the Letter of Credit Issuers agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Revolving Credit Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause such outstanding Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Revolving Credit Lenders (including such Lender) in accordance with their applicable percentages, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Letter of Credit Exposure and Swingline Exposure of such Lender reallocated pursuant to the requirements of Section 2.16(c) shall be reallocated back to such Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender; (f) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Credit Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Letter of Credit Issuer and each Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize, in accordance with Section 3.8, any Letter of Credit Issuer’s future fronting exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, fifth, to the payment of any amounts owing to the Lenders, the Letter of Credit Issuers or the Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Letter of Credit Issuer or such Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that

109 Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Unpaid Drawings, such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.16(f). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 3.8 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. SECTION 3. Letters of Credit 3.1 Issuance of Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Eighth Amendment Effective Date and prior to the Letter of Credit Maturity Date, each Letter of Credit Issuer agrees to issue (or cause its respective Affiliates or other financial institution with which such Letter of Credit Issuer shall have entered into an agreement regarding the issuance of letters of credit hereunder, to issue on its behalf), upon the request of and for the account of the Borrower or any Restricted Subsidiary, letters of credit (each, a “Letter of Credit”) in such form as may be approved by such Letter of Credit Issuer in its reasonable discretion; provided that the Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Restricted Subsidiary. (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Obligations at such time, would exceed the Total Letter of Credit Commitment then in effect, (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Obligations and the Revolving Credit Loans and Swingline Loans outstanding at such time, would exceed the Total Revolving Credit Commitment then in effect, (iii) each Letter of Credit shall have an expiration date occurring no later than the earlier of (x) one year after the date of issuance thereof, unless otherwise agreed upon by the Administrative Agent and the applicable Letter of Credit Issuer or as provided under Section 3.2(e), and (y) the Letter of Credit Maturity Date, (iv) each Letter of Credit shall be denominated in Dollars, (v) no Letter of Credit shall be issued if it would be illegal under any Applicable Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor, and (vi) no Letter of Credit shall be issued after any Letter of Credit Issuer has received a written notice from the Borrower, the Administrative Agent or the Required Lenders stating that a Default or an Event of Default has occurred and is continuing until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or that such Default or Event of Default is no longer continuing. (c) No Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Letter of Credit Issuer from issuing

110 the Letter of Credit, or any requirement of law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Letter of Credit Issuer in good faith deems material to it; (ii) the issuance of such Letter of Credit would violate one or more policies of such Letter of Credit Issuer applicable to Letters of Credit generally; (iii) except as otherwise agreed by the Administrative Agent and such Letter of Credit Issuer, the Letter of Credit is in an initial Stated Amount less than $100,000; (iv) the Letter of Credit is to be denominated in a currency other than Dollars; or (v) the Stated Amount of such Letter of Credit, when added to the Letter of Credit Obligations applicable to such Letter of Credit Issuer, would exceed the Letter of Credit Commitment of such Letter of Credit Issuer. (d) In connection with the establishment of any Extended Revolving Credit Commitments or Additional/Replacement Revolving Credit Commitments and subject to the availability of unused Commitments with respect to such newly established Class and the satisfaction of the Conditions set forth in Section 7, the Borrower may, with the written consent of the applicable Letter of Credit Issuer, designate any outstanding Letter of Credit to be a Letter of Credit issued pursuant to such Class of Extended Revolving Credit Commitments or Additional/Replacement Revolving Credit Commitments, as applicable. Upon such designation such Letter of Credit shall no longer be deemed to be issued and outstanding under such prior Class and shall instead be deemed to be issued and outstanding under such newly established Class of Extended Revolving Credit Commitments or Additional/Replacement Revolving Credit Commitments, as applicable. 3.2 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued (or amended, renewed or extended), it shall give the Administrative Agent and the Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least three (or such lesser number as may be agreed upon by the Administrative Agent and such Letter of Credit Issuer) Business Days prior to the proposed date of issuance, amendment, renewal or extension for any Letter of Credit. The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Lender. (b) In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the Stated Amount thereof in the relevant currency; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the

111 documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder and (G) such other matters as such Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such Letter of Credit Issuer may reasonably require. Each notice shall be executed by the Borrower and shall be in the form of Exhibit E (each, a “Letter of Credit Request”). (c) Promptly after receipt of any Letter of Credit Request, such Letter of Credit Issuer will confirm with the Administrative Agent in writing that the Administrative Agent has received a copy of such Letter of Credit Request from the applicable Borrower and, if not, such Letter of Credit Issuer will provide the Administrative Agent with a copy thereof. Unless the Letter of Credit Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Credit Party, at least two Business Days prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Sections 6 and 7 shall not then be satisfied, then, subject to the terms and conditions hereof, such Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the terms hereof. (d) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b). (e) If the Borrower so requests in any applicable Letter of Credit Request, such Letter of Credit Issuer may agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower shall not be required to make a specific request to such Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Maturity Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 3.1(b) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Class Lenders have elected not to permit such extension or (2) from the Administrative Agent, the Required Revolving Class Lenders or the Borrower that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case

112 directing the Letter of Credit Issuer not to permit such extension. (f) Promptly after its delivery of any Letter of Credit or any amendment, renewal or extension to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the Borrower a true and complete copy of such Letter of Credit or amendment, renewal or extension. On the last Business Day of each March, June, September and December, each Letter of Credit Issuer shall provide the Administrative Agent a list of all Letters of Credit issued by it that are outstanding at such time. 3.3 Letter of Credit Participations. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Revolving Credit Lender (each such Revolving Credit Lender, in its capacity under this Section 3.3(a), a “Letter of Credit Participant”), and each such Letter of Credit Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each, a “Letter of Credit Participation”), to the extent of such Letter of Credit Participant’s Revolving Credit Commitment Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto (although Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the Letter of Credit Participants as provided in Section 4.1(c) and the Letter of Credit Participants shall have no right to receive any portion of any fees paid to the Administrative Agent for the account of any Letter of Credit Issuers in respect of each Letter of Credit issued hereunder). (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall have no obligation relative to the Letter of Credit Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability. (c) Whenever the Letter of Credit Issuer receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the Letter of Credit Participants, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Letter of Credit Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such Letter of Credit Participant’s share (based upon the proportionate aggregate amount originally funded or deposited by such Letter of Credit Participant to the aggregate amount funded or deposited by all Letter of Credit Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective Letter of Credit Participations.

113 (d) The obligations of the Letter of Credit Participants to purchase Letter of Credit Participations from the Letter of Credit Issuer and make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (v) any payment made by the Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; (vi) any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (vii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or (viii) the occurrence of any Default or Event of Default; provided that no Letter of Credit Participant shall be obligated to pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any unreimbursed amount arising from any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or

114 gross negligence on the part of the Letter of Credit Issuer as determined in the final, non-appealable judgment of a court of competent jurisdiction. 3.4 Agreement to Repay Letter of Credit Drawings. (a) Upon receipt from any beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the Letter of Credit Issuer shall notify the Borrower and the Administrative Agent thereof. The Borrower hereby agrees to reimburse the Letter of Credit Issuer with respect to any such drawing, by making payment, whether with its own internal funds, with proceeds of Revolving Credit Loans, or any other source, to the Administrative Agent for the account of the Letter of Credit Issuer in immediately available funds, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”) (i) within one Business Day of the date of such payment or disbursement, if the Letter of Credit Issuer provides notice to the Borrower of such payment or disbursement prior to 10:00 a.m. (New York City time) on such next succeeding Business Day after the date of such payment or disbursement or (ii) if such notice is received after such time, on the Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable, the “Required Reimbursement Date”), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, from and including the date of such payment or disbursement to but excluding the Required Reimbursement Date, at the per annum rate for each day equal to the rate described in Section 2.8(a); provided, that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, (i) unless the Borrower shall have notified the Administrative Agent and the Letter of Credit Issuer prior to 10:00 a.m. (New York City time) on the Required Reimbursement Date that the Borrower intends to reimburse the Letter of Credit Issuer for the amount of such drawing with funds other than the proceeds of Revolving Credit Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Lenders with Revolving Credit Commitments make Revolving Credit Loans (which shall be ABR Loans) on the Required Reimbursement Date in an amount equal to the amount of such drawing, and (ii) the Administrative Agent shall promptly notify each Letter of Credit Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each Letter of Credit Participant shall be irrevocably obligated to make a Revolving Credit Loan to the Borrower in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York City time) on such Required Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans made in respect of such Unpaid Drawing on such Required Reimbursement Date shall be made without regard to the Minimum Borrowing Amount and without regard to the satisfaction of the conditions set forth in Section 7. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for the purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing. If and to the extent such Letter of Credit Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such Letter of Credit Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at a rate per annum equal to the Federal Funds Effective Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in

115 connection with the foregoing. The failure of any Letter of Credit Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Letter of Credit Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no Letter of Credit Participant shall be responsible for the failure of any other Letter of Credit Participant to make available to the Administrative Agent such other Letter of Credit Participant’s Revolving Credit Commitment Percentage of any such payment. (b) The obligations of the Borrower under this Section 3.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender (including in its capacity as a Letter of Credit Participant), including any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer as determined in the final, non-appealable judgment of a court of competent jurisdiction. (c) The obligation of the Borrower to reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit and to repay each Letter of Credit Borrowing shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document; (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by the Letter of Credit Issuer of any requirement that exists for the Letter of Credit Issuer’s protection and not the protection of the Borrower or any waiver

116 by the Letter of Credit Issuer which does not in fact materially prejudice the Borrower; (v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vi) any payment made by the Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; (vii) any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary; provided that the foregoing shall not excuse the Letter of Credit Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower as a result of acts or omissions of or by the Letter of Credit Issuer constituting gross negligence or willful misconduct as determined in the final, non-appealable judgment of a court of competent jurisdiction. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity as to the form of any such Letter of Credit, the Borrower will promptly notify the Letter of Credit Issuer. To the extent the Borrower has approved the form of any Letter of Credit, the Borrower shall be conclusively deemed to have waived any claim against the Letter of Credit Issuer and its correspondents based on any noncompliance of such Letter of Credit to conform with the Borrower’s instructions or other irregularity as to such form. 3.5 Increased Costs. If the adoption of any Change in Law shall either (a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any Letter of Credit Participant’s Letter of Credit Participation therein or (b) impose on the Letter of Credit Issuer or any Letter of Credit Participant any other conditions affecting its obligations under this Agreement in respect of Letters of Credit or Letter of Credit Participations therein or any Letter of Credit or such Letter of Credit Participant’s Letter of Credit Participation therein, and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Letter of Credit Participant of issuing, maintaining or participating in any Letter of Credit, or to

117 reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Letter of Credit Participant hereunder (other than any such increase or reduction attributable to (i) taxes indemnified under Section 5.4, (ii) taxes described in clause (A), (B) or (C) of Section 5.4(a) or (iii) taxes described in clause (f) of Section 5.4) in respect of Letters of Credit or Letter of Credit Participations therein, then, promptly after receipt of written demand to the Borrower by the Letter of Credit Issuer or such Letter of Credit Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such Letter of Credit Participant to the Administrative Agent), the Borrower shall pay to the Letter of Credit Issuer or such Letter of Credit Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Letter of Credit Participant for such increased cost or reduction, it being understood and agreed, however, that the Letter of Credit Issuer or a Letter of Credit Participant shall not be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law that would have existed in the event a Change in Law had not occurred. A certificate submitted to the Borrower by the Letter of Credit Issuer or a Letter of Credit Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Letter of Credit Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Letter of Credit Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error. 3.6 New or Successor Letter of Credit Issuer. (a) The Letter of Credit Issuer may resign as a Letter of Credit Issuer upon 30 days’ prior written notice to the Administrative Agent, the Revolving Credit Lenders and the Borrower. Subject to the terms of the following sentence, the Borrower may replace the Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and the Letter of Credit Issuer and the Borrower may add Letter of Credit Issuers at any time upon notice to the Administrative Agent and with the agreement of such new Letter of Credit Issuer. If the Letter of Credit Issuer shall resign or be replaced, or if the Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Borrower may appoint a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, with the consent of the Administrative Agent (such consent not to be unreasonably withheld), whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Letter of Credit Issuer under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of a Letter of Credit Issuer hereunder, and the term “Letter of Credit Issuer” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. At the time such resignation or replacement shall become effective, the Borrower shall pay to the resigning or replaced Letter of Credit Issuer all accrued and unpaid fees pursuant to Sections 4.1(c) and 4.1(d). The acceptance of any appointment as a Letter of Credit Issuer hereunder, whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become a “Letter of Credit Issuer” hereunder. After the resignation or replacement of a Letter of Credit Issuer hereunder, the resigning or replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement and the other Credit Documents

118 with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit or amend or renew existing Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the resigning or replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Letter of Credit Issuer, which new Letters of Credit shall have a face amount equal to the Letters of Credit being back-stopped, and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit. After any resigning or replaced Letter of Credit Issuer’s resignation or replacement as Letter of Credit Issuer, the provisions of this Agreement relating to a Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was a Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer. (b) To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above. (c) On a monthly basis, each Letter of Credit Issuer shall deliver to the Administrative Agent and the Borrower a complete list of all outstanding Letters of Credit issued by such Letter of Credit Issuer. 3.7 Role of Letter of Credit Issuer. Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates or any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders or the Required Revolving Class Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary

119 or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates or any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.4(c); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower caused by the Letter of Credit Issuer’s willful misconduct or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. 3.8 Cash Collateral. (a) If, as of the Letter of Credit Maturity Date, there are any Letter of Credit Obligations, the Borrower shall promptly Cash Collateralize the Letter of Credit Obligations that for any reason remain outstanding. Section 2.16 and Section 5.2 set forth certain additional requirements to deliver Cash Collateral hereunder. (b) If any Event of Default shall occur and be continuing, the Required Revolving Class Lenders may require that the Letter of Credit Obligations be Cash Collateralized; provided that, upon the occurrence of an Event of Default referred to in Section 11.5, the Borrower shall immediately Cash Collateralize the Letters of Credit then outstanding and no notice or request by or consent from the Required Lenders shall be required. (c) For purposes of this Agreement, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Letter of Credit Issuers as collateral for the Letter of Credit Obligations, cash or deposit account balances (“Cash Collateral”) in an amount equal to 100% of the amount of the Letter of Credit Obligations required to be Cash Collateralized pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuers (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such terms have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Letter of Credit Issuers and the Letter of Credit Participants a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts with the Administrative Agent. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the Letter of Credit Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of

120 (x) such aggregate outstanding amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under Applicable Laws to reimburse the applicable Letter of Credit Issuer. To the extent the amount of any Cash Collateral exceeds the aggregate outstanding amount of all Letter of Credit Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. 3.9 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. 3.10 Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries. 3.11 Existing Letters of Credit. Subject to the terms and conditions hereof, each existing “Letter of Credit” (as defined in this Agreement immediately prior to giving effect to the Eighth Amendment) that is outstanding on the Eighth Amendment Effective Date, shall, effective as of the Eighth Amendment Effective Date and without any further action by the Borrower, be continued as a Letter of Credit hereunder, from and after the Eighth Amendment Effective Date be deemed a Letter of Credit for all purposes hereof, and be subject to and governed by the terms and conditions hereof. 3.12 Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Letter of Credit Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, such Letter of Credit Issuer shall not be responsible to the Borrower for, and such Letter of Credit Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Letter of Credit Issuer required or permitted under any Applicable Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Applicable Law or any order of a jurisdiction where such Letter of Credit Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. SECTION 4. Fees; Commitment Reductions and Terminations. 4.1 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender (in each case pro rata according to the

121 respective Revolving Credit Commitments of all such Revolving Credit Lenders) a commitment fee (the “Commitment Fee”) that shall accrue from and including the Eighth Amendment Effective Date to but excluding the Revolving Credit Termination Date. Each Commitment Fee shall be payable (x) quarterly in arrears on the fifteenth calendar day after the end of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Revolving Credit Termination Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day to be calculated based on the actual amount of the Available Revolving Credit Commitment (assuming for this purpose that there is no reference to “Swingline Loans” in clause (b)(i) of the definition of Available Revolving Credit Commitment) in effect on such day. (b) The Borrower agrees to pay (i) directly to the applicable Letter of Credit Issuer for its own account a fronting fee (the “Fronting Fee”) with respect to each Letter of Credit, computed at the rate for each day equal to 0.125% per annum or such other amount as is agreed in a separate writing between any Letter of Credit Issuer and the Borrower times the average daily Stated Amount of such Letter of Credit and (ii) any other letter of credit fee agreed to in writing by any Letter of Credit Issuer and the Borrower. The Fronting Fee shall be due and payable quarterly in arrears on the fifteenth calendar day after the end of each March, June, September and December, in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8. In addition, the Borrower agrees to pay directly to the applicable Letter of Credit Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Letter of Credit Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within 10 Business Days after demand and are nonrefundable. (c) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender, pro rata according to the Letter of Credit Exposure of such Lender, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from and including the date of issuance of such Letter of Credit to but excluding the termination or expiration date of such Letter of Credit, computed at the per annum rate for each day equal to (x) the Applicable Margin for Term SOFR Rate Loans then in effect for Revolving Credit Loans times (y) the average daily Stated Amount of such Letter of Credit. The Letter of Credit Fee shall be due and payable quarterly in arrears on the fifteenth calendar day after the end of each March, June, September and December and on the Revolving Credit Termination Date. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. (d) The Borrower agrees to pay to the Administrative Agent the administrative fees in the amounts and on the dates as set forth in the Agency Fee Letter.

122 4.2 Voluntary Reduction of Commitments. (a) Upon prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Commitments of any Class as determined by the Borrower, in whole or in part; provided that (a) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (b) any such termination or reduction shall apply proportionately and permanently to reduce the Commitments of each of the Lenders within any such Class, except that, notwithstanding the foregoing, (1) the Borrower may allocate any termination or reduction of Commitments among Classes of Commitments at its direction (including, for the avoidance of doubt, to the Commitments with respect to any Class of Extended Revolving Credit Commitments without any termination or reduction of the Commitments with respect to any Existing Revolving Credit Class of the same Specified Existing Revolving Credit Commitment Class) and (2) in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.15, the Existing Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Specified Existing Revolving Credit Commitments so extended on such date (or, if agreed by the Borrower and the Lenders providing such Extended Revolving Credit Commitments, by any greater amount so long as the Borrower prepays the Existing Revolving Credit Loans of such Class owed to such Lenders providing such Extended Revolving Credit Commitments to the extent necessary to ensure that after giving effect to such repayment or reduction, the Existing Revolving Credit Loans of such Class are held by the Lenders of such Class on a pro rata basis in accordance with their Existing Revolving Credit Commitments of such Class after giving effect to such reduction) (provided that (x) after giving effect to any such reduction and to the repayment of any Loans made on such date, the aggregate amount of the revolving credit exposure of any such Lender does not exceed the Existing Revolving Credit Commitment thereof (such revolving credit exposure and Existing Revolving Credit Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Credit Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any exchange pursuant to Section 2.15 of Existing Revolving Credit Commitments and Existing Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans respectively, and prior to any reduction being made to the Commitment of any other Lender), (c) any partial reduction pursuant to this Section 4.2 shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (d) after giving effect to such termination or reduction and to any prepayments of Revolving Credit Loans or cancellation or Cash Collateralization of Letters of Credit made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures for such Class shall not exceed the Total Revolving Credit Commitment for such Class, (e) after giving effect to such termination or reduction and to any prepayments of Additional/Replacement Revolving Credit Loans of any Class or cancellation or cash collateralization of letters of credit made on the date thereof in accordance with the Agreement, the aggregate amount of such Lender’s revolving credit exposure shall not exceed

123 the Total Additional/Replacement Revolving Credit Commitment for such Class and (f) if, after giving effect to any reduction hereunder, the Total Letter of Credit Commitment or the Total Swingline Commitment exceeds the sum of the Total Revolving Credit Commitment and the Total Additional/Replacement Revolving Credit Commitment (if any), such Commitment shall be automatically reduced by the amount of such excess. (b) Upon at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and each Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the applicable Revolving Credit Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Total Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, (i) the Letter of Credit Obligations shall not exceed the Total Letter of Credit Commitment and (ii) the Letter of Credit Obligations applicable to each Letter of Credit Issuer shall not exceed such Letter of Credit Issuer’s Letter of Credit Commitment. (c) The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than two Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.16(a)(iv) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Letter of Credit Issuer, any Swingline Lender or any Lender may have against such Defaulting Lender. 4.3 Mandatory Termination of Commitments. (a) The Initial2025 TLA Commitment shall terminate at 5:00 p.m. (New York City time) on the NinthTenth Amendment Effective Date. (b) The Total Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date. (c) All Swingline Commitments shall terminate at 5:00 p.m. (New York City time) on the Swingline Maturity Date. (d) The Incremental Term Loan Commitment for any Class shall, unless otherwise provided in the documentation governing such Incremental Term Loan Commitment, terminate at 5:00 p.m. (New York City time) on the Incremental Facility Closing Date for such Class. (e) The Additional/Replacement Revolving Credit Commitment for any Class shall terminate at 5:00 p.m. (New York City time) on the maturity date for such Class specified in the documentation governing such Class. (f) The Extended Loan/Commitment for any Extension Series shall terminate at 5:00 p.m. (New York City time) on the maturity date for such tranche specified in the Extension Agreement.

124 SECTION 5. Payments 5.1 Voluntary Prepayments. (a) The Borrower shall have the right to prepay Term Loans, Revolving Credit Loans, Extended Revolving Credit Loans, Additional/Replacement Revolving Credit Loans and Swingline Loans, without, except as set forth in Section 5.1(b), premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and in the case of Term SOFR Rate Loans, the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case of Term Loans, Extended Revolving Credit Loans, Additional/Replacement Revolving Credit Loans or Revolving Credit Loans, 1:00 p.m. (New York City time) (x) one Business Day prior to (in the case of ABR Loans) or (y) three Business Days prior to (in the case of Term SOFR Rate Loans), or (ii) in the case of Swingline Loans, 1:00 p.m. (New York City time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the relevant Lenders or the relevant Swingline Lenders, as the case may be; (b) each partial prepayment of any Borrowing of Term Loans or Revolving Credit Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $1,000,000 and each partial prepayment of Swingline Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $100,000; provided that no partial prepayment of Term SOFR Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Term SOFR Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for Term SOFR Rate Loans and (c) any prepayment of Term SOFR Rate Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. Each prepayment in respect of any Class of Term Loans pursuant to this Section 5.1 shall be applied to reduce the Repayment Amounts in such order as the Borrower may determine and may be applied to any Class of Term Loans as directed by the Borrower. For the avoidance of doubt, the Borrower may (i) prepay Term Loans of an Existing Term Loan Class pursuant to this Section 5.1 without any requirement to prepay Extended Term Loans that were exchanged from such Existing Term Loan Class and (ii) prepay Extended Term Loans pursuant to this Section 5.1 without any requirement to prepay Term Loans of an Existing Term Loan Class that were exchanged for such Extended Term Loans. In the event that the Borrower does not specify the order in which to apply prepayments to reduce Repayment Amounts or as between Classes of Term Loans, the Borrower shall be deemed to have elected that such proceeds be applied to reduce the Repayment Amounts in direct order of maturity and/or a pro rata basis among Term Loan Classes. All prepayments under this Section 5.1 shall also be subject to the provisions of Section 5.2(d) and Section 5.2(e). At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Loan of a Defaulting Lender. (b) [Reserved]. 5.2 Mandatory Prepayments.

125 (a) Term Loan Prepayments. (i) On each occasion that a Debt Incurrence Prepayment Event occurs, the Borrower shall, within one Business Day after the receipt of Net Cash Proceeds from a Debt Incurrence Prepayment Event, offer to prepay, in accordance with Sections 5.2(c) and (d) below, a principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Debt Incurrence Prepayment Event. (ii) [Reserved]. (b) Repayment of Revolving Credit Loans. If on any date the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures for any reason exceeds the Total Revolving Credit Commitment as then in effect, the Borrower shall forthwith repay on such date the principal amount of Swingline Loans and, after all Swingline Loans have been paid in full, Revolving Credit Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Credit Loans, the aggregate amount of the Lenders’ Revolving Credit Exposures exceed the Total Revolving Credit Commitment then in effect, the Borrower shall Cash Collateralize the Letter of Credit Obligations to the extent required to eliminate such excess. (c) Application to Repayment Amounts. Each prepayment of Term Loans required by Section 5.2(a)(i) in connection with a Debt Incurrence Prepayment Event shall be allocated to any Class of Term Loans outstanding as directed by the Borrower, shall be applied pro rata to Lenders within each Class, based upon the outstanding principal amounts owing to each such Lender under each such Class of Term Loans and be applied to reduce such scheduled Repayment Amounts within each such Class in accordance with Section 5.2(d)(ii). (d) Application to Term Loans. (i) With respect to each prepayment of Term Loans elected by the Borrower pursuant to Section 5.1 or pursuant to a Debt Incurrence Prepayment Event, such prepayments shall be applied to reduce Repayment Amounts in such order as the Borrower may specify (or, if not specified, in direct order of maturity) and the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided that the Borrower pays any amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of Term SOFR Rate Loans made on any date other than the last day of the applicable Interest Period. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in a manner that minimizes the amount of payments required to be made by the Borrower pursuant to Section 2.11. (ii) [Reserved]. (e) Application to Revolving Credit Loans; Mandatory Commitment Reductions. (i) With respect to each prepayment of Revolving Credit Loans, Extended Revolving Credit Loans and Additional/Replacement Revolving Credit Loans elected by the Borrower pursuant to Section 5.1 or required by Section 5.2(b), the Borrower may designate (i) the Class and Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to

126 which made and (ii) the Revolving Credit Loans, Extended Revolving Credit Loans or Additional/Replacement Revolving Credit Loans to be prepaid; provided, that (x) Term SOFR Rate Loans may be designated for prepayment pursuant to this Section 5.2 only on the last day of an Interest Period applicable thereto unless all Term SOFR Rate Loans with Interest Periods ending on such date of required prepayment and all ABR Loans have been paid in full; (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans of such Class (except that any prepayment made in connection with a reduction of the Commitments of such Class pursuant to Section 4.2 shall be applied pro rata based on the amount of the reduction in the Commitments of such Class of each applicable Lender); and (z) notwithstanding the provisions of the preceding clause (y), at the option of the Borrower, no prepayment made pursuant to Section 5.1 or Section 5.2(b) of Revolving Credit Loans, Extended Revolving Credit Loans or Additional/Replacement Revolving Credit Loans shall be applied to Loans of any Defaulting Lender. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.11. (ii) With respect to each mandatory reduction and termination of Revolving Credit Commitments, Additional/Replacement Revolving Credit Commitments (and any previously extended Extended Revolving Credit Commitments) required by clause (ii) of the proviso to Section 2.14(b) or in connection with the incurrence of any Credit Agreement Refinancing Indebtedness issued or incurred to Refinance any Revolving Credit Commitments, Additional/Replacement Revolving Credit Commitments and/or Extended Revolving Credit Commitments, the Borrower may designate (A) the Classes of Commitments to be reduced and terminated and (B) the corresponding Classes of Loans to be prepaid; provided that (a) any such reduction and termination shall apply proportionately and permanently to reduce the Commitments of each of the Lenders within any such Class and (b) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or cash collateralization of letters of credit made on the date of each such reduction and termination in accordance with this Agreement, the aggregate amount of such Lenders’ credit exposures shall not exceed the remaining Commitments of such Lenders’ in respect of the Class reduced and terminated. (f) Term SOFR Rate Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any Term SOFR Rate Loan other than on the last day of the Interest Period therefor so long as no Default or Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the Term SOFR Rate Loan to be prepaid and such Term SOFR Rate Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Obligations, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2. (g) [Reserved].

127 5.3 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, the Letter of Credit Issuers or the Swingline Lenders (except to the extent payments are to be made directly to a Letter of Credit Issuer or a Swingline Lender), as the case may be, not later than 2:00 p.m. (New York City time) on the date when due and shall be made in immediately available funds in Dollars at the Administrative Agent’s Office, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:30 p.m. (New York City time) on such day and, if not, on the next Business Day in the sole discretion of the Administrative Agent) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto or to the Letter of Credit Issuer or the Swingline Lender, as applicable. (b) For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent (which may extend such deadline in its discretion whether or not such payments are in process). Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension. 5.4 Net Payments. (a) Except as required by Applicable Law, all payments made by or on behalf of the Borrower under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any current or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (including any interest, additions to tax and penalties) (collectively, “Taxes”), excluding in the case of each Lender and each Agent and except as otherwise provided in Section 5.4(f), (A) net income Taxes (and franchise Taxes imposed in lieu of net income Taxes) that would not have been imposed on such Agent or such Lender but for a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Governmental Authority thereof or therein (other than any such connection arising from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, received or perfected a security interest under, or engaged in any other transactions pursuant to, this Agreement or any other Credit Document), (B) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (A) and (C) any U.S. federal withholding Tax pursuant to FATCA (all non-excluded Taxes, “Non-Excluded Taxes” and all such excluded Taxes, “Excluded Taxes”). If any Taxes are required to be withheld by a Withholding Agent from any amounts payable under this Agreement or any other Credit Document, the applicable Withholding Agent shall so

128 withhold (pursuant to the information and documentation to be delivered pursuant to Section 5.4(d), 5.4(e) and 5.4(g)) and shall remit the amount withheld to the appropriate taxing authority. In addition, where an amount has been withheld in respect of a Non-Excluded Tax, the applicable Credit Party shall increase the amounts payable to the Administrative Agent or such Lender to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes or Other Taxes including those applicable to any amounts payable under this Section 5.4) interest or any such other amounts payable hereunder at the rates or in the amounts specified in such Credit Document. Whenever any Taxes are payable by any Credit Party, as promptly as possible thereafter the applicable Credit Party shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt, if available (or other evidence acceptable to such Lender, acting reasonably) received by the applicable Credit Party showing payment thereof. (b) In addition, each Credit Party shall pay, or at the option of the Administrative Agent timely reimburse it for the payment for, any present or future stamp, documentary, filing, mortgage, recording, excise, property or intangible taxes (including any interest, additions to tax and penalties) that arise from any payment made by such Credit Party hereunder or under any other Credit Documents or from the execution, delivery or registration or recordation of, performance under, or otherwise with respect to, this Agreement or the other Credit Documents (hereinafter referred to as “Other Taxes”). (c) (i) Subject to Section 5.4(f), the Credit Parties shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Non-Excluded Taxes and Other Taxes, (and for the full amount of Non-Excluded Taxes and Other Taxes imposed or asserted by any jurisdiction on any additional amounts or indemnities payable under this Section 5.4) imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) regardless of whether any such Taxes are correctly or legally asserted and arising therefrom or with respect thereto; provided that if any claim pursuant to this Section 5.4(c)(i) is made later than 180 days after the date on which the relevant Lender or Agent had actual knowledge of the relevant Non-Excluded Taxes or Other Taxes, then the Credit Parties shall not be required to indemnify the applicable Lender or Agent for any interest or penalties which accrue in respect of such Non-Excluded Taxes or Other Taxes after the 180th day. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor. (ii) Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 30 days after demand therefor, (x) the Administrative Agent against any Non-Excluded Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of Credit Parties to do so), (y) the Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to such Lender's failure to comply with the provisions of Section 13.6(d)(ii) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Credit Parties in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as

129 to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii). (d) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by any Applicable Law or reasonably requested by the Borrower or the Administrative Agent (i) as will permit such payments to be made without, or at a reduced rate of, withholding or (ii) as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so. Unless the Borrower or the Administrative Agent has received forms or other documents satisfactory to it indicating that payments under any Credit Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent (as applicable) may withhold amounts required to be withheld by Applicable Law from such payments at the applicable statutory rate. Notwithstanding anything forgoing to the contrary, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.4(d)(i), Section 5.4(e) and Section 5.4(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the foregoing to the extent permitted by law, each Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall: (i) deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) two originals of either (w) in the case of Non-U.S. Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN (together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) substantially in the form of Exhibit M (a “United States Tax Compliance Certificate”)), (x) United States Internal Revenue Service Form W-8BEN or Form W-8ECI, (y) to the extent a Non-U.S. Lender is not the Beneficial Owner (for example, where the Non-U.S. Lender is a partnership or a participating Lender), United States Internal Revenue Service Form W-8IMY (or any successor forms) of the Non-U.S. Lender, accompanied by a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information from each Beneficial Owner, as applicable (provided

130 that, if one or more Beneficial Owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Non-U.S. Lender on behalf of such Beneficial Owner) or (z) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income Tax laws (including the United States Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Credit Documents, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding Tax on payments by the Borrower under this Agreement; and (ii) deliver to the Borrower and the Administrative Agent two further originals of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or inaccurate and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form or certification to the Borrower or the Administrative Agent. Notwithstanding anything to the contrary in this Section 5.4(d), a Lender is not required to deliver any form or other documentation that it is not legally eligible to deliver. (e) If a payment made to a Lender under this Agreement or any other Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine (i) whether such Lender has complied with such Lender’s obligations under FATCA or (ii) the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 5.4(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (f) No Credit Party shall be required to indemnify any Lender, Beneficial Owner or Agent pursuant to Section 5.4(c) or to pay any additional amounts to any Lender, Beneficial Owner or Agent, pursuant to Section 5.4(a) in respect of (i) U.S. federal withholding Taxes imposed under any Applicable Law in effect on the date such Lender or such Beneficial Owner acquired its interest in the applicable Loan, Commitment or Letter of Credit or changed its lending office; provided that this Section 5.4(f) shall not apply to the extent that (x) the indemnity payments or additional amounts such Lender (or such Beneficial Owner) would be

131 entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, or change in lending office would have been entitled to receive immediately prior to such assignment or change in lending office, or (y) such assignment had been requested by a Credit Party and (ii) Taxes attributable to a Lender’s failure to comply with the provisions of Section 5.4(d) or 5.4(g). (g) Each Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code shall (A) on or prior to the date such Lender becomes a Lender hereunder and (B) from time to time if reasonably requested by the Borrower or the Administrative Agent (or, in the case of a participant, the relevant Lender) to the extent such Lender is legally entitled to do so, provide the Administrative Agent and the Borrower (or, in the case of a participant, the relevant Lender) with two duly completed and signed originals of United States Internal Revenue Service Form W-9 (certifying that such Lender is entitled to an exemption from U.S. backup withholding Tax) or any successor form. (h) Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Lender or the Administrative Agent determines in its sole discretion, exercised in good faith, that it has received a refund of a Non-Excluded Tax or Other Taxes for which a payment has been made by a Credit Party pursuant to this Agreement, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Credit Party, then such Lender or the Administrative Agent, as the case may be, shall reimburse the Credit Party for such amount (together with any interest received thereon) as such Lender or the Administrative Agent, as the case may be, reasonably determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required; provided that the Credit Party, upon the request of such Lender, agrees to repay the amount paid over to the Credit Party (with interest and penalties) in the event such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. Neither any Lender nor the Administrative Agent shall be obliged to disclose any information regarding its tax affairs or computations to any Credit Party in connection with this paragraph (h) or any other provision of this Section 5.4; provided, further, that nothing in this Section 5.4 shall obligate any Lender (or Transferee) or the Administrative Agent to apply for any refund. (i) For purpose of this Section 5.4, the term “Lender” shall include any Swingline Lender and Letter of Credit Issuer. (j) The agreements in this Section 5.4 shall survive the termination of this Agreement, the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the payment of the Loans and all other amounts payable hereunder. 5.5 Computations of Interest and Fees. All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days and, in the case of ABR Loans calculated on the Prime Rate, 365/366-days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for

132 which such interest and fees are payable. 5.6 Limit on Rate of Interest. (a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any Applicable Law. (b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with Applicable Law. (c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any Applicable Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law (in the case of the Borrower), such adjustment to be effected, to the extent necessary, as follows: (i) firstly, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by the Borrower to the affected Lender. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any Applicable Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from such Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to the Borrower. SECTION 6. Conditions Precedent to Effective Date The conditions to the effectiveness of this Agreement and the obligation of the Letter of Credit Issuers and the Lenders to make extensions of credit in connection with the initial Credit Event are set forth in Section 4 of the Amendment. SECTION 7. Additional Conditions Precedent 7.1 No Default; Representations and Warranties. The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Mandatory Borrowings and Letter of Credit Participations which shall each be made without regard to the satisfaction of the condition set forth in this Section 7.1 and excluding borrowings made pursuant to Section 2.14, which shall be subject to conditions precedent and representations to be

133 agreed upon with the applicable Lenders) and the obligation of each Letter of Credit Issuer to issue, amend, extend or renew Letters of Credit on any date is subject to the satisfaction of the condition precedent that at the time of each such Credit Event and also after giving effect thereto (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be (after giving effect to such qualification). The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that the conditions contained in this Section 7.1 have been met as of such date. 7.2 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Term Loan, each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 2.1(f) or 3.4), each Additional/Replacement Revolving Credit Loan, each Extended Revolving Credit Loan and each Swingline Loan, the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3. (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and any Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2. SECTION 8. Representations, Warranties and Agreements In order to induce the Lenders to enter into this Agreement, make the Loans and issue, renew, amend, extend or participate in Letters of Credit as provided for herein, each of Holdings and the Borrower makes the following representations and warranties to, and agreements with, the Lenders and the Letter of Credit Issuers on the date of each Credit Event, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance, renewal, amendment or extension of the Letters of Credit: 8.1 Corporate Status. Holdings, the Borrower and each Restricted Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect. 8.2 Corporate Power and Authority; Enforceability. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all

134 necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law). Holdings, the Borrower and each of the Restricted Subsidiaries (a) is in compliance with all Applicable Laws and (b) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted except, in each case to the extent that failure to be in compliance therewith or to have all such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. 8.3 No Violation. The execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party and compliance with the terms and provisions hereof or thereof (i) will not contravene any material applicable provision of any material Applicable Law of any Governmental Authority, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any of Holdings, the Borrower or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage or deed of trust or any other Contractual Obligation to which Holdings, the Borrower or any of their Restricted Subsidiaries is a party or by which they or any of their property or assets is bound, except to the extent that any such conflict, breach, contravention, default, creation or imposition could not reasonably be expected to result in a Material Adverse Effect or (iii) violate any provision of the Organizational Documents of Holdings, the Borrower or any of their Restricted Subsidiaries. 8.4 Litigation. There are no actions, suits, investigations or proceedings (including Environmental Claims) pending or, to the knowledge of Holdings or the Borrower, threatened with respect to Holdings, the Borrower, or any of the Restricted Subsidiaries that (a) involve any of the Credit Documents or (b) could reasonably be expected to result in a Material Adverse Effect. 8.5 Margin Regulations. (a) None of Holdings, the Borrower or any of their Restricted Subsidiaries is engaged and none of such entities will engage, principally in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board), or extending credit for the purpose of purchasing or carrying margin stock. (b) Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board. 8.6 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any

135 Governmental Authority or any other Person is required to authorize or is required in connection with (a) the execution, delivery and performance of any Credit Document or (b) the legality, validity, binding effect or enforceability of any Credit Document, except, in the case of either clause (a) or (b), (i) such orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations or exemptions as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of Liens created pursuant to the Security Documents and (iii) such orders, consents, approvals, licenses, authorizations, validations, filings, recordings, registrations or exemptions to the extent that failure to so receive could not reasonably be expected to have a Material Adverse Effect. 8.7 Investment Company Act. None of the Credit Parties is or is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. 8.8 True and Complete Disclosure. None of the written information or written data (taken as a whole) heretofore or contemporaneously furnished by Holdings, the Borrower, any of their respective Subsidiaries or any of their respective authorized representatives to any Agent or any Lender on or before the Effective Date (including all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement of material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time (after giving effect to all supplements so furnished prior to such time) in light of the circumstances under which such information or data was furnished; it being understood and agreed that for purposes of this Section 8.8, such information and data shall not include projections (including financial estimates, forecasts and other forward-looking information), pro forma financial information or information of a general economic or industry specific nature. 8.9 Financial Condition; Financial Statements. The Historical Financial Statements present fairly in all material respects the financial position and results of operations of the Borrower and its Subsidiaries at the respective dates of such information and for the respective periods covered thereby subject, in the case of the unaudited financial information, to changes resulting from audit, normal year end audit adjustments and the absence of footnotes. The Historical Financial Statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes thereto. There has been no Material Adverse Effect since December 31, 2023. 8.10 Tax Returns and Payments, etc. Except for failures that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) Holdings, the Borrower and each of the Restricted Subsidiaries have filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by them and have paid all taxes and assessments payable by them that have become due, other than those not yet delinquent or being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP and (b) each of Holdings, the Borrower, and the Restricted Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of, all federal, state

136 and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the Effective Date. 8.11 Compliance with ERISA. Except to the extent that a breach of any of the representations, warranties or agreements in this Section 8.11 would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect, (a) each Pension Plan is in compliance with ERISA, the Code and any Applicable Law; (b) no Reportable Event has occurred (or is reasonably likely to occur); (c) no Pension Plan or Multiemployer Plan is insolvent or in reorganization (or is reasonably likely to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to any of Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate; (d) none of Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate has failed to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA with respect to any Pension Plan, or has otherwise failed to make a required contribution to a Pension Plan or Multiemployer Plan, whether or not waived (or is reasonably likely to fail to satisfy such minimum funding standard or make such required contribution); (e) no Pension Plan is, or is expected to be, in at-risk status within the meaning of Section 430 of the Code or Section 303 of ERISA and no Multiemployer Plan is, or is expected to be, in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (f) none of Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Pension Plan or Multiemployer Plan, as applicable, pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Pension Plan or Multiemployer Plan; (g) no proceedings have been instituted (or are reasonably likely to be instituted) to terminate or to reorganize any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan, and no written notice of any such proceedings has been given to any of Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate; (h) the conditions for imposition of a lien that could be imposed under the Code or ERISA on the assets of any of Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate with respect to a Pension Plan do not exist (or are not reasonably likely to exist) nor has Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of any of Holdings, the Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate on account of any Pension Plan; (i) each Foreign Plan is in compliance with Applicable Laws (including funding requirements under such Applicable Laws); and (j) no proceedings have been instituted to terminate any Foreign Plan. No Pension Plan has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 8.11, be reasonably likely to have a Material Adverse Effect. With respect to Multiemployer Plans, the representations and warranties in this Section 8.11, other than any made with respect to (a) liability under Section 4201 or 4204 of ERISA, (b) any contributions required to be made, or (c) liability for termination or reorganization of such Multiemployer Plans under ERISA, are made to the best knowledge of the Borrower. 8.12 Subsidiaries. On the Effective Date, Holdings does not have any Subsidiaries other than the Subsidiaries listed on Schedule 8.12. Schedule 8.12 sets forth, as of

137 the Effective Date, the name and the jurisdiction of organization of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by any Credit Party and the designation of such Subsidiary as a Guarantor, a Restricted Subsidiary, an Unrestricted Subsidiary, a Specified Subsidiary or an Immaterial Subsidiary. 8.13 Intellectual Property. Each of Holdings, the Borrower and each of the Restricted Subsidiaries own or have a valid license or other right to use, all Intellectual Property, free and clear of all Liens (other than Liens permitted by Section 10.2), that are necessary for the operation of their respective businesses as currently conducted, except where the failure to have any such title, license or right could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, (i) to the knowledge of Holdings and the Borrower, the operation of the Borrower’s and the Restricted Subsidiaries’ business as currently conducted and the use of Intellectual Property in connection therewith do not conflict with, infringe upon, misappropriate, or otherwise violate any Intellectual Property owned by any other Person, and (ii) no material claim or litigation regarding any Intellectual Property now employed by the Borrower or any of the Restricted Subsidiaries is pending or, to the knowledge of Holdings and the Borrower, threatened against the Borrower or any of the Restricted Subsidiaries. Except as could not reasonably be expected to have a Material Adverse Effect, no Intellectual Property owned by the Borrower or a Restricted Subsidiary and necessary for the operation of the Borrower’s or any Restricted Subsidiary’s business is currently subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property. 8.14 Environmental Laws. (a) Except as could not reasonably be expected to have a Material Adverse Effect, (i) Holdings, the Borrower and each of the Restricted Subsidiaries are and have been in compliance with all Environmental Laws (including having obtained and complied with all permits required under Environmental Laws for their current operations); (ii) to the knowledge of Holdings or the Borrower, there are no facts, circumstances or conditions arising out of or relating to the operations of Holdings, the Borrower or any of the Restricted Subsidiaries or any currently or formerly owned, operated or leased Real Property that could reasonably be expected to result in Holdings, the Borrower or any of the Restricted Subsidiaries incurring liability under any Environmental Law; and (iii) none of Holdings, the Borrower or any of the Restricted Subsidiaries has become subject to any pending or, to the knowledge of Holdings or the Borrower, threatened Environmental Claim or, to the knowledge of the Borrower, any other liability under any Environmental Law. (b) None of Holdings, the Borrower or any of the Restricted Subsidiaries has treated, stored, transported, Released or disposed of Hazardous Materials at or from any currently or formerly owned, operated or leased Real Property in a manner that could reasonably be expected to have a Material Adverse Effect. 8.15 Properties, Assets and Rights. (a) As of the Effective Date and as of the date of each Credit Event thereafter, each of Holdings, the Borrower and each of the Restricted Subsidiaries has good and marketable title to, valid leasehold interest in, or easements, licenses or other limited property interests in, all properties (other than Intellectual Property) that are necessary for the operation of their respective businesses as currently conducted, except where the failure to have such good title or interest in such property could not

138 reasonably be expected to have a Material Adverse Effect. As of the Effective Date, Holdings, the Borrower and each of its Restricted Subsidiaries possess or have the right to use, under contract or otherwise, all assets and rights that are material to the operation of their respective businesses as currently conducted, except where the failure to possess or have such right could not reasonably be expected to have a Material Adverse Effect. None of such properties and assets is subject to any Lien, except for Liens permitted under Section 10.2 and minor defects in title that do not materially interfere with any Credit Party’s and their Restricted Subsidiaries’ ability to conduct its business or to utilize such property for its intended purposes. (b) Set forth on Schedule 8.15 hereto is a complete and accurate list of all Real Property owned in fee by the Credit Parties on the Effective Date, showing as of the Effective Date the street address, county or other relevant jurisdiction, state and record owner thereof. 8.16 Compliance With Laws. Each of Holdings, the Borrower and its Restricted Subsidiaries is in compliance with all Applicable Laws (including, without limitation, the FCPA) applicable to it or its property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. 8.17 Solvency. On the Effective Date after giving pro forma effect to the transactions contemplated hereby including the Transactions, the Credit Parties and their Subsidiaries on a consolidated basis are Solvent. 8.18 Employee Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes or other labor disputes against any of Holdings, the Borrower or any Restricted Subsidiary pending or, to the knowledge of any of Holdings, the Borrower, threatened; (b) hours worked by and payment made to employees of any of Holdings, the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other Applicable Laws dealing with such matters; and (c) all payments due from any of Holdings, the Borrower and its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party. 8.19 Anti-Terrorism Laws, Etc. Except to the extent as could not reasonably be expected to have a Material Adverse Effect, no Credit Party is in violation of any Applicable Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including (i) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, (ii) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, and (iii) the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”). Holdings, the Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to comply with such Anti-Terrorism Laws. No part of the proceeds of any Loans will be used, directly or, to the Borrower’s knowledge, indirectly, by Holdings, the Borrower or any of their Subsidiaries for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in

139 violation of the FCPA. 8.20 No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document. 8.21 OFAC. No Credit Party (i) is a person on the list of "Specially Designated Nationals and Blocked Persons” published by OFAC (the “SDN List”) or subject to the limitations or prohibitions under any other material OFAC regulation, action or executive order, (ii) engages in any dealings or transactions prohibited by any material OFAC regulation, action or executive order or (iii) except as otherwise authorized or permitted by OFAC, will use any proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Person for the purpose of financing the activities or business of or with any Person or in any country or territory that, at the time of funding or facilitation, is on the SDN List. SECTION 9. Affirmative Covenants The Borrower hereby covenants and agrees that on the Effective Date and thereafter, until the Total Commitment and all Letters of Credit have terminated (unless such Letters of Credit have been Cash Collateralized on the terms and conditions set forth in Section 3.8 hereof) and the Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements and contingent indemnification obligations), are paid in full: 9.1 Information Covenants. The Borrower will furnish to the Administrative Agent for prompt further distribution to each Lender: (a) Annual Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year), the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statement of operations and cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP and, except with respect to such reconciliation, certified by independent registered public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its consolidated Subsidiaries as a going concern or like qualification or exception (other than with respect to, or resulting solely from (x) any potential inability to satisfy the covenants in Section 10.9 or Section 10.10 on a future date or in a future period, (y) with respect to the Term Loans, an actual inability to satisfy the covenants in Section 10.9 or Section 10.10 or (z) an upcoming maturity of any Credit Facility or Permitted Additional Debt occurring within one year from the time such opinion is delivered) together, in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing

140 standards, such accounting firm has obtained no knowledge of any Event of Default relating to Section 10.9 or 10.10 that has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof. Notwithstanding the foregoing, the obligations in this Section 9.1(a) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any Parent Entity of Holdings) or (B) the Borrower’s or Holdings’ (or any Parent Entity thereof), as applicable, Form 10-K filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to Holdings (or such Parent Entity), if and for so long as Holdings (or such Parent Entity) shall have more than de minimis operations separate and apart from its ownership in the Borrower and the Borrower’s Subsidiaries, then the financial statements shall be accompanied by selected financial metrics (in the Borrower’s sole discretion and which need not be audited) that show the differences between the information relating to Holdings (or such Parent Entity) and any of its Subsidiaries other than the Borrower and the Borrower’s Subsidiaries, on the one hand, and the information relating to the Borrower and the Borrower’s Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under the first sentence of this Section 9.1(a), such materials are accompanied by an opinion of an independent registered public accounting firm of recognized national standing, which opinion shall not be qualified as to the scope of audit or as to the status of Holdings (or such Parent Entity) and its consolidated Subsidiaries as a going concern or like qualification or exception or any qualification or exception as to the scope of such audit (other than with respect to, or resulting solely from (x) any potential inability to satisfy the covenants in Section 10.9 or Section 10.10 on a future date or in a future period, (y) with respect to the Term Loans, an actual inability to satisfy the covenants in Section 10.9 or Section 10.10 or (z) an upcoming maturity of any Credit Facility or Permitted Additional Debt occurring within one year from the time such opinion is delivered). In addition, together with the financial statements required pursuant to this Section 9.1(a), if the Borrower is no longer a public reporting company, the Borrower shall deliver a customary “management’s discussion and analysis of financial condition and results of operations” with respect to the periods covered by such financial statements. (b) Quarterly Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each fiscal quarter), the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all in reasonable detail and all of which shall be certified by an Authorized Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and to the absence of footnotes. Notwithstanding the

141 foregoing, the obligations in this Section 9.1(b) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any Parent Entity of Holdings) or (B) the Borrower’s or Holdings’ (or any Parent Entity thereof), as applicable, Form 10-Q filed with the SEC; provided, that, with respect to each of clauses (A) and (B), to the extent such information relates to Holdings (or such Parent Entity), if and for so long as Holdings (or such Parent Entity) shall have more than de minimis operations separate and apart from its ownership in the Borrower and the Borrower’s Subsidiaries, then the financial statements shall be accompanied by selected financial metrics (in the Borrower’s sole discretion and which need not be audited) that show the differences between the information relating to Holdings (or such Parent Entity) and any of its Subsidiaries other than the Borrower and the Borrower’s Subsidiaries, on the one hand, and the information relating to the Borrower and the Borrower’s Subsidiaries on a standalone basis, on the other hand. In addition, together with the financial statements required pursuant to this Section 9.1(b), if the Borrower is no longer a public reporting company, the Borrower shall deliver a customary “management’s discussion and analysis of financial condition and results of operations” with respect to the periods covered by such financial statements. (c) [Reserved]. (d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.1(a) and 9.1(b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 10.9 and 10.10 as at the end of such fiscal year or period, as the case may be, beginning with the first full fiscal quarter ended after the Effective Date, (ii) a specification of any change in the identity of the Restricted Subsidiaries, the Unrestricted Subsidiaries, the Specified Subsidiaries, the Immaterial Subsidiaries and the Foreign Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, the Unrestricted Subsidiaries, the Specified Subsidiaries, the Immaterial Subsidiaries and the Foreign Subsidiaries, respectively, provided to the Lenders on the Effective Date or the most recent fiscal year or period, as the case may be, and (iii) the then applicable Applicable Margin and commitment fees. At the time of the delivery of the financial statements provided for in Section 9.1(a), beginning with the first full fiscal year following a Guarantee/Collateral Reinstatement Event, the information required pursuant to Section 1 and Section 2 of the Perfection Certificate, or confirming that there has been no change in such information since the date of the most recent certificate delivered pursuant to this Section 9.1(d) or in connection with a Guarantee/Collateral Reinstatement Event, as the case may be; provided that no such certificate shall be required during a Suspension Period. (e) Notice of Default or Litigation. Promptly after an Authorized Officer of the Borrower or any of its Restricted Subsidiaries obtains actual knowledge thereof or should have obtained such knowledge thereof through customary due diligence, notice of (i) the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or governmental proceeding pending against the Borrower or any of its Restricted Subsidiaries that could reasonably be expected to result in a

142 Material Adverse Effect and (iii) if the Borrower is no longer a public reporting company, any Material Adverse Effect. (f) Environmental Matters. Promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of: (i) any pending or threatened Environmental Claim against Holdings, the Borrower or any of the Restricted Subsidiaries or any Real Property; (ii) any condition or occurrence on any Real Property that (x) results in noncompliance by Holdings, the Borrower or any of the Restricted Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Holdings, the Borrower or any of the Restricted Subsidiaries or any Real Property; (iii) any condition or occurrence on any Real Property that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged Release or presence of any Hazardous Material on any Real Property. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal, remedial action and the response thereto. (g) Other Information. (i) Promptly upon filing thereof, (x) copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by Holdings (or any Parent Entity thereof), the Borrower or any of the Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent for further delivery to the Lenders), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and (y) copies of all financial statements, proxy statements, notices and reports that the Borrower or any of the Restricted Subsidiaries shall send to the holders of any publicly issued debt of the Borrower and/or any of the Restricted Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Administrative Agent for further delivery to the Lenders pursuant to this Agreement) and (ii) with reasonable promptness, but subject to the limitations set forth in the last sentence of Section 9.2 and Section 13.16, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time. (h) [Reserved]. (i) Unrestricted Subsidiaries. For any period for which the Unrestricted Subsidiaries, taken together, are reasonably anticipated to have had revenues or total assets in an

143 amount that is equal to or greater than 5.0% of the consolidated revenues or total assets, as applicable, of the Borrower and its Restricted Subsidiaries, simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 9.1(a) and 9.1(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements. Documents required to be delivered pursuant to Sections 9.1(a), 9.1(b) and 9.1(g)(i) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Schedule 13.2; or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent; provided that: (A) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Letter of Credit Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that wish to receive only information that (i) is publicly available or (ii) is not material with respect to Borrower and its Subsidiaries or its or their respective securities for purposes of United States federal and state securities laws (collectively, the “Public Side Information”) and who may be engaged in investment and other market related activities with respect to the Borrower, its Subsidiaries or its or their respective securities (each, a “Public Lender”). Before distribution of any Borrower Materials to Lenders, the Borrower agrees to identify that portion of the Borrower Materials that may be distributed to the Public Lenders as “Public Side Information,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (it being understood that if the Borrower is unable to reasonably determine if any such information is or is not Public Side Information the Borrower shall not be obligated to mark such information as “PUBLIC”). By marking Borrower Materials as “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Letter of Credit Issuers and the Lenders to treat such Borrower Materials as containing only Public Side Information. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information.” The Administrative Agent and the Joint Lead Arrangers shall treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting, and shall only post such Borrower Materials, on a portion of the Platform not designated “Public Side Information”.

144 9.2 Books, Records and Inspections. The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or such Restricted Subsidiary, as the case may be. Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties (to the extent it is within such Person’s control to permit such inspection), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2 and the Administrative Agent shall not exercise such rights more often than once during any calendar year absent the existence of an Event of Default at the Borrower’s expense; and provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in Section 9.1(f)(ii) or this Section 9.2, none of Holdings, the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product. 9.3 Maintenance of Insurance. (a) The Borrower will, and will cause each of the Restricted Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Borrower and the Restricted Subsidiaries; and will furnish to the Administrative Agent for further delivery to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. (b) Except during a Suspension Period, (i) the Collateral Agent, for the benefit of the Secured Parties shall be the additional insured on any such liability insurance and the

145 Collateral Agent, for the benefit of the Secured Parties, shall be the additional loss payee under any such casualty insurance, and (ii) if any portion of any Mortgaged Property at any time is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause the applicable Credit Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer (determined at the time such insurance is obtained), flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent, for further posting by the Collateral Agent to the Lenders on the Platform, evidence of such compliance. 9.4 Payment of Taxes. The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which such payments become overdue, and all lawful claims in respect of taxes imposed, assessed or levied that, if unpaid, could reasonably be expected to become a Lien upon any properties of the Borrower or any of the Restricted Subsidiaries, except to the extent that the failure to do so could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; provided that none of the Borrower or any of the Restricted Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being diligently contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP. 9.5 Consolidated Corporate Franchises. The Borrower will do, and will cause each of the Restricted Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the Borrower and the Restricted Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5. 9.6 Compliance with Statutes. The Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all Applicable Laws (including Environmental Laws, ERISA, the PATRIOT Act, other Anti-Terrorism Laws and FCPA, and permits required thereunder), except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. 9.7 ERISA. Promptly after the Borrower or any of the Restricted Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Restricted Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such Restricted Subsidiary, such ERISA Affiliate, the PBGC, or a

146 Multiemployer Plan administrator (provided that if such notice is given by the Multiemployer Plan administrator, it is given to any of the Borrower, or any of the Restricted Subsidiaries or any ERISA Affiliates thereof); that a Reportable Event has occurred; that a failure to satisfy the minimum funding standard under Section 412 of the Code has occurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Pension Plan; that a Pension Plan having an Unfunded Current Liability has been or is to be terminated under Title IV of ERISA (including the giving of written notice thereof); that a Pension Plan has an Unfunded Current Liability that has or will result in a Lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Pension Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower, a Restricted Subsidiary thereof or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the PBGC has notified the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate of its intention to appoint a trustee to administer any Pension Plan; that the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Pension Plan or the failure to make any required contribution or payment to a Multiemployer Plan; that a determination has been made that any Pension Plan is in at-risk status within the meaning of Section 430 of the Code or Section 303 of ERISA or any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; or that the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate has incurred (or has been notified in writing by a Multiemployer Plan administrator that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code; the termination of any Foreign Plan has occurred; or that any non-compliance with Applicable Law (including funding requirements under such Applicable Law) for any Foreign Plan has occurred. 9.8 Good Repair. The Borrower will, and will cause each of the Restricted Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever’s possession they may be to the extent that it is within the control of such party to cause same, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in the industry in which the Borrower and the Restricted Subsidiaries conduct business and consistent with third party leases, except in each case to the extent the failure to do so could not be reasonably expected to have a Material Adverse Effect. 9.9 Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that the foregoing restrictions shall not apply to: (a) such transactions that are made on terms substantially as favorable to the

147 Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (b) if such transaction is among the Borrower and one or more Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction, (c) the payment of Transaction Expenses and the consummation of the Transactions, (d) the issuance of Capital Stock of any Parent Entity of the Borrower to the management of such Parent Entity, the Borrower or any of its Subsidiaries in connection with the Transactions or pursuant to arrangements described in clause (m) below, (e) the payment of indemnities and reasonable expenses incurred by the Sponsors and their Affiliates in connection with any services provided to, or the monitoring or management of their investment in, any Parent Entity (but only to the extent relating to the Borrower or any of its Restricted Subsidiaries), the Borrower or any of its Restricted Subsidiaries, (f) equity issuances, repurchases, retirements, redemptions or other acquisitions or retirements of Capital Stock by any Parent Entity of the Borrower or the Borrower permitted under Section 10.6, (g) loans, guarantees and other transactions by any Parent Entity or the Borrower, the Borrower and the Restricted Subsidiaries to the extent permitted under Section 10, (h) employment and severance arrangements and health, disability and similar insurance or benefit plans between any Parent Entity of the Borrower, the Borrower and the Restricted Subsidiaries and their respective directors, officers, employees (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former employees, officers or directors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the Board of Directors of any Parent Entity of the Borrower or the Borrower, (i) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of any Parent Entity of the Borrower, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Borrower and the Restricted Subsidiaries, (j) transactions pursuant to permitted agreements in existence on the Effective Date and set forth on Schedule 9.9 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect, (k) Dividends permitted under Section 10.6,

148 (l) customary payments (including reimbursement of fees and expenses) by the Borrower and any Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures, whether or not consummated), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of Holdings or the Borrower (or any Parent Entity thereof), in good faith, (m) any issuance of Capital Stock, or other payments, awards or grants in cash, securities, Capital Stock or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of any Parent Entity of the Borrower or the Borrower, as the case may be, (n) any purchase by a Parent Entity of the Borrower of the Capital Stock of the Borrower; provided that, to the extent required by Section 9.12, any Capital Stock of the Borrower so purchased shall be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement, (o) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and its Subsidiaries or otherwise consistent with past practices, and (p) payments by Holdings (or any Parent Entity thereof), the Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent), the Borrower and the Restricted Subsidiaries on customary terms. 9.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (a) each of its, and each of the Restricted Subsidiaries’, fiscal years to end on December 31 of each year and (b) each of its, and each of the Restricted Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and the Borrower’s past practice; provided that the Borrower may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting. 9.11 Additional Guarantors and Grantors. Except during a Suspension Period and subject to any applicable limitations set forth in any Guarantee, Security Agreement, Pledge Agreement or any other Security Document then in effect, as applicable, the Borrower will cause (i) any direct or indirect Domestic Subsidiary of the Borrower (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Effective Date (including pursuant to a Permitted Acquisition) and (ii) any Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within 45 days of its formation, acquisition or cessation, as applicable (or such longer period as may be agreed to by the Administrative Agent) to execute (A) a supplement to each of the Guarantee, the Security Agreement and the Pledge

149 Agreement, substantially in the form of Annex B, Exhibit 1 or Annex A, as applicable, to the respective agreement in order to become a Guarantor under the Guarantee, a grantor under the Security Agreement and a pledgor under the Pledge Agreement, (B) a joinder to the Intercompany Note, substantially in the form of Annex I thereto, and (C) a joinder agreement or such comparable documentation to each other applicable Security Document, substantially in the form annexed thereto, and, in each case, to take all actions required thereunder to perfect the Liens created thereunder. 9.12 Pledges of Additional Stock and Evidence of Indebtedness. Except during a Suspension Period: (a) Subject to any applicable limitations set forth in the Security Documents, as applicable, Holdings and the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11) to pledge, to the Collateral Agent for the benefit of the Secured Parties, (i) all the Capital Stock (other than any Excluded Capital Stock) of each Subsidiary owned by the Borrower or any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11), in each case, formed or otherwise purchased or acquired after the Effective Date, pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto and, (ii) except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $5,000,000 (individually) that is owing to the Borrower or any Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.11) (which shall be evidenced by a promissory note), in each case pursuant to a supplement to the Pledge Agreement substantially in the form of Annex A thereto; and (b) the Borrower agrees that all Indebtedness of the Borrower and each of it Restricted Subsidiaries that is owing to any Credit Party (or a Person required to become a Subsidiary Guarantor pursuant to Section 9.11), other than any such Indebtedness on the balance sheet of any Broker-Dealer Regulated Subsidiary that is subject to a note satisfactory in form to the Broker-Dealer Regulated Subsidiary’s primary regulator, shall be evidenced by the Intercompany Note, which promissory note shall be required to be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Pledge Agreement. 9.13 Changes in Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Borrower and its Restricted Subsidiaries, taken as a whole, on the Effective Date and other business activities incidental or related to any of the foregoing. 9.14 Further Assurances. Except during a Suspension Period: (a) subject to the applicable limitations set forth in the Security Documents, Holdings and the Borrower will, and will cause each Subsidiary Guarantor to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any Applicable Law, or which the Administrative Agent, the Collateral Agent or the Required Lenders may

150 reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, all at the expense of the Borrower and its Restricted Subsidiaries; and (b) subject to any applicable limitations set forth in the Security Documents, any Mortgage and in Sections 9.11 and 9.12, if any assets (including any owned Real Property or improvements thereto (but not any leased Real Property) or any interest therein) with a Fair Market Value (determined at the time of acquisition of such assets) in excess of $15,000,000 (individually) are acquired by Holdings, the Borrower or any other Subsidiary Guarantor after the Effective Date (other than assets constituting Excluded Property (as defined in the Security Agreement) and other assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof or assets subject to a Lien granted pursuant to Section 10.2(c)), the Borrower will notify the Administrative Agent (who shall thereafter notify the Collateral Agent and the Lenders thereof) and will within 45 days of acquisition thereof (or, in the case of any Real Property, 90 days) (or, in each case, such longer period as may be agreed to by the Collateral Agent) cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Subsidiary Guarantors to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in this Section 9.14(b), all at the expense of the Credit Parties. Any Mortgage delivered to the Collateral Agent in accordance with this Section 9.14(b) shall be accompanied by (x) (i) for further delivery by the Collateral Agent to the Lenders, a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Credit Party relating thereto) and, if applicable, evidence of flood insurance in compliance with the Flood Insurance Laws and otherwise in form and substance reasonably satisfactory to the Administrative Agent (such determination and evidence to be further delivered by the Collateral Agent to the Lenders); (ii) a policy or policies of title insurance or a marked unconditional binder thereof issued by a nationally recognized title insurance company insuring the Lien of such Mortgage as a valid Lien (with the priority described therein) on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.2, in such amounts and together with such endorsements and reinsurance as the Administrative Agent or the Collateral Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located. (c) Notwithstanding anything herein to the contrary, if the Collateral Agent and the Borrower reasonably determine in writing that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents. (d) Notwithstanding anything herein to the contrary, the Borrower shall not be required to take any actions outside the United States to (i) create any security interest in assets titled or located outside the United States or (ii) perfect or make enforceable any security interests in any Collateral

151 9.15 Use of Proceeds. The proceeds of the Initial2025 TLA Loans borrowed on the NinthTenth Amendment Effective Date, together with cash on hand at the Borrower and its Subsidiaries, will be used on the NinthTenth Amendment Effective Date for the purposes described in the NinthTenth Amendment. After the Eighth Amendment Effective Date, Revolving Credit Loans available under the Revolving Credit Facility will be used for working capital requirements and other general corporate purposes of the Borrower or its Subsidiaries, including the financing of acquisitions permitted hereunder and other investments and dividends. The proceeds of the Incremental Term Loan Facility, the proceeds of any Revolving Credit Loans made pursuant to any Incremental Revolving Credit Commitment Increase and the proceeds of any Additional/Replacement Revolving Credit Loans made pursuant to any Additional/Replacement Revolving Credit Commitments may be used for working capital requirements and other general corporate purposes of the Borrower and its Subsidiaries including the financing of acquisitions permitted hereunder, other investments and dividends and other distributions permitted hereunder on account of the Capital Stock of the Borrower (or any Parent Entity thereof). The Borrower and its Subsidiaries will use the Letters of Credit issued under the Revolving Credit Facility on and after the Eighth Amendment Effective Date for working capital requirements and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of acquisitions permitted hereunder and other investments. 9.16 Designation of Subsidiaries. The Board of Directors of the Borrower may at any time after the Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, after giving effect to such designation, with the covenants set forth in Sections 10.9 and 10.10, as such covenants are recomputed as of the last day of the most recently ended Test Period under such Sections as if such designation occurred on the first day of such Test Period and (iii) the Borrower may not be designated as an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s investment therein; provided that if a Suspension Period is in effect at the time of such designation, such Investment by the Borrower must be permitted under Section 10.5 as if such covenant was applicable at such time. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time. 9.17 Post-Closing Covenant. The Borrower shall, and shall cause each Restricted Subsidiary of the Borrower to, comply with the terms and conditions set forth on Schedule 9.17. 9.18 Keepwell. Each Credit Party that is a Qualified ECP Guarantor at the time the Guarantee or the grant of the security interest under the Credit Documents, in each case, by any Specified Credit Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation

152 as may be needed by such Specified Credit Party from time to time to honor all of its obligations under its Guarantee and the other Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 9.18 or the Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 9.18 shall remain in full force and effect until the Total Commitment and all Letters of Credit have terminated (unless such Letters of Credit have been Cash Collateralized on terms and conditions set forth in Section 3.8 hereof) and the Loans and Unpaid Drawings, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations not then due) are paid in full or the release of such Guarantor in accordance with Section 25 of the Guarantee. Each Qualified ECP Guarantor intends this Section 9.18 to constitute, and this Section 9.18 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act. SECTION 10. Negative Covenants Subject in all respects to Section 1.15 (which provides that, from and after the Ninth Amendment Effective Date, the Borrower is not required to, nor is it required to cause any of the Restricted Subsidiaries to, comply with Sections l0.1, 10.5, 10.6, 10.7 and 10.12 unless and until a Collateral/Guarantee Reinstatement occurs), the Borrower hereby covenants and agrees that on the Effective Date and thereafter, until the Total Commitment and all Letters of Credit have terminated (unless such Letters of Credit have been Cash Collateralized on terms and conditions set forth in Section 3.8 hereof) and the Loans and Unpaid Drawings, together with interest, fees and all other Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations), are paid in full: 10.1 Limitation on Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise suffer to exist any Indebtedness, except: (a) Indebtedness arising under (i) the Credit Documents, including pursuant to Sections 2.14 and 2.15 hereof and any Credit Agreement Refinancing Indebtedness and (ii) the Senior Notes Documents in an aggregate outstanding principal amount under this clause (ii) not to exceed $1,300,000,000 and any Permitted Refinancing Indebtedness in respect thereof; (b) Indebtedness of (i) the Borrower or any Subsidiary Guarantor owing to the Borrower or any Restricted Subsidiary; provided that any such Indebtedness owing by a Credit Party to a Subsidiary that is not a Subsidiary Guarantor shall (x) be evidenced by the Intercompany Note or (y) otherwise be outstanding on the Effective Date so long as such Indebtedness is evidenced by the Intercompany Note or otherwise subject to subordination terms substantially identical to the subordination terms set forth in Exhibit N within 60 days of the

153 Effective Date or such later date as the Administrative Agent shall reasonably agree, in each case, to the extent permitted by Applicable Law and not giving rise to material adverse tax consequences, (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor owing to any other Restricted Subsidiary that is not a Subsidiary Guarantor and (iii) to the extent permitted by Section 10.5, any Restricted Subsidiary that is not a Subsidiary Guarantor owing to the Borrower or any Subsidiary Guarantor; (c) (i) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims) and (ii) Indebtedness supported by Letters of Credit in an amount not to exceed the Stated Amount of such Letters of Credit; (d) Guarantee Obligations incurred by (i) any Restricted Subsidiary in respect of Indebtedness of the Borrower or any other Restricted Subsidiary that is permitted to be incurred under this Agreement and (ii) the Borrower in respect of Indebtedness of any Restricted Subsidiary that is permitted to be incurred under this Agreement; (e) Guarantee Obligations incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners; (f) (i) Indebtedness the proceeds of which are used to finance the acquisition, lease, construction, repair, replacement, expansion or improvement of fixed or capital assets or otherwise issued or incurred in respect of Capital Expenditures; provided that (A) such Indebtedness is issued or incurred concurrently with or within 270 days after the applicable acquisition, lease, construction, repair, replacement, expansion or improvement and (B) such Indebtedness is not issued or incurred to acquire Capital Stock of any Person and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness; provided that, after giving effect to the incurrence or issuance of any such Indebtedness, the Borrower shall be in compliance on a Pro Forma Basis with the covenants set forth in Sections 10.9 and 10.10 as of the most recently ended Test Period on or prior to the incurrence of any such Indebtedness, calculated on a Pro Forma Basis, as if such incurrence (and transaction) had occurred on the first day of such Test Period; (g) (i) Indebtedness arising under Capitalized Leases, other than Capitalized Leases in effect on the Effective Date (and set forth on Schedule 10.1) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that, after giving effect to the incurrence or issuance of any such Indebtedness, the Borrower shall be in compliance on a Pro Forma Basis with the covenants set forth in Sections 10.9 and 10.10 as of the most recently ended Test Period on or prior to the incurrence of any such Indebtedness, calculated on a Pro Forma Basis, as if such incurrence (and transaction) had occurred on the first day of such Test Period; provided further that at the time of incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness outstanding under this clause (g) shall not exceed the greater of (x) $10,000,000

154 and (y) 0.3% of Consolidated Total Assets (measured as of the date such Indebtedness is issued or incurred based upon the Section 9.1 Financials most recently delivered on or prior to such date of incurrence); (h) Indebtedness (i) outstanding on the Effective Date listed on Schedule 10.1(a) and any Permitted Refinancing Indebtedness with respect thereto and (ii) intercompany Indebtedness outstanding on the Effective Date (and to the extent such intercompany Indebtedness is not between or among Credit Parties or any 100% Non-Guarantor Pledgee, listed on Schedule 10.1(b)) and any Permitted Refinancing Indebtedness with respect thereto; (i) Indebtedness in respect of Hedging Agreements incurred in the ordinary course of business and, at the time entered into, not for speculative purposes; (j) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Effective Date as the result of a Permitted Acquisition or similar Investments permitted under Section 10.5; provided, that: (v) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof; (w) such Indebtedness is not guaranteed in any respect by Holdings, the Borrower or any Restricted Subsidiary (other than any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries) except to the extent permitted under Section 10.5; (x) before and after giving effect to such issuance or incurrence of Indebtedness, no Event of Default shall have occurred or be continuing; (y) after giving effect to the assumption of any such Indebtedness, to such acquisition and to any related Pro Forma Adjustment, the Borrower shall be in compliance on a Pro Forma Basis with the covenants set forth in Sections 10.9 and 10.10, as such covenants are recomputed as of the last day of the most recently ended Test Period under such Section as if such assumption (and such other transactions) had occurred on the first day of such Test Period; and (z) (A) the Capital Stock of such Person is pledged to the Collateral Agent to the extent required under Section 9.12 and (B) such Person executes a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement (or alternative guarantee and security arrangements in relation to the Obligations) and a joinder to the Intercompany Note, in each case to the extent required under Section 9.11, 9.12 or 9.14(b), as applicable (provided that the assets covered by such pledges and security interests may, to the extent permitted under Section 10.2, equally and ratably secure such Indebtedness assumed with the secured parties subject to intercreditor arrangements in form and substance

155 reasonably satisfactory to the Administrative Agent); provided further, that the requirements of this clause (z) shall not apply to any Indebtedness of the type that could have been incurred under Section 10.1(f) or Section 10.1(g); and (ii) any Permitted Refinancing Indebtedness incurred to Refinance (in whole or in part) such Indebtedness; (k) (i) Indebtedness of the Borrower or any Restricted Subsidiary issued or incurred to finance a Permitted Acquisition or similar Investments permitted under Section 10.5; provided further, that: (v) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the Latest Maturity Date, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default; (w) if such Indebtedness is incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness shall not be guaranteed in any respect by Holdings, the Borrower or any other Subsidiary Guarantor except to the extent permitted under Section 10.5; (x) before and after giving effect to such issuance or incurrence of Indebtedness, no Event of Default shall have occurred or be continuing; and (y) after giving effect to the incurrence or issuance of any such Indebtedness, to such acquisition and to any related Pro Forma Adjustment, the Borrower shall be in compliance on a Pro Forma Basis with the covenants set forth in Sections 10.9 and 10.10, as such covenants are recomputed as of the last day of the most recently ended Test Period under such Sections as if such issuance or incurrence (and such other transactions) had occurred on the first day of such Test Period; and (z) (A) the Borrower or such other relevant Credit Party pledges the Capital Stock of any Person acquired in such Permitted Acquisition or similar Investments permitted under Section 10.5 (the “acquired Person”) to the Collateral Agent to the extent required under Section 9.12 and (B) such acquired Person executes a supplement to the Guarantee, the Security Agreement and the Pledge Agreement and a joinder to the Intercompany Note (or alternative guarantee and security arrangements in relation to the Obligations), in each case to the extent required under Section 9.11, 9.12 or 9.14(b), as applicable and (ii) any Permitted Refinancing Indebtedness incurred to Refinance (in whole or in part) such Indebtedness; (l) (i) Indebtedness incurred in connection with any Permitted Sale Leaseback and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

156 (m) (i) Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (ii) Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money; (n) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price (including earn-outs) or similar obligations, in each case entered into in connection with Permitted Acquisitions, other Investments and the disposition of any business, assets or Capital Stock permitted hereunder, other than Guarantee Obligations incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition; (o) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money; (p) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money; (q) (i) Indebtedness in respect of Margin Lines of Credit, (ii) Indebtedness in respect of Liquidity Lines of Credit and (iii) Indebtedness arising in connection with securities lending arrangements entered into in the ordinary course of business; (r) (i) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or any Parent Entity thereof) and the Restricted Subsidiaries incurred in the ordinary course of business and (ii) Indebtedness consisting of obligations of the Borrower (or any Parent Entity thereof) or the Restricted Subsidiaries under deferred compensation to their employees, consultants or independent contractors or other similar arrangements incurred by such Persons in connection with Permitted Acquisitions or any other Investment expressly permitted under Section 10.5; (s) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors, managers, consultants and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the retirement, acquisition, repurchase, purchase or redemption of Capital Stock of the Borrower (or any Parent Entity thereof to the extent such Parent Entity uses the proceeds to finance the purchase or redemption (directly or indirectly) of its Capital Stock), in each case to the extent permitted by Section 10.6; (t) Cash Management Obligations, Cash Management Services and other Indebtedness in respect of netting services, overdraft protections, automatic clearinghouse

157 arrangements, employee credit or purchase cards and similar arrangements in each case incurred in the ordinary course of business; (u) Guarantee Obligations incurred by the Borrower or any Restricted Subsidiary in respect of Investments made as guarantees of the obligations of financial advisors to any Person making loans, mortgages, advances and extensions of credit to such financial advisors, to the extent permitted under Section 10.5(v); (v) Indebtedness in respect of (i) Permitted Additional Debt, the Net Cash Proceeds from which are applied to prepay the Term Loans in the manner set forth in Section 5.2(a)(i); (ii) other Permitted Additional Debt (provided, that the aggregate principal amount of any such Indebtedness incurred under this clause (v)(ii) does not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the sum of (A) the remaining amount of the Free and Clear Incremental Amount, after giving effect to all Incremental Term Loans, Incremental Revolving Credit Commitment Increases and Additional/Replacement Revolving Credit Commitments that have been incurred or provided pursuant to Section 2.14(b)(A) at any time following the Effective Date, and all other Permitted Additional Debt previously incurred pursuant to this clause (v)(ii)(A) at any time following the Effective Date plus (B) such other Permitted Additional Debt as may be incurred under, and in compliance with, on a Pro Forma Basis, the Incurrence-Based Incremental Amount, provided that, in the case of this clause (ii), (x) no Event of Default shall have occurred and be continuing at the time of the incurrence of any such Indebtedness or after giving effect thereto and (y) after giving effect to the incurrence or issuance of any such Indebtedness, the Borrower shall be in compliance on a Pro Forma Basis with the covenants set forth in Sections 10.9 and 10.10 as of the most recently ended Test Period on or prior to the incurrence of any such Permitted Additional Debt, calculated on a Pro Forma Basis, as if such incurrence (and transaction) had occurred on the first day of such Test Period; and (iii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; (w) additional Indebtedness and any Permitted Refinancing Indebtedness thereof; provided, that the aggregate principal amount of Indebtedness pursuant to this clause (w) shall not exceed the greater of (x) $150,000,000 and (y) 27% of Consolidated EBITDA (measured as of the date such Indebtedness is incurred based upon the Section 9.1 Financials most recently delivered on or prior to such date of incurrence); (x) Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate outstanding principal amount of Indebtedness outstanding in reliance on this paragraph (x) shall not exceed the greater of (x) $15,000,000 and (y) 0.4% of Consolidated Total Assets (measured as of the date such Indebtedness is issued or incurred based upon the Section 9.1 Financials most recently delivered on or prior to such date of incurrence); and (y) all customary premiums (if any), interest (including post-petition and capitalized interest), fees, expenses, charges and additional or contingent interest on obligations described in each of the clauses of this Section 10.1.

158 For purposes of determining compliance with this Section 10.1, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (y) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Credit Documents will be deemed to have been incurred in reliance only on the exception in clause of Section 10.1(a). The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 10.1. 10.2 Limitation on Liens. The Borrower will not and will not permit any of the Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except: (a) Liens created pursuant to (i) the Credit Documents to secure the Obligations (including Liens permitted pursuant to Section 3.8) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage, (ii) the Permitted Additional Debt Documents securing Permitted Additional Debt Obligations permitted to be incurred under Section 10.1(v) and (iii) the documentation governing any Credit Agreement Refinancing Indebtedness; provided, that except during a Suspension Period, the parties to such indebtedness pursuant to (ii) or (iii) above, shall have entered into a Customary Intercreditor Agreement with the Administrative Agent and/or the Collateral Agent. Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment or restatement) to the Security Documents or a Customary Intercreditor Agreement to effect the provisions contemplated by this Section 10.2(a). (b) Permitted Liens; (c) Liens securing Indebtedness permitted pursuant to Section 10.1(f) or Section 10.1(g); provided, that (i) with respect to Indebtedness permitted under Section 10.1(f), such Liens attach concurrently with or within 270 days after the acquisition, lease, repair, replacement, construction, expansion or improvement (as applicable) of the property subject to such Liens, (ii) other than the property financed by such Indebtedness, such Liens do not at any time encumber any property, except for replacements thereof and accessions and additions to such property and the proceeds and the products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender; (d) Liens on property or assets existing on the Effective Date and listed on Schedule 10.2 or, to the extent not listed in such Schedule, the principal amount of the obligations secured by such property or assets does not exceed $10,000,000 in the aggregate;

159 provided that (i) such Lien does not extend to any other property or asset of the Borrower or any Restricted Subsidiary other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted by Section 10.1 and (B) the proceeds and products thereof and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 10.1; (e) the modification, replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above, and clauses (f), (q), (r), (t), (x), and (y) of this Section 10.2 upon or in the same assets theretofore subject to such Lien, other than after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) in the case of Liens permitted by clauses (a), (f), (q), (r) and (x), after-acquired property subject to a Lien securing Indebtedness permitted under Section 10.1, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof; (f) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 9.16), or existing on assets acquired, pursuant to a Permitted Acquisition or any other Investment permitted under Section 10.5 to the extent the Liens on such assets secure Indebtedness permitted by Section 10.1(j); provided that such Liens attach at all times only to the same assets that such Liens (other than after-acquired property that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing Indebtedness permitted under Section 10.1(j), the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds and products thereof) attached to, and secure only, the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 10.1) that such Liens secured, immediately prior to such Permitted Acquisition or such other Investment, as applicable; (g) [Reserved]; (h) Liens securing Indebtedness or other obligations of the Borrower or a Restricted Subsidiary in favor of the Borrower or any Subsidiary Guarantor and Liens securing Indebtedness or other obligations of any Restricted Subsidiary that is not a Subsidiary Guarantor in favor of any Restricted Subsidiary that is not a Subsidiary Guarantor; (i) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts maintained in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right to set off) and which are within the general parameters customary in the banking industry; (j) Liens (i) on cash advances in favor of the seller of any property to be

160 acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien; (k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement; (l) Liens on Investments that are subject to repurchase agreements constituting Cash Equivalents permitted under Section 10.5; (m) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and, at the time of incurrence thereof, not for speculative purposes; (n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit, automatic clearinghouse or sweep accounts of Holdings, the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business; (o) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; (p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (q) (i) Liens securing Indebtedness under any Margin Lines of Credit or (ii) arising in connection with securities lending arrangements entered into in the ordinary course of business; (r) Liens not otherwise permitted by this Section 10.2; provided that, at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Indebtedness and other obligations secured thereby does not exceed the greater of $200,000,000 and 36% of Consolidated EBITDA (measured as of the date such Lien is incurred based upon the Section 9.1 Financials most recently delivered on or prior to such date of incurrence); provided that, if such Liens are on Collateral (other than cash and Cash Equivalents), the holders of the obligations secured thereby (or a representative or trustee on their behalf) shall have entered into a Customary Intercreditor Agreement providing that the Liens securing such obligations shall rank junior to the Liens securing the Obligations. Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any

161 Customary Intercreditor Agreement or any amendment (or amendment and restatement) to the Security Documents or the Customary Intercreditor Agreement to effect the provisions contemplated by this Section 10.2; (s) Liens arising out of any license, sublicense or cross-license of Intellectual Property permitted under Section 10.4; (t) Liens in respect of Permitted Sale Leasebacks; (u) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business; (v) agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business; (w) Liens on Capital Stock in joint ventures securing obligations of such joint ventures; (x) Liens with respect to property or assets of any Restricted Foreign Subsidiary securing Indebtedness of a Restricted Foreign Subsidiary permitted under Section 10.1(x); (y) Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder; and (z) Liens to secure Hedging Obligations that, at the time entered into, were not for speculative purposes. 10.3 Limitation on Fundamental Changes. Except as expressly permitted by Section 10.4 or 10.5, the Borrower will not, and will not permit any of the Restricted Subsidiaries to, consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all its business units, assets or other properties, except that: (a) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into the Borrower or the Borrower may Dispose of all or substantially all of its assets or properties; provided that (i) the Borrower shall be the continuing or surviving Person or, in the case of a merger, amalgamation or consolidation where the Borrower is not the continuing or surviving Person, the Borrower, or in connection with a Disposition of all or substantially all of the Borrower’s assets, the Person formed by or surviving any such merger, amalgamation or consolidation (if other than the Borrower) or the transferee of such assets or properties shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant

162 to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Default or Event of Default has occurred and is continuing at the date of such merger, amalgamation, consolidation or Disposition or would result from such consummation of such merger, amalgamation, consolidation or Disposition and (iv) if such merger, amalgamation, consolidation or Disposition involves the Borrower and a Person that, prior to the consummation of such merger, amalgamation, consolidation or Disposition, is not a Restricted Subsidiary of the Borrower (A) each Guarantor, unless it is the other party to such merger, amalgamation, consolidation or Disposition or unless the Successor Borrower is the Borrower, shall have confirmed by a supplement to the Guarantee that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (B) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation, consolidation or Disposition or unless the Successor Borrower is the Borrower, shall have by a supplement to the Credit Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement and shall have executed a joinder to the Intercompany Note, (C) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation, consolidation or Disposition or unless the Successor Borrower is the Borrower, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (D) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation, consolidation or Disposition and any supplements to the Credit Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents, (E) if reasonably requested by the Administrative Agent, the Borrower shall be required to deliver to the Administrative Agent an opinion of counsel to the effect that such merger, amalgamation, consolidation or Disposition does not violate this Agreement or any other Credit Document, (F) such merger, amalgamation, consolidation or Disposition shall comply with all the applicable conditions set forth in the definition of the term “Permitted Acquisition” or shall otherwise be permitted under Section 10.5 and (G) the Successor Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger, amalgamation, consolidation or Disposition, with the covenants set forth in Sections 10.9 and 10.10, as such covenants are recomputed as of the last day of the most recently ended Test Period under such Sections as if such merger, amalgamation, consolidation or Disposition had occurred on the first day of such Test Period; provided further, that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement; (b) any Subsidiary of the Borrower or any other Person (other than Holdings) may be merged, amalgamated or consolidated with or into any one or more Restricted Subsidiaries of the Borrower or any Restricted Subsidiary may Dispose of all or substantially all of its assets or properties; provided that (i) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving corporation or the transferee of such assets or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation, consolidation or Disposition (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation, consolidation involving one or more Subsidiary Guarantors, a Subsidiary Guarantor shall be the continuing or surviving corporation or the Person formed by or surviving any such merger, amalgamation, consolidation or Disposition (if other than a Subsidiary Guarantor) shall execute a supplement to

163 the Guarantee, the Security Agreement, the Pledge Agreement and any applicable Mortgage, and a joinder to the Intercompany Note, each in form and substance reasonably satisfactory to the Collateral Agent in order for the surviving Person to become a Subsidiary Guarantor and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties and to acknowledge and agree to the terms of the Intercompany Note; provided that if such surviving Person is a 100% Non-Guarantor Pledgee, such surviving Person shall not be required to become a Guarantor, pledgor, mortgagor or grantor of Collateral, (iii) no Default or Event of Default has occurred and is continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition and (iv) if such merger, amalgamation, consolidation or Disposition involves a Restricted Subsidiary and a Person that, prior to the consummation of such merger, amalgamation, consolidation or Disposition, is not a Restricted Subsidiary of the Borrower, (A) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation, consolidation or Disposition and such supplements to any Credit Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Agreement, (B) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5 and (C) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such merger, amalgamation, consolidation or Disposition, with the covenants set forth in Sections 10.9 and 10.10, as such covenants are recomputed as of the last day of the most recently ended Test Period under such Sections as if such merger, amalgamation, consolidation or Disposition had occurred on the first day of such Test Period; (c) any Restricted Subsidiary that is not a Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary and (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower; (d) any Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary Guarantor or into any 100% Non-Guarantor Pledgee, (ii) merge, amalgamate or consolidate with or into any other Restricted Subsidiary which is not a Subsidiary Guarantor; provided that if such Subsidiary Guarantor is not the surviving entity, such merger, amalgamation or consolidation shall be deemed to be an “Investment” and subject to the limitations set forth in Section 10.5 and (iii) sell, lease, license, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, any other Subsidiary Guarantor or any 100% Non-Guarantor Pledgee; (e) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that, except during a Suspension Period, to the extent such Restricted Subsidiary is a Subsidiary Guarantor, any assets or business not otherwise disposed of or transferred in accordance with Section 10.4 or 10.5, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, the Borrower or another Subsidiary Guarantor after giving effect to such liquidation or dissolution;

164 (f) to the extent that no Default or Event of Default would result from the consummation of such disposition, the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation or disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 10.4 (other than 10.4(i)). 10.4 Limitation on Sale of Assets. The Borrower will not and will not permit any of the Restricted Subsidiaries to (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (each, a “Disposition”) (other than any such sale, transfer, assignment or other disposition resulting from a Recovery Event), or (ii) sell to any Person (other than to the Borrower or a Subsidiary Guarantor) any shares owned by it of any of their respective Restricted Subsidiaries’ Capital Stock, except that: (a) the Borrower and the Restricted Subsidiaries may sell, lease, assign, transfer, license, abandon, allow the expiration or lapse of or otherwise dispose of the following in the ordinary course of business: (i) obsolete, worn-out, used or surplus assets to the extent such assets are no longer used, useful or necessary for the operation of the Borrower’s and its Subsidiaries’ business (including allowing any registrations or any applications for registration of any immaterial Intellectual Property rights to lapse or be abandoned); (ii) inventory, securities and goods held for sale or other immaterial assets; and (iii) cash and Cash Equivalents; (b) the Borrower and the Restricted Subsidiaries may (i) enter into non-exclusive licenses, sublicenses or cross-licenses of Intellectual Property, (ii) exclusively license, sublicense or cross-license Intellectual Property, other than Exclusive IP Licenses, only on terms customary for companies in the industry in which the Borrower and the Restricted Subsidiaries conduct business or otherwise in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (iii) lease, sublease, license or sublicense any real or personal property, other than any Intellectual Property, in the ordinary course of business; (c) the Borrower and the Restricted Subsidiaries may Dispose of other assets, including by entering into Exclusive IP Licenses (other than accounts receivable except in connection with a Disposition of assets to which such accounts receivable relate) for Fair Market Value; provided that (i) with respect to any Disposition pursuant to this Section 10.4(c) for a purchase price in excess of the greater of (x) $10,000,000 and (y) 0.3% of Consolidated Total Assets (measured as of the date such assets are Disposed based upon the Section 9.1 Financials most recently delivered on or prior to such date of Disposition), the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided that, for purposes of determining what constitutes cash under this clause (i), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash

165 received) within 180 days following the closing of the applicable Disposition shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of the applicable Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is outstanding at the time such Designated Non-Cash Consideration is received, not in excess of the greater of (x) $10,000,000 and (y) 0.3% of Consolidated Total Assets (measured as of the date such Designated Non-Cash Consideration is received based upon the Section 9.1 Financials most recently delivered on or prior to such date) at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash, (ii) except during a Suspension Period, any non-cash proceeds received in the form of Indebtedness or Capital Stock are pledged to the Collateral Agent to the extent required under Section 9.11, and (iii) before and after giving effect to any such Disposition, no Event of Default shall have occurred and be continuing (other than a Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default existed or would have resulted from such Disposition); (d) the Borrower and the Restricted Subsidiaries may (i) sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and (ii) sell or transfer accounts receivable and related rights pursuant to customary receivables financing facilities; (e) the Borrower and the Restricted Subsidiaries may Dispose of property or assets to the Borrower or to a Restricted Subsidiary; provided that, except during a Suspension Period, if the transferor of such property is a Subsidiary Guarantor or the Borrower (i) the transferee thereof must either be the Borrower, a Subsidiary Guarantor or a 100% Non-Guarantor Pledgee or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 10.5; (f) the Borrower and the Restricted Subsidiaries may effect any transaction permitted by Section 10.3, 10.5 or 10.6; (g) the Borrower and the Restricted Subsidiaries may sell, transfer, sale leaseback, separately develop or otherwise dispose of the property listed on Schedule 8.15; (h) the Borrower and the Restricted Subsidiaries may Dispose of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; (i) the Borrower and its Restricted Subsidiaries may enter into Sale Leasebacks, so long as, (i) after giving effect to any such transaction, no Event of Default shall have occurred and be continuing, and (ii) the Borrower shall be in compliance, on a Pro Forma Basis after giving effect to such transaction, with the covenants set forth in Sections 10.9 and 10.10, as such covenants are recomputed as of the last day of the most recently ended Test

166 Period; (j) the Borrower and the Restricted Subsidiaries may sell, transfer and otherwise Dispose of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; (k) Dispositions listed on Schedule 10.4 or in connection with any Recovery Event; (l) the unwinding of any Hedging Agreement; (m) any Disposition of the Capital Stock in, Indebtedness of, or other securities of, an Unrestricted Subsidiary; (n) transfers of property subject to Recovery Events upon receipt of the net cash proceeds of such Recovery Event; and (o) Dispositions of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (n) above. 10.5 Limitation on Investments. The Borrower will not and will not permit any of the Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets of, or make any other investment in, any Person (all of the foregoing, “Investments”), except: (a) extensions of trade credit, asset purchases (including purchases of inventory, Intellectual Property, supplies and materials), the lease of any asset and the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business; (b) Investments in assets constituting Cash Equivalents at the time such Investments are made; (c) loans and advances to officers, directors, employees and consultants of Holdings (or any Parent Entity thereof), the Borrower or any of its Restricted Subsidiaries (i) to finance the purchase of Capital Stock of Holdings (or any Parent Entity thereof); provided that the amount of such loans and advances used to acquire such Capital Stock shall be contributed to the Borrower in cash as common equity, (ii) for reasonable and customary business related travel expenses, entertainment expenses, moving expenses and similar expenses, in each case incurred in the ordinary course of business, and (iii) for additional purposes not contemplated by subclause (i) or (ii) above; provided that at the time of the making of any such Investment, and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Investments outstanding in reliance on this Section 10.5(c)(iii) shall not exceed the greater of (x) $20,000,000 and (y) 0.5% of Consolidated Total Assets (measured as of the date such loans or advances are made based upon the Section 9.1 Financials most recently delivered

167 on or prior to such date the loans or advances are made); (d) Investments (i) existing or contemplated on the Effective Date and listed on Schedule 10.5, (ii) existing on the Effective Date of the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and (iii) in the case of each of clauses (i) and (ii), any modification, replacement, renewal, extension or reinvestment thereof, so long as the aggregate amount of all Investments pursuant to this Section 10.5(d) is not increased at any time above the amount of such Investments existing or contemplated on the Effective Date, except pursuant to the terms of such Investment existing or contemplated as of the Effective Date or as otherwise permitted by this Section 10.5; (e) Investments in Hedging Agreements permitted by Section 10.1(i); (f) Investments (i) received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and (ii) consisting of the purchase or acquisition of securities from customers as a result of legal proceedings or regulatory requirements or settlements in the ordinary course of business; (g) Investments to the extent that the payment for such Investments is made solely with the Capital Stock of Holdings (or any Parent Entity thereof) or the Borrower; (h) Investments constituting non-cash proceeds of sales, transfers and other Dispositions of assets to the extent permitted by Sections 10.3 and 10.4; (i) Investments (i) in the Borrower or any Guarantor or in any 100% Non-Guarantor Pledgee, (ii) by any Restricted Subsidiary that is not a Subsidiary Guarantor in the Borrower or any other Restricted Subsidiary, and (iii) by the Borrower or any Subsidiary Guarantor in any Restricted Subsidiary that is not a Guarantor (A) in connection with reorganizations and related activities related to tax planning and reorganizations; provided that, except during a Suspension Period, after giving effect to any such reorganization and related activities, the value of the Collateral, taken as a whole, is not materially impaired and (B) in addition to Investments made pursuant to the foregoing clause (A), Investments valued at the Fair Market Value of such Investments at the time such Investment is made, in an aggregate amount, measured, at the time such Investment is made, that would not exceed, after giving effect to the making of such Investment, the sum of (1) the greater of $20,000,000 and 0.5% of Consolidated Total Assets (measured as of the date such Investment is made based upon the Section 9.1 Financials most recently delivered on or prior to such date), (2) the Available Equity Amount at such time, (3) the Available Amount at such time and (4) to the extent not otherwise included in the determination of the Available Amount or the Available Equity Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made)(it being understood that to the extent any Investment made pursuant to this Section 10.5(i) was made by using the Available Equity Amount, then the

168 amounts referred to in this clause (iii)(B)(4) shall, to the extent of the original usage of the Available Equity Amount, be deemed to reconstitute such amounts (it being understood that the contribution of the equity interests of one or more “first tier” Foreign Subsidiaries to a Foreign Subsidiary that is a Restricted Subsidiary shall be permitted); (j) Investments constituting Permitted Acquisitions; provided that the aggregate Permitted Acquisition Consideration relating to all such Permitted Acquisitions made or provided by the Borrower or any Subsidiary Guarantor to acquire any Restricted Subsidiary that does not become a Subsidiary Guarantor or a 100% Non-Guarantor Pledgee or merge, consolidate or amalgamate into Holdings, the Borrower, a Subsidiary Guarantor or a 100% Non-Guarantor Pledgee or any assets that shall not, immediately after giving effect to such Permitted Acquisition, be owned by Holdings, the Borrower, a Subsidiary Guarantor or a 100% Non-Guarantor Pledgee, shall not exceed an aggregate amount that, measured at the time such Investment is made, after giving effect to such Investment, the sum of (i) the greater of (x) $250,000,000 and (y) 6.75% of Consolidated Total Assets (measured as of the date such Investment is made based upon the Section 9.1 Financials most recently delivered on or prior to such date), (ii) the Available Equity Amount at such time, (iii) the Available Amount at such time, (iv) to the extent not otherwise included in the determination of the Available Amount, the Remaining Dividends Amount or the Available Equity Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the Fair Market Value of such Investment at the time such Investment was made) (it being understood that to the extent any Investment made pursuant to this Section 10.5(j) was made by using the Available Equity Amount, then the amounts referred to in this clause (iv) shall, to the extent of the original usage of the Available Equity Amount, be deemed to reconstitute such amounts) and (v) the Remaining Dividends Amount at such time; (k) Investments made to repurchase or retire Capital Stock of Holdings (or any Parent Entity thereof) or the Borrower owned by any employee stock ownership plan or key employee stock ownership plan of Holdings (or any Parent Entity thereof) or the Borrower; (l) Investments in the business of the Borrower and its Restricted Subsidiaries made by the Borrower or any of its Restricted Subsidiaries with the proceeds of any Recovery Event; (m) the Borrower may make a loan to any Parent Entity thereof that could otherwise be made as a Dividend to any Parent Entity thereof under Section 10.6, so long as the amount of such loan is deducted from the amount available to be made as a Dividend under the applicable clause of Section 10.6; (n) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices; (o) advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or

169 independent contractors, in each case in the ordinary course of business; (p) Investments held by any Person acquired by the Borrower or a Restricted Subsidiary after the Effective Date or of any Person merged into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 10.3 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (q) Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business; (r) Investments of any OCC-Regulated Subsidiary in the Capital Stock of the Federal Reserve Bank in the district in which such Subsidiary is located in accordance with the provisions of the Federal Reserve Act; (s) Investments in “seed investment portfolios” for the purpose of testing and determining model portfolios in the ordinary course of business and consistent with past business practice; provided, that at the time of the making of any such Investment, and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Investments outstanding in reliance on this Section 10.5(s) would not exceed (i) the greater of $35,000,000 and 0.75% of Consolidated Total Assets (measured as of the date such Investment is made based upon the Section 9.1 Financials most recently delivered on or prior to such date of such Investment) determined after giving effect to the making of such Investment, plus (ii) the Available Amount at such time, plus (iii) the Available Equity Amount, plus (iv) to the extent not otherwise included in the determination of the Available Amount, the Remaining Dividends Amount or the Available Equity Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made), plus (v) the Remaining Dividends Amount at such time; (t) Investments consisting of Indebtedness, Dispositions, Dividends and debt payments permitted under Sections 10.1, 10.3, 10.4 (other than 10.4(e) or 10.4(f)), 10.6 (other than 10.6(c)) and 10.7; (u) intercompany Investments in the form of loans, advances or extensions of credit by any Credit Party to any Restricted Subsidiary that is not a Subsidiary Guarantor in the ordinary course of business for working capital purposes; provided, that such loans, advances or extensions of credit shall be evidenced by the Intercompany Note to the extent required by Section 9.12(b); (v) Investments made after the Fourth Amendment Effective Date in an amount not to exceed in the aggregate outstanding at any time the greater of $550,000,000 and 100.0% of Consolidated EBITDA for the Test Period most recently then-ended for which the Section 9.1 Financials required by Section 9.1(a) or Section 9.1(b) have actually been delivered

170 in respect of (i) loans and advances to financial advisors to assist with the costs (including without limitation foregone revenues and repayment of indebtedness) associated with transitioning such advisors’ licenses or businesses to the Borrower and its Subsidiaries or to platforms utilized by the Borrower and its Subsidiaries, and for the purchase of other financial advisors’ businesses and for incidental and working capital purposes, (ii) guarantees of the obligations of financial advisors by the Borrower or any Restricted Subsidiary to any Person making loans, mortgages, advances and extensions of credit to such financial advisors, (iii) loans and advances (including Margin Loans) to customers of financial advisors and (iv) loans and advances to vendors; (w) Securities Owned (as set forth on the balance sheet of the Broker-Dealer Regulated Subsidiary) for a period no longer than 10 Business Days following a securities trade from a customer account and constituting securities transactions entered into by the Broker-Dealer Regulated Subsidiary for the purpose of making adjustments to such Subsidiary’s customer accounts with respect to such securities trade, with the fair market value of all such Securities Owned (as set forth on the balance sheet of the Broker-Dealer Regulated Subsidiary), not to exceed $20,000,000 in the aggregate at any time outstanding; (x) any additional Investments (including Investments in Minority Investments, Investments in Unrestricted Subsidiaries, Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries, Investments constituting Permitted Acquisitions and Investments in Restricted Subsidiaries that are not, and do not become, Subsidiary Guarantors or in any 100% Non-Guarantor Pledgee); provided that the aggregate amount of any such Investment shall not cause the aggregate amount of all such Investments made pursuant to this Section 10.5(x) after the Fourth Amendment Effective Date to exceed, after giving effect to such Investment, the sum of (A) the greater of (x) $350,000,000 and (y) 64 % of Consolidated EBITDA (measured as of the date such Investment is made based upon the Section 9.1 Financials most recently delivered on or prior to such date), plus (B) the Available Equity Amount at such time, plus (C) the Available Amount at such time, plus (D) to the extent not otherwise included in the determination of the Available Amount, the Remaining Dividends Amount or the Available Equity Amount, an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in respect of any such Investment (which amount shall not exceed the amount of such Investment) (it being understood that to the extent any Investment made pursuant to this Section 10.5(x) was made by using the Available Equity Amount, then the amounts referred to in this clause (D) shall, to the extent of the original usage of the Available Equity Amount, be deemed to reconstitute such amounts), plus (E) the Remaining Dividends Amount at such time; provided, further, that intercompany current liabilities incurred in the ordinary course of business and consistent with past practices, in connection with the cash management operations of the Borrower and the Restricted Subsidiaries shall not be included in calculating the limitation in this Section 10.5(x) at any time; (y) additional Investments (including, without limitation, Permitted Acquisitions) such that, after giving Pro Forma Effect to such Investments, no Event of Default shall have occurred and be continuing and the Borrower would be in compliance with a Consolidated Total Debt to Consolidated EBITDA Ratio as of the most recently ended Test Period on or prior to the making of such Investments, calculated on a Pro Forma Basis, as if such

171 Investments had occurred on the first day of such Test Period, that is no greater than 2.75:1.00; (z) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business; (aa) Investments arising as a result of Permitted Sale Leasebacks; (bb) Investments in Unrestricted Subsidiaries for the purpose of consummating transactions permitted under Section 10.4(g); (cc) the forgiveness or conversion to Capital Stock of any Indebtedness owed by the Borrower or any Restricted Subsidiary and permitted by Section 10.1; and (dd) Restricted Subsidiaries of the Borrower may be established or created if the Borrower and such Restricted Subsidiary comply with the applicable requirements of Section 9.14, if applicable; provided that, in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 10.5, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 9.14, as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof). The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by, without duplication, (i) any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment and (ii) with respect to any loan or advance that by the terms of the original agreement entered into at the time of extension of such loan or advance provides for forgiveness of the obligations thereunder, amounts forgiven in respect of such Investment. For purposes of determining compliance with this Section 10.5, in the event that a proposed Investment (or a portion thereof) meets the criteria of more than one of the categories of Investments described in clauses (a) through (dd) above, the Borrower will be entitled to divide and classify such Investment (or portion thereof) between one or more of such clauses (a) through (dd) at the time such Investment is made. 10.6 Limitation on Dividends. The Borrower will not pay any dividends (other than dividends payable solely in the Capital Stock of the Borrower) or return any capital to its equity holders or make any other distribution, payment or delivery of property or cash to its equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Capital Stock or the Capital Stock of any Parent Entity now or hereafter outstanding (or any options or warrants or stock appreciation or similar rights issued with respect to any of its Capital Stock), or set aside any funds for any of

172 the foregoing purposes, or permit the Borrower or any of the Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.5) any shares of any class of the Capital Stock of any Parent Entity of the Borrower or the Capital Stock of the Borrower, now or hereafter outstanding (or any options or warrants or stock appreciation or similar rights issued with respect to any of the Capital Stock of any Parent Entity of the Borrower or the Capital Stock of the Borrower) (all of the foregoing “Dividends”); provided that: (a) (i) the Borrower may (or may pay Dividends to permit any Parent Entity thereof to) redeem in whole or in part any of its Capital Stock for another class of Capital Stock or rights to acquire its Capital Stock or with proceeds from substantially concurrent equity contributions or issuances of new shares of its Capital Stock; provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Capital Stock are at least as advantageous to the Lenders as those contained in the Capital Stock redeemed thereby and (ii) the Borrower and any Restricted Subsidiary may pay Dividends payable solely in the Capital Stock (other than Disqualified Capital Stock not otherwise permitted by Section 10.1) of such Person; (b) so long as no Default or Event of Default has occurred, is continuing or would result therefrom, the Borrower may redeem, acquire, retire or repurchase (and the Borrower may declare and pay Dividends to any Parent Entity thereof, the proceeds of which are used to so redeem, acquire, retire or repurchase) shares of its Capital Stock (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Capital Stock) (or to allow any of the Borrower’s Parent Entities to so redeem, retire, acquire or repurchase their Capital Stock (or any options or warrants or stock appreciation or similar rights issued with respect to any of its Capital Stock)) held by any present or former employees, directors, officers, managers, members of management, independent contractors or consultants (or their respective Immediate Family Members or permitted transferees) of any Parent Entity of the Borrower, the Borrower and the Restricted Subsidiaries, with the proceeds of Dividends from, the Borrower, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation or similar rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that, except with respect to non-discretionary repurchases, acquisitions, retirements or redemptions pursuant to the terms of any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreement or equity holders’ agreement, the aggregate amount of all cash paid in respect of all such shares of Capital Stock (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Capital Stock) so redeemed, acquired, retired or repurchased in any calendar year does not exceed the sum of (i) $10,000,000 plus (ii) all Net Cash Proceeds obtained by Holdings or the Borrower during such calendar year from the sale of such Capital Stock to any present or former employees, directors, officers, managers, members of management, independent contractors or consultants (or their respective Immediate Family Members or permitted transferees) in connection with any permitted compensation and incentive arrangements plus (iii) all net cash proceeds obtained from any key-man life insurance policies received during such calendar year; notwithstanding the foregoing, 100% of the unused amount

173 of payments in respect of this Section 10.6(b)(i) (before giving effect to any carry forward) may be carried forward to the two immediately succeeding fiscal years (but not any other) and utilized to make payments pursuant to this Section 10.6(b) (any amount so carried forward shall be deemed to be used last in the subsequent fiscal year); (c) (i) to the extent constituting Dividends, the Borrower and any Restricted Subsidiary may make Investments permitted by Section 10.5 and (ii) each Restricted Subsidiary may make Dividends to the Borrower and to Restricted Subsidiaries (and, in the case of a Dividend by a non-wholly owned Restricted Subsidiary, to the Borrower and any Restricted Subsidiary and to each other owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests); (d) to the extent constituting Dividends, the Borrower and any Restricted Subsidiary may enter into and consummate transactions expressly permitted by any provision of Section 10.3 and the Borrower may pay Dividends to a Parent Entity thereof as and when necessary to enable such Parent Entity to effect the transactions permitted by such section; (e) the Borrower may repurchase Capital Stock of any Parent Entity of the Borrower, or the Borrower, as applicable, upon exercise of stock options or warrants to the extent such Capital Stock represents all or a portion of the exercise price of such options or warrants, and the Borrower may pay Dividends to a Parent Entity thereof as and when necessary to enable such Parent Entity to effect such repurchases; (f) [Reserved]; (g) the Borrower may make and pay Dividends: (i) the proceeds of which will be used to pay (or to make Dividends to allow any Parent Entity to pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of such Parent Entity or the Borrower, but only to the extent of taxes that the Borrower would have to pay if it filed a tax return on a standalone basis for itself and its Subsidiaries or attributable to such Parent Entity’s ownership of the Borrower and its Subsidiaries; (ii) the proceeds of which shall be used to pay (or to make Dividends to allow any Parent Entity of the Borrower to pay) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $3,000,000 in any fiscal year plus any actual, reasonable and customary indemnification claims made by directors or officers of any Parent Entity of the Borrower; (iii) the proceeds of which shall be used to pay (or to make Dividends to allow any Parent Entity of the Borrower to pay) franchise taxes and other fees, taxes and expenses required to maintain any of the Borrower’s Parent Entities’ corporate existence; (iv) the proceeds of which shall be used to pay (or to make Dividends to any Parent Entity thereof) to make Investments contemplated by Section 10.5(c) and

174 Dividends contemplated by Section 10.6(b)); (v) the proceeds of which shall be used to pay (or to make Dividends to allow any Parent Entity of the Borrower to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering, refinancing, issuance, incurrence, Disposition or acquisition or Investment transaction permitted by this Agreement; (vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers, employees and consultants of any Parent Entity thereof to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; (vii) the proceeds of which shall be distributed in connection with the Transactions; (h) in addition to the foregoing Dividends, the Borrower may make additional Dividends, provided that any such Dividend shall not cause the aggregate amount of all such Dividends made pursuant to this Section 10.6(h) after the Fourth Amendment Effective Date measured at the time such Dividend is paid to exceed, after giving effect to such Dividend, the sum of (i) so long as no Event of Default has occurred and is continuing or would result therefrom, an amount equal to the Remaining Dividends Amount at the time such Dividend is paid, plus (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, an amount equal to the Available Amount at the time such Dividend is paid, plus (iii) an amount equal to the Available Equity Amount at the time such Dividend is paid, plus (iv) an amount equal to the Specified Dividend Amount; (i) the Borrower may make additional Dividends pursuant to this clause (i) if, after giving Pro Forma Effect to such Dividends, the Borrower would be in compliance with a Consolidated Total Debt to Consolidated EBITDA Ratio as of the most recently ended Test Period on or prior to date of the making of any such Dividends, calculated on a Pro Forma Basis, as if such Dividends had occurred on the first day of such Test Period, that is no greater than 2.75:1.00; (j) the Borrower may (or may make Dividends to allow any Parent Entity to) (i) pay cash in lieu of fractional shares in connection with any Dividend, split or combination thereof or any Permitted Acquisition (or similar Investment) and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms; (k) the Borrower may pay (or may make Dividends to allow any Parent Entity to pay) Dividends in an amount equal to withholding or similar taxes payable or expected to be payable by any present or former employee, director, manager or consultant (or its Affiliates, or any of their respective estates or Immediate Family Members) and any repurchases of Capital Stock in consideration of such payments including deemed repurchases in connection with the exercise of stock options; provided in each case that payments made under this Section 10.6(k) shall not exceed $5,000,000 in the aggregate;

175 (l) the Borrower may make payments (or make Dividends to allow any Parent Entity to make such payments) described in Sections 9.9(c), (e), (h), (i), (j), (l) and (p) (subject to the conditions set out therein); (m) the payment of dividends and distributions within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with the other provisions of this Section 10.6; and (n) so long as no Event of Default is continuing or would result therefrom, the Borrower may make Dividends to any Parent Entity so that such Parent Entity may make Dividends to its equity holders or the equity holders of such parent in an aggregate amount not exceeding $2,200,000 which amount consists of 6.0% per annum of the cash contributed to the common Capital Stock of the Borrower from the net cash proceeds of the initial public offering of the Capital Stock of Holdings; 10.7 Limitations on Debt Payments and Amendments. (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to prepay, repurchase, redeem or otherwise defease any Subordinated Indebtedness (it being understood that payments of regularly scheduled interest shall be permitted); provided that the Borrower or any Restricted Subsidiary may prepay, repurchase, redeem or defease any Subordinated Indebtedness (i) with the proceeds of any Permitted Refinancing Indebtedness in respect of such Indebtedness, (ii) by converting or exchanging any such Indebtedness to Capital Stock of Holdings or any of its Parent Entities or (iii) an aggregate amount not to exceed the sum of (A) the Available Equity Amount at the time of such prepayment, redemption, repurchase or defeasance plus (B) the greater of (x) $25,000,000 and (y) 0.7% of Consolidated Total Assets (measured as of the date such prepayment, redemption, repurchase or defeasance is made based upon the Section 9.1 Financials most recently delivered on or prior to such date) plus (C) so long as (x) no Event of Default has occurred and is continuing or would result therefrom and (y) the Borrower would be in compliance, on a Pro Forma Basis, with a Consolidated Total Debt to Consolidated EBITDA Ratio of 2.0:1.0 after giving effect thereto, with an aggregate amount not to exceed the Available Amount at the time of such prepayment, redemption, repurchase or defeasance plus (D) the Remaining Dividends Amount at the time of such prepayment, redemption, repurchase or defeasance. (b) The Borrower will not, and will not permit any of the Restricted Subsidiaries to waive, amend, modify, terminate or release any Subordinated Indebtedness Documentation to the extent that any such waiver, amendment, modification, termination or release, taken as a whole, would be adverse to the Lenders in any material respect. (c) Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 10.7 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower and/or the Restricted Subsidiaries, in either case unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Collateral Agent instructing it not to make or permit the Borrower and/or the Restricted Subsidiaries to make any such repayment or prepayment or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such

176 Indebtedness is permitted by Section 10.1 after giving effect to such transfer. 10.8 Limitations on Sale Leasebacks. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks. 10.9 Consolidated Total Debt to Consolidated EBITDA Ratio. The Borrower will not permit the Consolidated Total Debt to Consolidated EBITDA Ratio as of the last day of any Test Period, commencing with the Test Period ending on December 31, 2024, to be greater than 4.0 to 1.0. 10.10 Consolidated EBITDA to Consolidated Interest Expense Ratio. The Borrower will not permit the Consolidated EBITDA to Consolidated Interest Expense Ratio as of the last day of any Test Period, commencing with the Test Period ending on December 31, 2024, to be less than 3.0 to 1.0. 10.11 [Reserved]. 10.12 Burdensome Agreements. The Borrower will not and will not permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Credit Document, any Permitted Additional Debt Documents related to any Permitted Additional Debt, any documentation governing any Credit Agreement Refinancing Indebtedness or any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness) that limits the ability of (a) any Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor to make dividends or distributions to the Borrower or any Subsidiary Guarantor or (b) the Borrower or any Guarantor to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that (i) (x) exist on the Effective Date and (to the extent not otherwise permitted by this Section 10.12) are listed on Schedule 10.12 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness or other obligations, are set forth in any agreement evidencing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or obligation so long as such Permitted Refinancing Indebtedness does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, (iii) represent Indebtedness of a Restricted Subsidiary of the Borrower that is not a Guarantor to the extent such Indebtedness is permitted by Section 10.1, (iv) arise pursuant to agreements entered into with respect to any sale, transfer, lease or other Disposition permitted by Section 10.4 and applicable solely to assets

177 under such sale, transfer, lease or other Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 10.5 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.1, but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.1 to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) are imposed by Applicable Law, (xiii) customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligation; and (xiv) contain restrictions prohibiting the granting of a security interest in licenses or sublicenses of Intellectual Property, which licenses and sublicences are entered into in the ordinary course of business (in which case such restriction shall relate only to such Intellectual Property). SECTION 11. Events of Default Upon the occurrence of any of the following specified events (each an “Event of Default”): 11.1 Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or the reimbursement of any Unpaid Drawing or (b) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any fees or of any other amounts owing hereunder or under any other

178 Credit Document (other than any amount referred to in clause (a) above); or 11.2 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate, statement, report or other document delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or 11.3 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e)(i), Section 9.5 (with respect to the existence of the Borrower only) or Section 10; provided that with respect to Section 10.9 and Section 10.10, an Event of Default shall not occur until the expiration of the 10th day subsequent to the date the certificate calculating compliance with Section 10.9 and Section 10.10 as of the last day of any fiscal quarter is required to be delivered pursuant to Section 9.1(d) (without giving effect to any grace period for such delivery) with respect to such fiscal quarter or fiscal year, as applicable or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1, Section 11.2 and clause (a) of this Section 11.3) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders; or 11.4 Default Under Other Agreements. (a) The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than any Indebtedness described in Section 11.1) in excess of $75,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, (i) with respect to Indebtedness consisting of any Hedging Agreements, termination events or equivalent events pursuant to the terms of such Hedging Agreements and (ii) secured Indebtedness that becomes due solely as a result of the sale, transfer or other Disposition (including as a result of Recovery Event) of the property or assets securing such Indebtedness the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness) (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; provided that such default or failure remains unremedied or has not been waived by the holders of such Indebtedness; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment prior to the stated maturity thereof, provided that this clause (b) shall not apply to (A) Indebtedness outstanding under any Hedging Agreements that becomes due pursuant to a termination event or equivalent event under the terms of such Hedging Agreements and (B) secured Indebtedness that becomes due as a result of a Disposition or a Recovery Event of, or related to, the property or assets securing such Indebtedness prior to the stated maturity thereof; or 11.5 Bankruptcy, etc. Holdings, the Borrower or any Specified

179 Subsidiary shall commence a voluntary case, proceeding or action concerning itself under the Bankruptcy Code; or an involuntary case, proceeding or action is commenced against Holdings, the Borrower or any Specified Subsidiary under the Bankruptcy Code and the petition is not dismissed within 60 days after commencement of the case, proceeding or action; or a custodian (as defined in the Bankruptcy Code) receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any Specified Subsidiary; or Holdings, the Borrower or any Specified Subsidiary commences any other proceeding or action under any other Debtor Relief Law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or any Specified Subsidiary; or there is commenced against Holdings, the Borrower or any Specified Subsidiary under any Debtor Relief Law any such proceeding or action that remains undismissed for a period of 60 days; or any order of relief or other order approving any such case or proceeding or action is entered; or Holdings, the Borrower or any Specified Subsidiary suffers any appointment of any custodian receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or 11.6 ERISA. (a) With respect to any Pension Plan, the failure to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; with respect to any Multiemployer Plan, the failure to make any required contribution or payment; a determination that any Pension Plan is in at-risk status within the meaning of Section 430 of the Code or Section 303 of ERISA or any Multiemployer Plan is in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; any Pension Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); with respect to any Multiemployer Plan, notification by the administrator of such Multiemployer Plan that any of the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan; the PBGC provides written notice of its intent to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan in a manner that results in a liability under Title IV of ERISA to the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate; an event shall have occurred or a condition shall exist entitling the PBGC to provide written notice of its intent to terminate any Pension Plan; any of the Borrower, any Restricted Subsidiary thereof or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Pension Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064 or 4069 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); any termination of a Foreign Plan has occurred; any non-compliance with Applicable Law (including funding requirements under such Applicable Law) for any Foreign Plan has occurred; (b) there could result from any event or events set forth in clause (a) of this Section 11.6 the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (c) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or 11.7 Guarantee. Other than during a Suspension Period, the Guarantee or any material provision thereof shall cease to be in full force or effect or any Guarantor

180 thereunder or any Credit Party shall deny or disaffirm in writing any Guarantor’s obligations under the Guarantee; or 11.8 Security Documents. Other than during a Suspension Period, any Security Document or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of (A) acts or omissions of the Administrative Agent, the Collateral Agent or any Lender (in each case, solely with respect to omissions, to the extent within such Person’s sole control), (B) the Collateral Agent no longer having possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents, or (C) the failure to file or maintain Uniform Commercial Code amendment or continuation financing statements) or any grantor, pledgor or mortgagor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s, pledgor’s or mortgagor’s or such Credit Party’s obligations under such Security Document; or 11.9 Subordination. The Specified Obligations or the obligations of Holdings or the Subsidiary Guarantors pursuant to the Guarantee shall cease to constitute senior indebtedness under the subordination provisions of any Subordinated Indebtedness Documentation or such subordination provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms; or 11.10 Judgments. One or more judgments or decrees shall be entered against Holdings, the Borrower or any of the Restricted Subsidiaries for the payment of money in an aggregate amount in excess of $75,000,000 for all such judgments and decrees for Holdings, the Borrower and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or 11.11 Change of Control. A Change of Control shall occur; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take either or both of the following actions: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 11.5 with respect to the Borrower shall occur, no written notice by the Administrative Agent shall be required and the Commitments shall automatically terminate and all amounts in respect of all Loans and all Obligations shall be automatically become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower).

181 11.12 Borrower’s Right to Cure. (a) Financial Performance Covenant. Notwithstanding anything to the contrary contained in this Section 11, in the event that the Borrower reasonably expects to fail (or has failed) to comply with the requirements of Section 10.9 or 10.10 as of the end of any Test Period, at any time during the last fiscal quarter of such Test Period through and until the expiration of the 10th day subsequent to the date the financial statements are required to be delivered pursuant to Section 9.1(a) or Section 9.1(b) with respect to such fiscal quarter (the “Cure Deadline”), the Borrower (or any Parent Entity thereof) shall have the right to issue Capital Stock for cash or otherwise receive cash contributions to (or in the case of any Parent Entity of Holdings receive equity interests in Holdings for its cash contributions to) the capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of the net proceeds of such issuance or contribution (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right, provided such Cure Amount is received by the Borrower on or before the applicable Cure Deadline, compliance with Section 10.9 or 10.10 for such Test Period shall be recalculated giving effect to the following pro forma adjustments: (i) Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter with respect to which such Cure Amount is received by the Borrower and any Test Period that includes such fiscal quarter, solely for the purpose of determining whether an Event of Default has occurred and is continuing as a result of a violation of the covenants set forth in Section 10.9 or 10.10 and, subject to clause (c) below, not for any other purpose under this Agreement, by an amount equal to the Cure Amount; (ii) Consolidated Total Debt with respect to any Test Period subsequent to the Test Period for which the Cure Amount is deemed applied that includes such fiscal quarter with respect to which such Cure Amount is received by the Borrower shall be decreased solely to the extent proceeds of the Cure Amount are applied to prepay any Indebtedness (provided that any such Indebtedness so prepaid shall be a permanent repayment of such Indebtedness and termination of commitments thereunder) included in the calculation of Consolidated Total Debt; and (iii) if, after giving effect to the foregoing pro forma adjustment, the Borrower shall then be in compliance with the requirements of Section 10.9 or 10.10, the Borrower shall be deemed to have satisfied the requirements of Section 10.9 or 10.10 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 10.9 or 10.10 that had occurred shall be deemed cured for purposes of this Agreement; provided that the Borrower shall have notified the Administrative Agent in writing of the exercise of such Cure Right within five Business Days of the receipt of the Cure Amounts. (b) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (i) in each four fiscal-quarter period there shall be no more than two fiscal quarters with respect to which the Cure Right is exercised, (ii) from and after the Effective Date, there shall be no more than five exercises of Cure Right in the aggregate, (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 10.9 or 10.10 as

182 of the end of such fiscal quarter (such amount, the “Necessary Cure Amount”); provided that if the Cure Right is exercised prior to the date financial statements are required to be delivered for such fiscal quarter then the Cure Amount shall be equal to the amount reasonably determined by the Borrower in good faith that is required for purposes of complying with Section 10.9 or 10.10 for such fiscal quarter (such amount, the “Expected Cure Amount”), (iv) subject to clause (c) below, all Cure Amounts shall be disregarded for purposes of determining the Applicable Margin, any baskets, with respect to the covenants contained in the Credit Documents or the usage of the Available Amount or the Available Equity Amount and (v) there shall be no pro forma reduction in Indebtedness (by netting or otherwise) with the proceeds of any Cure Amount for determining compliance with Section 10.9 or 10.10 for the Test Period for which such Cure Amount is deemed applied. (c) Expected Cure Amount. Notwithstanding anything herein to the contrary, to the extent that the Expected Cure Amount is (i) greater than the Necessary Cure Amount, then such difference may be used for the purposes of determining any baskets (other than any previously contributed Cure Amounts), with respect to the covenants contained in the Credit Documents, the Available Amount or the Available Equity Amount and (ii) less than the Necessary Cure Amount, then not later than the applicable Cure Deadline, the Borrower must receive the cash proceeds from the issuance of Capital Stock or a cash capital contribution to Holdings, which cash proceeds received by Borrower shall be equal to the shortfall between such Expected Cure Amount and such Necessary Cure Amount. SECTION 12. The Administrative Agent and the Collateral Agent 12.1 Appointment(a) . (a) Each of the Lenders and the Letter of Credit Issuers hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. (b) The Administrative Agent shall also act as the “Collateral Agent” under the Credit Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the Letter of Credit Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Letter of Credit Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted under the Security Documents to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “Collateral Agent”, and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 12.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the

183 Administrative Agent), shall be entitled to the benefits of all provisions of this Section 12 and Section 13 (including Section 13.5(a), as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Credit Documents) as if set forth in full herein with respect thereto. 12.2 Delegation of Duties. The Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise their respective rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or the Collateral Agent, as applicable. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. 12.3 Exculpatory Provisions. The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent or the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; (c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or the Collateral Agent or

184 any of its Affiliates in any capacity; (d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.10 and 13.1) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent and the Collateral Agent by the Borrower, a Lender or a Letter of Credit Issuer; and (e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Section 6, Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and the Collateral Agent. 12.4 Reliance by Administrative Agent. The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or a Letter of Credit Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Letter of Credit Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such Letter of Credit Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. 12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to

185 this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable). 12.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, any Guarantor or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents and warrants to the Administrative Agent that (i) the Credit Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Letter of Credit Issuer, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Letter of Credit Issuer agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law) and (ii) it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and any other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Guarantor and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower, any Guarantor or any other Credit Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates. 12.7 Indemnification. The Lenders agree to indemnify the Agents in their capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the Total

186 Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agents under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agents’ gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder. 12.8 Successor Agent. The Administrative Agent and the Collateral Agent may at any time, upon no less than 30 days prior written notice to the Lenders, the Letter of Credit Issuers and the Borrower, resign as an Agent hereunder. In addition, if the Administrative Agent, and/or Collateral Agent shall become a Defaulting Lender pursuant to clause (d) of the definition thereof, then such Agent may be removed from its capacity as Agent hereunder upon the request of the Required Lenders and the Borrower and by notice in writing to such Person. Upon receipt of any such notice of resignation or after notice of removal, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. In respect of a resignation, if no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent or Collateral Agent, as applicable, may with the consent of the Borrower (such consent not be unreasonably withheld or delayed) on behalf of the Lenders and the Letter of Credit Issuers, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then, whether or not a successor has been appointed, such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date. In respect of a removal, if no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after receipt by the removed Administrative Agent or Collateral Agent, as applicable, of the written notice of its removal (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), if the Required Lenders shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then, whether or not a successor has been appointed, such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. Effective as of the Resignation Effective Date or the Removal Effective Date, as applicable, (a) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Credit Documents

187 (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Letter of Credit Issuers under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Collateral Agent, as applicable, shall instead be made by or to each Lender and Letter of Credit Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent or Collateral Agent, as applicable, as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or replaced Administrative Agent or Collateral Agent, as applicable, and the retiring (or retired) or replaced Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or replaced Administrative Agent’s or Collateral Agent’s as applicable, resignation or replacement hereunder and under the other Credit Documents, the provisions of this Section 12 and Section 13.5 shall continue in effect for the benefit of such retiring or replaced Administrative Agent or Collateral Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent, as applicable, was acting as Administrative Agent or Collateral Agent, as applicable. Any resignation or replacement by JPMorgan as Administrative Agent pursuant to this Section shall also constitute its resignation or replacement as Letter of Credit Issuer and Swingline Lender. If JPMorgan resigns or is replaced as a Letter of Credit Issuer, it shall retain all the rights, powers, privileges and duties of a Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation or replacement as Letter of Credit Issuer and all Letter of Credit Obligations with respect thereto, including the right to require the Lenders to make Revolving Credit Loans or fund risk participations in Unpaid Drawings pursuant to Section 3.3. If JPMorgan resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Credit Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.1(f). Upon the appointment by the Borrower of a successor Letter of Credit Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer or Swingline Lender, as applicable, (b) the retiring Letter of Credit Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to JPMorgan to effectively assume the obligations of JPMorgan with respect to such Letters of Credit. 12.9 Withholding Tax. To the extent required by any applicable law,

188 the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax, except taxes imposed as a result of a current or former connection unrelated to this Agreement between the Administrative Agent and any jurisdiction outside of the United States imposing such tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. 12.10 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. 12.11 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Joint Bookrunners, Syndication Agent or the Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or a Letter of Credit Issuer hereunder. 12.12 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any under the Bankruptcy Code, any other applicable bankruptcy laws or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Letter of Credit Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Letter of Credit Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Letter of Credit Issuers and the

189 Administrative Agent under Sections 4.1 and 13.5) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Letter of Credit Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Letter of Credit Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.1 and 13.5. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Letter of Credit Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Letter of Credit Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or Letter of Credit Issuer or in any such proceeding. 12.13 Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guarantee or any Security Document, no Cash Management Bank or Hedge Bank that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Section 12 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedging Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. 12.14 Intercreditor Agreements. In connection with the incurrence by the Borrower or any Restricted Subsidiary of any Indebtedness that is secured by Liens permitted by Section 10.2, at the request of the Borrower, the Administrative Agent (including in its capacity as Collateral Agent) agrees to execute and deliver the Customary Intercreditor Agreements, as applicable, and any amendments, amendments and restatements, restatements or waivers of or supplements thereto. In connection with any such amendment, restatement, waiver, supplement or other modification, the Credit Parties shall deliver such officers’ certificates and supporting documentation as the Administrative Agent may reasonably request. The Lenders hereby authorize the Administrative Agent to take any action contemplated by the preceding sentence, and any such amendment, amendment and restatement, restatement, waiver of or supplement to or other modification of any such Credit Document shall be effective notwithstanding the

190 provisions of Section 13.1. 12.15 Erroneous Payments. (a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 12.15 shall be conclusive, absent manifest error. (b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (c) The Borrower and each other Credit Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous

191 Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party. (d) Each party’s obligations under this Section 8.04 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document. (e) This Section 12.15 is an agreement among the Lenders and the Administrative Agent and notwithstanding anything to the contrary herein or in any other Credit Document (and without limitation to the acknowledgment and agreements in the preceding clause (c)), the provisions of this Section 12.15 shall not constitute or create any obligations on the part of the Borrowers or any Credit Party. SECTION 13. Miscellaneous 13.1 Amendments and Waivers. Except as expressly set forth in this Agreement, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent shall, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, the Administrative Agent and/or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences (other than with respect to any amendment or waiver contemplated in (I) clauses (i) and (vii), which shall only require the consent of the Lenders directly and adversely affected thereby and (II) clauses (ii) and (x), which shall only require the consent of the Required Credit Facility Lenders under the applicable Credit Facility or Credit Facilities, as applicable); provided that no such waiver, amendment, supplement or modification shall directly: (i) reduce or forgive the principal of any Loan (it being understood that a waiver of any condition precedent or waiver of any Default, Event of Default, mandatory prepayment or mandatory commitment reduction shall not constitute a reduction or forgiveness of principal) or extend any scheduled amortization payments or the final scheduled maturity date of any Loan (other than as a result of waiving the conditions precedent set forth in Section 6 and Section 7 or other than as a result of a waiver or amendment of any Default, Event of Default, mandatory prepayment of Term Loans or mandatory commitment reduction (which shall not constitute an extension, forgiveness or postponement of any maturity date)), or reduce the stated interest rate applicable to the Loans (it being understood that any change (x) to the definition of “Consolidated Total Debt to Consolidated EBITDA Ratio”, “Consolidated Secured Debt to Consolidated EBITDA Ratio” or “Consolidated EBITDA to Consolidated Interest Expense Ratio” or (y) in the component definitions thereof shall not constitute a reduction in the rate and

192 provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.8(c)), or reduce or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder, (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of waiving the conditions precedent set forth in Section 6 and Section 7 or other than as a result of a waiver or amendment of any Default, Event of Default, any mandatory prepayment of Term Loans or mandatory commitment reduction (which shall not constitute an extension, forgiveness or postponement of any date for payment of principal, interest or fees)) or extend the final expiration date of any Lender’s Commitment or extend the final expiration date of any Letter of Credit beyond the date specified in Section 3.1(a), or increase the aggregate amount of any Commitment (other than with respect to any Incremental Facility to which such Lender has agreed) of any Lender (other than as a result of waiving the conditions precedent set forth in Section 6 and Section 7 or other than as a result of a waiver or amendment of any Default, Event of Default, mandatory prepayment of Term Loans or mandatory commitment reduction (which shall not constitute an extension or increase of any commitment)), or decrease or forgive any Repayment Amount or any date scheduled for the repayment of any installment of Incremental Term Loans, in each case, without the written consent of each Lender directly and adversely affected thereby, or (ii) reduce the percentages specified in the definition of the term “Required Revolving Class Lenders”, “Required Term Class Lenders” or “Required Additional/Replacement Revolving Credit Lenders”, in each case without the written consent of each Revolving Credit Lender directly and adversely affected thereby, each Term Lender directly and adversely affected thereby or each Additional/Replacement Revolving Credit Lenders directly and adversely affected thereby, as applicable, or (iii) amend, modify or waive any provision of this Section 13.1 or reduce the percentages specified in the definition of the term “Required Lenders” or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), without the written consent of each Lender directly and adversely affected thereby, or (iv) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and/or the Collateral Agent, as applicable, or (v) amend, modify or waive any provision of Section 2.16 (to the extent applicable to it) or Section 3 without the written consent of each Letter of Credit Issuer, or (vi) amend, modify or waive any provisions hereof relating to Swingline Loans without the written consent of each Swingline Lender, or (vii) change any Commitment to a Commitment of a different Class without the prior written consent of each Lender directly and adversely affected thereby, or (viii) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee), or release all or substantially all of

193 the Collateral under the Security Documents, in each case without the prior written consent of each Lender, (ix) amend Section 2.9 so as to permit Interest Period intervals greater than six months if not available to all applicable Lenders, in each case without the written consent of each applicable Lender, or (x) amend, modify or waive any provision of Section 7 with respect to any borrowing of Revolving Credit Loans or the issuance of any Letter of Credit without the prior written consent of the Required Revolving Lenders; provided, further, that (A) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (B) any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to any of the Security Documents, guarantees, intercreditor agreements or related documents executed by any Credit Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Security Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Credit Documents) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Term Loans to effect the provisions of Section 2.14, the provision of any Incremental Revolving Credit Commitment Increase, any Additional/Replacement Revolving Credit Commitments or otherwise to effect the provisions of Section 2.14, 2.15 or 10.2(a). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans, the Revolving Credit Loans and Additional/Replacement Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Class. Notwithstanding anything to the contrary contained in this Section 13.1, Holdings, the Borrower, the Collateral Agent and the Administrative Agent may (in its or their respective

194 sole discretion, or shall, to the extent required by any Credit Document), without the input or consent of any other Person, (i) effect amendments, supplements or waivers to any of the Security Documents, guarantees, intercreditor agreements or related documents executed by any Credit Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order (x) to comply with Applicable Law or advice of local counsel, (y) to cure ambiguities, omissions, mistakes or defects or (z) to cause such Security Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Credit Documents, (ii) enter into any amendment or waiver of any Security Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by Applicable Law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Applicable Law, (iii) effect changes to this Agreement that are necessary and appropriate to provide for the mechanics contemplated by the offering process described in Section 13.6(g)(i)(H) herein and (iv) in the event of a Collateral/Guarantee Reinstatement, to amend this Agreement as is necessary or appropriate to reflect the reinstatement of Collateral, Guarantees, the Suspended Covenants and limitations on secured Indebtedness on substantially similar terms as set forth in this Agreement (as in effect immediately prior to the Ninth Amendment Effective Date), with such changes as may be reasonably agreed among the Administrative Agent, the Collateral Agent and the Borrower. 13.2 Notices. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower, the Administrative Agent, any Letter of Credit Issuer or any Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its administrative questionnaire or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other

195 communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b). (b) Electronic Communications. Notices and other communications to the Lenders and Letter of Credit Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Letter of Credit Issuer pursuant to Section 2 if such Lender or such Letter of Credit Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to the Administrative Agent and/or the Collateral Agent may be recorded by the Administrative Agent and/or the Collateral Agent, and each of the parties hereto hereby consents to such recording. (d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, any Letter of Credit Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise)

196 arising out of the Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party. 13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. 13.5 Payment of Expenses and Taxes; Indemnification. (a) The Borrower agrees (i) to pay or reimburse each of the Agents, each Joint Lead Arranger, each Joint Bookrunner and the Syndication Agent for all their reasonable and documented and invoiced out-of-pocket costs and reasonable expenses (without duplication) associated with the syndication of the Credit Facilities and incurred in connection with the development, preparation, execution and delivery of, and any amendment, supplement and/or modification to this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Shearman & Sterling LLP as counsel to the Agents with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date and from time to time thereafter on a quarterly basis) and one counsel in each relevant local jurisdiction approved by, or otherwise retained with the consent of, the Borrower, (ii) to pay or reimburse the Collateral Agent, the Administrative Agent and each Lender for all their reasonable and documented and invoiced out-of-pocket costs and reasonable expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one firm or counsel to the Administrative Agent and the Collateral Agent and, to the extent required, one firm or local counsel in each relevant local jurisdiction or otherwise retained with the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed (which may include a single special counsel acting in multiple jurisdictions), and (iii) to pay, indemnify and hold harmless each Lender, the Administrative Agent, the Collateral Agent, each Joint Lead Arranger, the Joint Bookrunners, the Syndication Agent, each Letter of Credit Issuer and their respective Related Parties (without duplication) (the “Indemnified Parties”) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind or nature whatsoever (including, but not limited to, any action, claim, litigation, investigation, inquiry or other proceeding), including, taken as a whole, reasonable and

197 documented or invoiced out-of-pocket fees, reasonable expenses, disbursements and other charges of one firm of counsel for all Indemnified Parties, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnified Party affected by such conflict notifies the Borrower of any existence of such conflict and in connection with the investigating or defending any of the foregoing (including the reasonable fees) has retained its own counsel, of another firm of counsel for such affected Indemnified Party), and to the extent required, one firm or local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) of any such Indemnified Party arising out of or relating to any action, claim, litigation, investigation or other proceeding (including any inquiry or investigation of the foregoing) (regardless of whether such Indemnified Party is a party thereto or whether or not such action, claim, litigation or proceeding was brought by the Borrower, its equity holders, affiliates or creditors or any other third person), arising out of, or with respect to the Transactions or to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents or the use of the proceeds of the Loans or Letters of Credit, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or any actual or alleged presence of or Release of Hazardous Materials applicable to the Borrower, any of its Subsidiaries or any of the Real Property (all the foregoing in this clause (iii), collectively, the “indemnified liabilities”); provided that the Borrower shall have no obligation hereunder to any Indemnified Party with respect to indemnified liabilities arising from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Party or any of its Related Parties as determined in a final and nonappealable judgment as determined by a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnified Party or any of its Related Parties under the terms of this Agreement by such Indemnified Party or any of its Related Parties as determined in a final and non-appealable judgment as determined by a court of competent jurisdiction, (iii) in addition to clause (ii) above, in the case of any action, claim, litigation, investigation, inquiry or other proceeding initiated by the Borrower against the relevant Indemnified Party, solely from a breach of the obligations of such Indemnified Party or its Related Parties under the terms of this Agreement as determined in a final and non-appealable judgment by a court of competent jurisdiction, or (iv) any proceeding between and among Indemnified Parties that does not involve an act or omission by the direct parent of the Borrower, the Borrower or its Restricted Subsidiaries; provided that the Administrative Agent, the Collateral Agent, the Letter of Credit Issuers, the Swingline Lenders, the Joint Lead Arrangers, the Joint Bookrunners and the Syndication Agent to the extent acting in their capacity as such, shall remain indemnified in respect of such proceeding, to the extent that none of the exceptions set forth in clause (i), (ii), (iii) or (iv) of the immediately preceding proviso applies to such person at such time. All amounts payable under this Section 13.5(a) shall be paid within 10 Business Days after receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. (b) No Credit Party nor any Indemnified Party shall have any liability for any punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Effective Date); provided that, nothing in this Section 13.5(b) shall limit any Credit Party’s indemnity obligations to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which an Indemnified Party is

198 entitled to indemnification thereunder. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Indemnified Party or any of its Related Parties. 13.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Letter of Credit Issuer that issues any Letter of Credit), except that (i) except as set forth in Section 10.3(a), the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Letter of Credit Issuer that issues any Letter of Credit), Participants (to the extent provided in Section 13.6(d)) and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) (i) Subject to the conditions set forth in paragraph 13.6(b)(ii), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Borrower; provided that no consent of the Borrower shall be required (x) for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund (unless increased costs would result therefrom), (y) for an assignment of any Revolving Credit Loan or Additional/Replacement Revolving Credit Loan to a Revolving Credit Lender or an Additional/Replacement Revolving Credit Lender or (z) if an Event of Default under Section 11 has occurred and is continuing; provided, further, that the Borrower shall be deemed to have consented to any such assignment of a Term Loan unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; provided, further, that it shall be understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with Applicable Law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, and (B) the Administrative Agent and, in the case of Revolving Credit Commitments or Revolving Credit Loans, each Swingline Lender

199 and each Letter of Credit Issuer; provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or to any Purchasing Borrower Party or any Affiliated Lender. Notwithstanding the foregoing or anything to the contrary set forth herein, any assignment of any Loans to a Purchasing Borrower Party or any Affiliated Lender shall also be subject to the requirements of Section 13.6(g). (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of (i) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than, in the case of Revolving Credit Commitments or Revolving Credit Loans, Additional/Replacement Revolving Credit Commitments or Additional/Replacement Revolving Credit Loans, $5,000,000 or, in the case of Initial2025 TLA Commitments, Incremental Term Loan Commitments or Term Loans, $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default under Section 11 has occurred and is continuing; and provided, further, that contemporaneous assignments to a single assignee made by affiliated Lenders or related Approved Funds or by a single assignor to related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above; (B) subject to the terms of Section 13.7(c), the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance together with a processing fee of $3,500; provided that (x) a single processing fee of $3,500 will be payable for multiple assignments by Lenders permitted hereunder that comprise one transaction and are implemented substantially concurrently with one another and (y) the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing fee in the case of any assignment, including assignments effected pursuant to the provisions of Section 13.7; (D) the assignee, if it shall not be a Lender, shall deliver to the

200 Administrative Agent any tax form required by Section 5.4 and an administrative questionnaire in a form approved by the Administrative Agent in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and Applicable Laws, including Federal and state securities laws; and (E) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (E) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches of Loans (if any) on a non-pro rata basis. Notwithstanding the foregoing or anything to the contrary set forth herein (i) any assignment of any Loans or Commitments to an Affiliated Lender shall also be subject to the requirements set forth in Section 13.6(g) and (ii) no natural person may be an assignee or Participant with respect to any Loans or Commitments. (iii) Subject to acceptance and recording thereof pursuant to Section 13.6(b)(vi), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and subject to the requirements of Sections 2.10, 2.11, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.6(d). (iv) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Initial2025 TLA Commitment, Incremental Term Loan Commitment, Revolving Credit Commitment and Additional/Replacement Revolving Credit Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (B) except as set forth in (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the

201 Borrower or any Subsidiary or the performance or observance by Holdings, the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (D) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 8.9 or delivered pursuant to Section 9.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (E) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (v) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (and interest thereon) and any payment made by any Letter of Credit Issuer under any Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuers and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by (x) the Borrower, the Letter of Credit Issuers and the Collateral Agent and (y) any Lender, at any reasonable time and from time to time upon reasonable prior notice. (vi) Upon its receipt of and, if required, consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire and any tax form required by Section 5.4 (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by Section 13.6(b), the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this paragraph. (c) Notwithstanding any provision to the contrary, any Lender may assign to

202 one or more wholly owned special purpose funding vehicles (each, an “SPV”) all or any portion of its funded Loans (without the corresponding Commitment), without the consent of any Person or the payment of a fee, by execution of a written assignment agreement in a form agreed to by such assigning Lender and such SPV, and may grant any such SPV the option, in such SPV’s sole discretion, to provide the Borrower all or any part of any Loans that such assigning Lender would otherwise be obligated to make pursuant to this Agreement. Such SPVs shall have all the rights which a Lender making or holding such Loans would have under this Agreement, but no obligations. Any such assigning Lender shall remain liable for all its original obligations under this Agreement, including its Commitment (although the unused portion thereof shall be reduced by the principal amount of any Loans held by an SPV). Notwithstanding such assignment, the Administrative Agent and the Borrower may deliver notices to such assigning Lender (as agent for the SPV) and not separately to the SPV unless the Administrative Agent and the Borrower are requested in writing by the SPV to deliver such notices separately to it. Notwithstanding anything herein to the contrary, (i) neither the grant to the SPV nor the exercise by any SPV of such option will increase the costs or expenses or otherwise change the obligations of the Borrower under this Agreement and the other Credit Documents, except, in the case of Section 2.10, 2.11, 3.5 or 5.4, where (A) the increase or change results from a change in any Applicable Law after the SPV becomes an SPV and the assigning Lender notifies the Borrower in writing of such increase or change no later than 90 days after such change in Applicable Law becomes effective or (B) the grant was made with the Borrower’s prior written consent, (ii) the assigning Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document and the receipt of any notices provided by the Administrative Agent and the Borrower (as agent for the SPV) remain the Lender of record hereunder and (iii) no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the assigning Lender). The Borrower shall, at the request of any such assigning Lender, execute and deliver to such Person as such assigning Lender may designate, a promissory note, substantially in the form of Exhibit H-1, H-2, H-3 or H-4, as applicable (each, a “Note”), in the amount of such assigning Lender’s original Note to evidence the Loans of such assigning Lender and related SPV. (d) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuers or the Swingline Lenders, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender shall, at the Borrower's request and expense, use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 13.7 with respect to any Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 13.1 that affects

203 such Participant. Subject to paragraph (d)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits (and subject to the requirements) of Sections 2.10, 2.11, 5.4 and 13.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender. (ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (A) the entitlement to a greater payment resulted from a change in any Applicable Law after the Participant became a Participant and the participating Lender notifies the Borrower in writing of such entitlement to a greater payment no later than 90 days after such change in Applicable Law becomes effective or (B) the sale of the participation to such Participant is made with the Borrower’s prior written consent. Each Lender having sold a participation in any of its Obligations, acting as a non-fiduciary agent of the Borrower solely for this purpose, shall establish and maintain at its address a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such Participant (and each change thereto, whether by assignment or otherwise) and (B) the rights, interest or obligation of each such Participant in any Obligation, in any Commitment and in any right to receive any interest or principal payment hereunder (the “Participant Register”). Each Lender, acting as a non-fiduciary agent of the Borrower, shall maintain a register of principal, interest and other amounts owing to its Participants. The parties shall treat the Person listed in the Participant Register as the Participant for all purposes of this Agreement notwithstanding notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Credit Event or other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that any such Commitment, Credit Event or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Any Lender may, without the consent of the Borrower, the Collateral Agent or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a Note substantially in the form of Exhibit H-1, H-2, H-3 or H-4, as the case may be, evidencing the Term Loans, Revolving Credit Loans, Incremental Term Loans and Additional/Replacement Revolving Credit

204 Loans and Swingline Loans, respectively, owing to such Lender. (f) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement. (g) (i) Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to any Purchasing Borrower Party or any Affiliated Lender in accordance with Section 13.6(b) (which assignment, if to a Purchasing Borrower Party, will not constitute a prepayment of Loans for any purposes of this Agreement and the other Credit Documents); provided that: (A) with respect to any assignment to a Purchasing Borrower Party, no Event of Default has occurred or is continuing or would result therefrom; (B) any Purchasing Borrower Party shall offer to all Lenders of any Class of Term Loans to buy the Term Loans within such Class on a pro rata basis based on the then outstanding principal amount of all Term Loans of such Class, pursuant to procedures to be reasonably agreed between the Administrative Agent and the Borrower; (C) the assigning Lender and Purchasing Borrower Party or Non-Debt Fund Affiliate purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit K hereto (an “Affiliated Lender Assignment and Acceptance”) in lieu of an Assignment and Acceptance; (D) for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Credit Commitments, Revolving Credit Loans, Additional/Replacement Revolving Credit Loans or Additional/Replacement Revolving Credit Commitments to any Purchasing Borrower Party or any Affiliated Lender; (E) any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder (it being understood that any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Consolidated Net Income and Consolidated EBITDA); (F) no Purchasing Borrower Party may use the proceeds from

205 Revolving Credit Loans or Swingline Loans or Additional/Replacement Revolving Credit Loans to purchase any Term Loans; (G) no Term Loan may be assigned to a Non-Debt Fund Affiliate or a Purchasing Borrower Party pursuant to this Section 13.6(g), if after giving effect to such assignment, Non-Debt Fund Affiliates and Purchasing Borrower Parties in the aggregate would own in excess of 25% of the Term Loans of any Class then outstanding (determined as of the time of such purchase); (H) any purchases (or assignments) of Loans by a Purchasing Borrower Party or a Non-Debt Fund Affiliate made through “dutch auctions” shall (i) be conducted pursuant to procedures to be established by the Administrative Agent that are consistent with this 13.6(g)(i) and are otherwise reasonably acceptable to the Borrower and (ii) require that such Person (A) make a customary representation to all assigning or assignee Lenders, as applicable, that it does not possess material non-public information with respect to the Borrower and its Subsidiaries that either (1) has not been disclosed to the Lenders generally (other than Lenders that have elected not to receive such information) or (2) if not disclosed to the Lenders, could reasonably be expected to have a material effect on, or otherwise be material to (a) a Lender’s decision to participate in any such “dutch auction” or (b) the market price of the Loans (for the avoidance of doubt, no such representation will be required in the case of open market purchases by any Purchasing Borrower Party or any such Non-Debt Fund Affiliate, which may possess such non-material non-public information) and (B) clearly identify itself as a Purchasing Borrower Party or a Non-Debt Fund Affiliate, as the case may be, in any assignment and assumption agreement executed in connection with such purchases or assignments; (I) Neither the Administrative Agent nor any Joint Lead Arranger will have any obligation to participate in, arrange, sell or otherwise facilitate, and will have no liability in connection with, any open market purchases (or assignments) of Loans by any Purchasing Borrower Party. (ii) Notwithstanding anything to the contrary in this Agreement, no Non-Debt Fund Affiliate or a Purchasing Borrower Party shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Credit Parties are not invited, (B) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Credit Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Sections 2.1, 3.1, 4.1 and 5.1 of this Agreement), or (C) make or bring (or participate in, other

206 than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Credit Documents, except to the extent such claim arises from the gross negligence, bad faith or willful misconduct of the Administrative Agent, the Collateral Agent or any other Lender as determined by a court of competent jurisdiction in a final and non-appealable decision. (iii) By its acquisition of Term Loans, a Non-Debt Fund Affiliate shall be deemed to have acknowledged and agreed that, if any Credit Party shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Law: (A) each such Non-Debt Fund Affiliate shall not take any step or action (whether directly or indirectly) in such proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party to which the Administrative Agent has consented with respect to any disposition of assets by the Borrower or any equity or debt financing to be made to the Borrower), including, without limitation, the filing of any pleading by the Administrative Agent) in (or with respect to any matters related to) the proceeding so long as the Administrative Agent is not taking any action to treat such Non-Debt Fund Affiliate’s Loans in a manner that is less favorable to such Non-Debt Fund Affiliate in any material respect than the proposed treatment of similar Obligations held by other Lenders (including, without limitation, objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization); and (B) each Non-Debt Fund Affiliate shall not have the right to vote in accordance with its discretion, but shall be deemed to have voted in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Non-Debt Fund Affiliate that have purchased Term Loans, except to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by such Non-Debt Fund Affiliate in a manner that is less favorable to such Non-Debt Fund Affiliate in any material respect than the proposed treatment of similar Obligations held by other Lenders. For the avoidance of doubt, except to the extent that any plan under the Bankruptcy Code proposes to treat the Obligations held by any such Non-Debt Fund Affiliate in a manner that is less favorable to such Non-Debt Fund Affiliate in any material respect than the proposed treatment of similar Obligations held by other Lenders, the Administrative Agent is hereby irrevocably authorized and empowered (in the name of such Non-Debt Fund Affiliate) to vote on behalf of such Non-Debt Fund Affiliate or consent on behalf of such Non-Debt Fund Affiliate in any such proceedings with respect to any and all claims of such Non-Debt Fund Affiliate relating to the Obligations. Each Non-Debt Fund Affiliate

207 acknowledges that the foregoing constitutes an irrevocable proxy in favor of the Administrative Agent to vote or consent on behalf of such Non-Debt Fund Affiliate in any proceeding in the manner set forth above and that such Non-Debt Fund Affiliate shall be irrevocably bound to any such votes made or consents given and further shall not challenge or otherwise object to such votes or consents and shall not itself vote or provide consents in the proceeding. (h) Notwithstanding anything in Section 13.1 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders or any other requisite Class vote required by this Agreement have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party therefrom, (ii) otherwise acted on any matter related to any Credit Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, (A) all Term Loans held by any Non-Debt Fund Affiliate or a Purchasing Borrower Party shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders (or requisite vote of any Class of Lenders) have taken any actions and (B) the aggregate amount of Term Loans held by Debt Fund Affiliates will be excluded to the extent in excess of 50% of the amount required to constitute “Required Lenders” (any such excess amount shall be deemed to be not outstanding on a pro rata basis among all Debt Fund Affiliates). (i) Upon any contribution of Term Loans to the Borrower or any Restricted Subsidiary and upon any purchase of Term Loans by a Purchasing Borrower Party (A) the aggregate principal amount (calculated on the face amount thereof) of such Term Loans shall automatically be cancelled and retired by the Borrower on the date of such contribution or purchase (and, if requested by the Administrative Agent, with respect to a contribution of Term Loans, any applicable contributing Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in such Loans to the Borrower for immediate cancellation) and (B) the Administrative Agent shall record such cancellation or retirement in the Register. (j) The Borrower shall maintain at its offices a copy of each Assignment and Acceptance delivered to it by any Non-Debt Fund Affiliate (the “Affiliated Lender Register”). Each Non-Debt Fund Affiliate shall advise the Borrower and the Administrative Agent in writing of (i) any proposed disposition of Term Loans by such Lender. Additionally, if any Lender becomes a Non-Debt Fund Affiliate at a time that such Lender holds any Term Loans, such Lender shall promptly advise the Borrower and the Administrative Agent that such Lender is a Non-Debt Fund Affiliate. Copies of the Affiliated Lender Register shall be provided to the Administrative Agent and the Non-Debt Fund Affiliate upon request. Notwithstanding the foregoing if at any time (if applicable, after giving effect to any proposed assignment to a Non-Debt Fund Affiliate), all Non-Debt Fund Affiliates own or would, in the aggregate own more than 25% of the principal amount of all any Class of Term Loans then outstanding (i) any proposed pending assignment to a Non-Debt Fund Affiliate that would cause such threshold to be exceeded shall not become effective or be recorded in the Affiliated Lender Register, (ii) in

208 the event that a Non-Debt Fund Affiliate has acquired any Term Loans pursuant to an assignment which was not recorded in the Affiliated Lender Register, the assignment of such Term Loans shall be null and void ab initio and (iii) if such threshold is exceeded solely as a result of a Lender becoming a Non-Debt Fund Affiliate after it has acquired Term Loans, such Non-Debt Fund Affiliate shall assign sufficient Term Loans of such Class so that Non-Debt Fund Affiliates in the aggregate own less than 25% of the aggregate principal amount of Term Loans of such Class then outstanding. The Administrative Agent may conclusively rely upon the Affiliated Lender Register in connection with any amendment or waiver hereunder and shall not have any responsibility for monitoring any acquisition or disposition of Term Loans by any Non-Debt Fund Affiliate or for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender. 13.7 Replacements of Lenders under Certain Circumstances. (a) The Borrower, at its sole expense, shall be permitted to replace any Lender (or any Participant) that (a) requests reimbursement for amounts owing pursuant to Section 2.10, 2.11, 3.5 or 5.4, (b) is affected in the manner described in Section 2.10(a)(ii) and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank, financial institution or other investor that is an Eligible Assignee; provided, that (i) such replacement does not conflict with any Applicable Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank, financial institution or other investor that is an Eligible Assignee shall purchase, at par) all Loans and pay all other amounts (other than any disputed amounts) owing to such replaced Lender hereunder (including, for the avoidance of doubt, pursuant to Section 2.10, 2.11, 3.5 or 5.4, as the case may be) and under the other Credit Documents prior to the date of replacement of such Lender, (iv) the replacement bank, financial institution or other investor, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender or that the replaced Lender shall have against the Borrower and the other parties for indemnity, contribution, payment of disputed and other unpaid amounts and otherwise. (b) If any Lender (such Lender a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination, which pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then, provided no Event of Default has occurred and is continuing, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its own cost and expense to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and Commitments to one or more Eligible Assignees reasonably acceptable to the Administrative Agent, provided that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full (including any applicable premium under Section 5.1(b)) to such Non-Consenting Lender concurrently with such assignment, (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, (iii) the replacement Lender shall consent to the proposed amendment, waiver, discharge or termination and (iv) all Lenders (except all Non-Consenting

209 Lenders which are simultaneously replaced) have consented to such proposed amendment, waiver, discharge or termination. In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6. (c) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto. 13.8 Adjustments; Set-off. (a) Except as otherwise set forth herein, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the principal amount of any of its Revolving Credit Loans, Term Loans, Additional/Replacement Revolving Credit Loans and/or the participations in letter of credit obligations or swingline loans held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), resulting in such Lender receiving payment of a greater proportion of the aggregate amount at the Revolving Credit Loans, Term Loans, Additional/Replacement Revolving Credit Loans and/or participations in letter of credit obligations or swingline loans and accrued interest thereon than the proportion received by any other Lender that is entitled thereto, such Benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Revolving Credit Loans, Term Loans, Additional/Replacement Revolving Credit Loans and/or participations in letter of credit obligations or swingline loans, as applicable, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Revolving Credit Loans, Term Loans, Additional/Replacement Revolving Credit Loans and/or participations in letter of credit obligations or swingline loans, as applicable and other amounts owing them; provided that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Holdings, the Borrower or any other Credit Party pursuant to and in accordance with the express terms of this Agreement and the other Credit Documents, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in a Letter of Credit Borrowing or Swingline Loans to any assignee or participant or (z) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Margin (or other pricing term, including any fee, discount or premium) in respect of Loans or Commitments of Lenders that have consented to any such extension. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

210 (b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender, Swingline Lender and Letter of Credit Issuer shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by Applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or Affiliate thereof to or for the credit or the account of the Borrower, as the case may be; provided, that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Swingline Lenders, the Letter of Credit Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Lender, Swingline Lender and Letter of Credit Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. Notwithstanding anything in this Section 13.8(b) to the contrary, no Lender nor Swingline Lender or Letter of Credit Issuer will exercise, or attempt to exercise, any right of set-off, banker’s lien or the like against any deposit account or property of the Borrower or any other credit party held or maintained by such Lender, Swingline Lender or Letter of Credit Issuer, as applicable, in each case to the extent the deposits or other proceeds of such exercise, or attempt to exercise, any right of set-off, banker’s lien or the like are, or are intended to be or are otherwise are held out to be applied to the Obligations hereunder or otherwise secured by the Collateral, without the prior written consent of the Administrative Agent or Collateral Agent. 13.9 Counterparts; Electronic Signatures. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e., a “pdf” or “tif”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 13.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form

211 (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Credit Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Credit Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Credit Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record) and (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Credit Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto. 13.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 13.11 Integration. This Agreement and the other Credit Documents represent the agreement of Holdings, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent, the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents. 13.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE

212 OF NEW YORK. 13.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, New York County, located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, located in the Borough of Manhattan and appellate courts from any thereof; (b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its respective address set forth in Section 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; (d) agrees that nothing herein shall affect the right of the Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any other Secured Party to sue in any other jurisdiction; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages. 13.14 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Collateral Agent and each Joint Lead Arranger are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent and each Joint Lead Arranger, on the other hand, (ii) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b) (i) each of the Administrative Agent, the Collateral Agent and each Joint Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in

213 writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, the Collateral Agent nor any Joint Lead Arranger has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) the Administrative Agent, the Collateral Agent and each Joint Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the Administrative Agent, the Collateral Agent or the Joint Lead Arrangers has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby agrees that it will not make any claims against the Administrative Agent, the Collateral Agent or the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated here. 13.15 WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LETTER OF CREDIT ISSUERS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. 13.16 Confidentiality(a) . Each Agent, Letter of Credit Issuer and Lender shall hold all non-public information furnished by or on behalf of Holdings and the Borrower and their Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, such Agent or such Letter of Credit Issuer pursuant to the requirements of this Agreement (“Confidential Information”) confidential in accordance with its customary procedure for handling confidential information of this nature and, in the case of a Lender that is a bank, in accordance with safe and sound banking practices and in any event may make disclosure (a) as required or requested by any Governmental Authority or representative thereof or regulatory authority having jurisdiction over it (including any self-regulatory authority or representative thereof) or pursuant to legal process, (b) to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; provided that, in the case of each of clauses (i) and (ii), the relevant Person is advised of and agrees to be bound by the provisions of this Section 13.16 or other provisions at least as restrictive as this Section 13.16, (c) to such Lender’s or such Agent’s or such Letter of Credit Issuer’s trustees, attorneys, professional advisors or independent auditors, Related Parties, agents or Affiliates, in each case who need to know such information in connection with the administration of the Credit Documents and are informed of the confidential nature of such information, (d) with the consent of the Borrower, (e) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 13.16 or (ii) becomes available to any Agent, any Lender, any Letter of Credit Issuer or any of their respective Affiliates on a

214 nonconfidential basis from a source that is not subject to these confidentiality provisions; provided that unless specifically prohibited by Applicable Law or court order, each Lender, each Agent and each Letter of Credit Issuer shall notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender, such Agent or such Letter of Credit Issuer by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, (f) to any rating agency when required or reasonably requested by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any information relating to Credit Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization, (g) to market data collectors, similar service providers to the lending industry and service providers to any Agent, any Letter of Credit Issuer or any Lender in connection with the administration of this Agreement, the other Credit Documents, and the Commitments; provided that such Person is informed of the confidential nature of such information and has agreed to keep such information confidential on terms no less restrictive than the provisions of this Section 13.16 and (h) in connection with the exercise of any remedies hereunder, under any other Credit Document or the enforcement of its rights hereunder or thereunder; provided, that in no event shall any Lender, any Agent or any Letter of Credit Issuer be obligated or required to return any materials furnished by Holdings, the Borrower or any Subsidiary of the Borrower. Each Lender, each Agent and each Letter of Credit Issuer agrees that it will not provide to prospective Transferees, pledgees referred to in Section 13.6(e) or to prospective direct or indirect contractual counterparties under Hedging Agreements to be entered into in connection with Loans made hereunder any of the Confidential Information unless such Person is advised of and agrees to be bound by the provisions of this Section 13.16. The confidentiality provisions contained herein shall not prohibit disclosures to any trustee, administrator, collateral manager, servicer, backup servicer, lender, rating agency or secured party of any SPV in connection with the evaluation, administration, servicing of, or the reporting on, the assets or securitization activities of such SPV; provided that any such Person is advised of and agrees to be bound by the provisions of this Section 13.16. For the avoidance of doubt, nothing in this section shall prohibit any person from voluntarily disclosing or providing any information within the scope of this section to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this section shall be prohibited by the laws or regulations applicable to such Regulatory Authority. 13.17 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation. 13.18 Legend. Term Loans may be issued with original issue discount (“OID”) for U.S. Federal income tax purposes. The issue price, amount of OID, issue date and yield to maturity of such Term Loans may be obtained by writing to the Administrative Agent at the address set forth in Section 13.2. 13.19 Release of Collateral and Guarantee Obligations; Subordination of

215 Liens. (a) The Lenders hereby irrevocably agree that any Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the sale, transfer or other disposition of such Collateral (including as part of or in connection with any other sale, transfer or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale, transfer or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party by a Person that is not a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee (in accordance with the second succeeding sentence and Section 25 of the Guarantee), (vi) as required by the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents and (vii) to the extent such Collateral otherwise becomes Excluded Capital Stock or Excluded Property (as defined in the Security Agreement). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary, or otherwise becoming an Excluded Subsidiary, or, in the case of a Previous Holdings, in accordance with the conditions set forth in the definition of Holdings. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated. (b) Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than (i) Hedging Obligations in respect of any Secured Hedging Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) any contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not Cash Collateralized or back-stopped, upon request of the Borrower, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document, whether or not on the date of such release there may be any (i) Hedging Obligations in respect of any Secured Hedging Agreements, (ii) Cash Management Obligations in respect of any Secured Cash

216 Management Agreements and (iii) any contingent or indemnification obligations not then due. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. (c) Notwithstanding anything to the contrary contained herein or in any other Credit Document, upon request of the Borrower in connection with any Liens permitted by the Credit Documents, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien permitted under Sections 10.2(c), (e) (solely as it relates to clauses (c), (f) and (t) of Section 10.2), (f), (i)(ii), (j), (k), (l), (m), (o), (p), (t), (u), (v), (w), (y) and clauses (b), (d), (e), (f), (g), (i) and (o) of the definition of “Permitted Liens.” (d) Notwithstanding the foregoing or anything in the Credit Documents to the contrary, at the direction of the Required Lenders, the Administrative Agent may, in exercising remedies, take any and all necessary and appropriate action to effectuate a credit bid of all Loans (or any lesser amount thereof) for the Borrower’s assets in a bankruptcy, foreclosure or other similar proceeding, forbear from exercising remedies upon an Event of Default, or in a bankruptcy proceeding, enter into a settlement agreement on behalf of all Lenders. 13.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it

217 in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. 13.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender hereunder shall in no event affect the rights of any Covered Party under a Supported QFC or any QFC Credit Support. [SIGNATURE PAGES FOLLOW]

SCHEDULE 1.1(a) COMMITMENTS OF INCREMENTAL TERM LOAN A LENDERS [ON FILE WITH THE ADMINISTRATIVE AGENT]